Exhibit 99.1

Item 6. Selected Financial Data

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

For the years ended December 31, 2010, 2009, 2008, 2007 and 2006

(Amounts in thousands, except per share amounts)

	2010	2009	2008	2007	2006
Net investment properties	$5,686,473	$6,103,782	$6,631,506	$6,727,154	$6,873,144
Total assets	$6,386,836	$6,928,365	$7,606,664	$8,305,831	$8,328,274
Mortgages and notes payable	$3,602,890	$4,003,985	$4,402,602	$4,271,160	$4,313,223
Total liabilities	$4,090,244	$4,482,119	$5,011,276	$4,685,539	$4,684,935
Common stock and additional paid-in-capital	$4,383,758	$4,350,966	$4,313,640	$4,387,188	$3,997,044
Total shareholders' equity	$2,294,902	$2,441,550	$2,572,348	$3,598,765	$3,508,564
Total revenues	$645,372	$662,892	$705,510	$693,542	$644,130
(Loss) income from continuing operations	$(104,489)	$(132,410)	$(658,958)	$107	$24,661
Income (loss) from discontinued operations	$9,782	$17,001	$(24,255)	$42,927	$5,307
Net (loss) income	$(94,707)	$(115,409)	$(683,213)	$43,034	$29,968
Net (income) loss attributable to noncontrolling interests	$(1,136)	$3,074	$(514)	$(1,365)	$1,975
Net (loss) income attributable to Company shareholders	$(95,843)	$(112,335)	$(683,727)	$41,669	$31,943
(Loss) earnings per common share-basic and diluted:
Continuing operations	$(0.22)	$(0.27)	$(1.37)	$-	$0.06
Discontinued operations	0.02	0.04	(0.05)	0.09	0.01
Net (loss) earnings per share attributable to Company shareholders (a)	$(0.20)	$(0.23)	$(1.42)	$0.09	$0.07
Distributions declared (b)	$94,579	$75,040	$308,798	$292,615	$283,903
Distributions declared per common share (a)	$0.20	$0.16	$0.64	$0.64	$0.64
Funds from operations (c)	$135,170	$141,844	$(349,401)	$287,601	$286,398
Cash flows provided by operating activities (b)	$184,072	$249,837	$309,351	$318,641	$296,578
Cash flows provided by (used in) investing activities	$154,400	$193,706	$(178,555)	$(511,676)	$(536,257)
Cash flows (used in) provided by financing activities	$(321,747)	$(438,806)	$(126,989)	$82,644	$168,583
Weighted average number of common shares outstanding-basic and diluted	483,743	480,310	481,442	454,287	441,816

The selected financial data above should be read in conjunction with the consolidated financial statements and related notes appearing elsewhere in this report.  Previously reported selected financial data reflects certain reclassifications to income from discontinued operations as a result of the sales of investment properties in 2010 and the three months ended March 31, 2011.  In addition, on January 1, 2009, we adopted new guidance on noncontrolling interests that required retrospective application, in which all periods presented reflect the necessary changes.

(a)

The net (loss) income and distributions declared per common share are based upon the weighted average number of common shares outstanding.  The $0.20 per share distribution declared for the year ended December 31, 2010 represented 70% of our FFO for the period.  Our distribution of current and accumulated earnings and profits for federal income tax purposes are taxable to shareholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the shareholders’ basis in the shares to the extent thereof (a return of capital) and thereafter as taxable gain.  The distributions in excess of earnings and profits will have the effect of deferring taxation on the amount of the distribution until the sale of the shareholders’ shares.  For the year ended December 31, 2010, 100% of the $83,385 tax basis distribution in 2010 represented a return of capital.  In order to maintain our qualification as a REIT, we must make annual distributions to shareholders of at least 90% of our REIT taxable income.  REIT taxable income does not include capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)

The following table compares cash flows provided by operating activities to distributions declared:

	2010	2009	2008	2007	2006
Cash flows provided by operating activities	$184,072	$249,837	$309,351	$318,641	$296,578
Distributions declared	94,579	75,040	308,798	292,615	283,903
Excess	$89,493	$174,797	$553	$26,026	$12,675

(c)

One of our objectives is to provide cash distributions to our shareholders from cash generated by our operations. Cash generated from operations is not equivalent to our (loss) income from continuing operations as determined under GAAP.  Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as FFO. We believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. As defined by NAREIT, FFO means net (loss) income computed in accordance with GAAP, excluding gains (or losses) from sales of investment properties, plus depreciation and amortization on investment properties including adjustments for unconsolidated joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

FFO is calculated as follows:

	2010	2009	2008	2007	2006
Net (loss) income attributable to Company shareholders	$(95,843)	$(112,335)	$(683,727)	$41,669	$31,943
Add:
Depreciation and amortization	267,500	279,361	337,070	280,688	260,042
Less:
Gain on sales of investment properties	(24,465)	(21,545)	-	(31,313)	-
Noncontrolling interests share of depreciation
related to consolidated joint ventures	(12,022)	(3,637)	(2,744)	(3,443)	(5,587)
Funds from operations	$135,170	$141,844	$(349,401)	$287,601	$286,398

Depreciation and amortization related to investment properties for purposes of calculating FFO includes loss on lease terminations, which encompasses the write-off of tenant related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.  Total loss on lease terminations for the years ended December 31, 2010, 2009 and 2008 were $13,826, $13,735 and $67,092, respectively.

Item 7.  Management's Discussion and Analysis of Financial Condition and Results of Operations

Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Business” and elsewhere in this report may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act).  Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “focus,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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general economic, business and financial conditions, and changes in our industry and changes in the real estate markets in particular;

•

adverse economic and other developments in the Dallas-Fort Worth-Arlington area, where we have a high concentration of properties;

•

general volatility of the capital and credit markets;

•

changes in our business strategy;

•

defaults on, early terminations of or non-renewal of leases by tenants;

•

bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•

increased interest rates and operating costs;

•

declining real estate valuations and impairment charges;

•

availability, terms and deployment of capital;

•

our failure to obtain necessary outside financing;

•

our expected leverage;

•

decreased rental rates or increased vacancy rates;

•

our failure to generate sufficient cash flows to service our outstanding indebtedness;

•

difficulties in identifying properties to acquire and completing acquisitions;

•

risks of real estate acquisitions, dispositions and redevelopment, including the cost of construction delays and cost overruns;

•

our failure to successfully operate acquired properties and operations;

•

our projected operating results;

•

our ability to manage our growth effectively;

•

our failure to successfully redevelop properties;

•

estimates relating to our ability to make distributions to our shareholders in the future;

•

impact of changes in governmental regulations, tax law and rates and similar matters;

•

our failure to qualify as a REIT;

•

future terrorist attacks in the U.S.;

•

environmental uncertainties and risks related to natural disasters;

•

lack or insufficient amounts of insurance;

•

financial market fluctuations;

•

availability of and our ability to attract and retain qualified personnel;

•

retention of our senior management team;

•

our understanding of our competition;

•

changes in real estate and zoning laws and increases in real property tax rates; and

•

our ability to comply with the laws, rules and regulations applicable to companies.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.  Readers should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of our Annual Report on Form 10-K, except as required by applicable law.

The following discussion and analysis compares the year ended December 31, 2010 to the years ended December 31, 2009 and 2008, and should be read in conjunction with our consolidated financial statements and the related notes included in this report.

Executive Summary

We are a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers and single-user retail properties. We are one of the largest owners and operators of shopping centers in the United States. As of December 31, 2010, our retail operating portfolio consisted of 266 properties with approximately 35,766,000 square feet of GLA was geographically diversified across 37 states and includes power centers, community centers, neighborhood centers and lifestyle centers, as well as single-user retail properties. Our retail properties are primarily located in strong retail districts within densely populated areas in highly visible locations with convenient access to interstates and major thoroughfares. Our retail properties are recently constructed, with a weighted average age, based on ABR of only approximately 9.7 years since the initial construction or most recent major renovation. As of December 31, 2010, our retail operating portfolio was 88.7% leased, including leases signed but not commenced. In addition to our retail operating portfolio, as of December 31, 2010, we also held interests in 18 other operating properties, including 12 office properties and six industrial properties, 19 retail operating properties held by three unconsolidated joint ventures and eight retail properties under development.  The following summarizes our consolidated operating portfolio as of December 31, 2010:

Description	Number of Properties	GLA (in thousands)	Percent Leased	Percent Leased and Leases Signed (a)
Retail
Wholly-owned	211	29,224	86.0%	87.9%
Joint venture	55	6,542	90.4%	92.5%

Total retail	266	35,766	86.8%	88.7%
Office/Industrial
Wholly-owned	18	6,725	98.3%	98.3%
Total Consolidated Operating Portfolio	284	42,491	88.6%	90.2%

(a) Includes leases signed but not commenced.

Our shopping centers are primarily anchored or shadow anchored by strong national and regional grocers, discount retailers and other retailers that provide basic household goods or clothing, including Target, TJX Companies, PetSmart, Best Buy, Bed Bath and Beyond, Home Depot, Kohl’s, Wal-Mart, Publix and Lowe’s.  As of December 31, 2010, over 90% of our shopping centers, based on GLA, were anchored or shadow anchored by a grocer, discount department store, wholesale club or retailers that sell basic household goods or clothing. Overall, we have a broad and highly diversified retail tenant base that includes approximately 1,600 tenants with no one tenant representing more than 3.2% of the total ABR generated from our retail operating properties, or our retail ABR.

We are encouraged by the leasing activity we have achieved during 2010.  Due in large part to the downturn in the economy, we previously had approximately 3,245,000 square feet of retail space become available due to the bankruptcies of Mervyns, Linens ‘n Things and Circuit City in 2008.  As of December 31, 2010, approximately 154,000 square feet of this space has been sold and 1,767,000 square feet has been re-leased, with an additional 468,000 square feet of this space with active letters of intent or in various stages of lease negotiations, for a total of approximately 73.6% of the space being addressed.  During the year ended December 31, 2010, we signed 531 new and renewal leases for a total of approximately 4,164,000 square feet.  As we continue to sign new leases, rental rates have generally been below the previous rates and we have continued to see increased demands for rent abatement and capital investment, in the form of tenant improvements and leasing commissions, required from us.  However, as retail sales and the overall economy continue to improve, such rental spreads are stabilizing.

2010 Company Highlights

Asset Dispositions and Debt Transactions

In 2010, we focused on strengthening our balance sheet by deleveraging through asset dispositions and debt refinancing transactions.  Specifically, we:

•

sold eight operating properties aggregating 894,500 square feet for $104,635, resulting in net proceeds of $21,024 and debt extinguishment of $106,791;

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closed on partial sales of eight operating properties to our RioCan joint venture aggregating 1,146,200 square feet for $159,918, resulting in net proceeds of $48,616 and debt extinguishment of $97,888, and

•

obtained mortgages and notes payable proceeds of $737,890, made mortgages and notes payable repayments of $1,018,351 and received forgiveness of debt of $50,831.

We plan to continue to pursue opportunistic dispositions of non-retail properties and free standing, triple-net retail properties to continue to focus our portfolio on well located, high quality shopping centers.

Joint Ventures

We leverage our leasing and property management platform through the strategic formation, capitalization and management of joint ventures.  We partner with institutional capital providers to supplement our capital base in a manner accretive to our shareholders.  On May 20, 2010, we entered into definitive agreements to form a joint venture with a wholly-owned affiliate of RioCan and agreed to contribute eight shopping centers located in Texas to the joint venture. Under the terms of the agreements, RioCan contributed cash for an 80% interest in the venture and we contributed a 20% interest in the properties.  The joint venture acquired an 80% interest in the properties from us in exchange for cash, each of which was accounted for as a partial sale of real estate. As of December 31, 2010, our RioCan joint venture had acquired eight properties from us for a purchase price of $159,442, and had assumed from us mortgages payable on these properties totaling approximately $97,888.  In addition, we have received additional earnout proceeds of $476 during the year ended December 31, 2010.

Leasing Activity

During the year ended December 31, 2010, we signed 531 new and renewal leases for a total of approximately 4,164,000 square feet.  We are encouraged by the solid leasing activity we have achieved during 2010 and believe that our occupancy will continue to increase over time.

Distributions

We declared quarterly distributions totaling $0.20 per share during 2010.  We have increased the quarterly distribution rate for five consecutive quarters.

Economic Conditions and Outlook

Since bottoming in December 2009, the economy has evidenced consistent growth.  Economic growth, measured by gross domestic product, or GDP, was steady through the first three quarters of 2010, driven by improvement in consumer spending as well as an increase in private investment.  If GDP growth continues to improve, then the pace of the economic recovery that began in 2010 should continue to accelerate into 2011.

Recent growth in employment and consumer confidence also suggests that the U.S. economy is progressing.  Since December 2009, the economy has added more than 1,300,000 jobs in the private sector.  Further, real per capita disposable income growth, a key metric for the retail industry, increased 1.93% year-over-year in the third quarter, after a more modest 0.44% increase in 2009.

As employment and income growth accelerate, one might expect consumer confidence to increase accordingly, driving stronger retail sales growth.  Retail sales continued to recover in 2010, increasing at an average annual rate of 6.6% each month.  Furthermore, some consumers have shifted their behavior as a result of the recession, providing a boost to value-oriented grocers, discount retailers and other retailers that provide basic household goods or clothing.

Even as the economy recovered, retail construction activity, as measured by the value of construction put-in-place, remained very low through the first three quarters of 2010 because of high vacancy rates and a lack of available construction financing.  In the third quarter of 2010, the value of put-in-place construction totaled a seasonally adjusted annual rate of approximately $18,200,000, compared with fourth-quarter averages of approximately $43,700,000 between 2002 and 2008.

As job growth and higher confidence levels boost consumer demand, retail market conditions may begin to improve in 2011.  If demand rebounds, tenant competition for existing space is expected to increase because of the limited amount of new space becoming available.

Results of Operations

We believe that property net operating income (NOI) is a useful measure of our operating performance.  We define NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense).  Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

This measure provides an operating perspective not immediately apparent from GAAP operating income or net (loss) income.  We use NOI to evaluate our performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results.  However, NOI should only be used as an alternative measure of our financial performance.  For reference and as an aid in understanding our computation of NOI, a reconciliation of NOI to net (loss) income as computed in accordance with GAAP has been presented.

Comparison of the years ended December 31, 2010 to December 31, 2009

The table below presents operating information for our same store portfolio consisting of 282 operating properties acquired or placed in service prior to January 1, 2009, along with a reconciliation to net operating income.  The properties in the same store portfolios as described were owned for the years ended December 31, 2010 and 2009. The properties in “Other investment properties” include the properties that were partially sold to our RioCan joint venture during 2010, none of which qualified for discontinued operations accounting treatment.

	2010	2009	Impact	Percentage
Revenues:
Same store investment properties (282 properties):
Rental income	$483,207	$490,675	$(7,468)	(1.5)
Tenant recovery income	111,520	116,952	(5,432)	(4.6)
Other property income	16,131	18,713	(2,582)	(13.8)
Other investment properties:
Rental income	17,835	18,811	(976)	(5.2)
Tenant recovery income	3,660	5,039	(1,379)	(27.4)
Other property income	459	91	368	404.4
Expenses:
Same store investment properties (282 properties):
Property operating expenses	(98,369)	(110,230)	11,861	10.8
Real estate taxes	(82,907)	(89,073)	6,166	6.9
Other investment properties:
Property operating expenses	(3,980)	(4,660)	680	14.6
Real estate taxes	(3,064)	(4,124)	1,060	25.7
Property net operating income:
Same store investment properties	429,582	427,037	2,545	0.6
Other investment properties	14,910	15,157	(247)	(1.6)
Total net operating income	444,492	442,194	2,298	0.5
Other income (expense):
Straight-line rental income	7,595	8,010	(415)
Amortization of acquired above and below market lease intangibles	1,969	2,340	(371)
Straight-line ground rent expense	(4,109)	(3,987)	(122)
Straight-line bad debt expense	(124)	(3,693)	3,569
Insurance captive income	2,996	2,261	735
Depreciation and amortization	(246,088)	(248,141)	2,053
Provision for impairment of investment properties	(14,430)	(53,900)	39,470
Loss on lease terminations	(13,826)	(13,735)	(91)
Insurance captive expenses	(3,392)	(3,655)	263
General and administrative expenses	(18,119)	(21,191)	3,072
Dividend income	3,472	10,132	(6,660)
Interest income	740	1,483	(743)
Loss on partial sales of investment properties	(385)	-	(385)
Equity in income (loss) of unconsolidated joint ventures	2,025	(11,299)	13,324
Interest expense	(260,614)	(233,739)	(26,875)
Co-venture obligation expense	(7,167)	(597)	(6,570)
Recognized gain on marketable securities, net	4,007	18,039	(14,032)
Impairment of notes receivable	-	(17,322)	17,322
Gain on interest rate locks	-	3,989	(3,989)
Other expense	(3,531)	(9,599)	6,068
Loss from continuing operations	(104,489)	(132,410)	27,921	21.1
Discontinued operations:
Operating loss	(14,024)	(9,382)	(4,642)
Gain on sales of investment properties	23,806	26,383	(2,577)
Income from discontinued operations	9,782	17,001	(7,219)	(42.5)
Net loss	(94,707)	(115,409)	20,702	17.9
Net (income) loss attributable to noncontrolling interests	(1,136)	3,074	(4,210)	(137.0)
Net loss attributable to Company shareholders	$(95,843)	$(112,335)	$16,492	14.7

Total net operating income increased by $2,298, or 0.5%.  Total rental income, tenant recovery and other property income decreased by $17,469, or 2.7%, and total property operating expenses decreased by $19,767, or 9.5%, for the year ended December 31, 2010, as compared to December 31, 2009.

Rental income. Rental income decreased $7,468 or 1.5%, on a same store basis from $490,675 to $483,207. The same store decrease is primarily due to:

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an increase of $11,034 composed of $34,388 as a result of new tenant leases replacing former tenants partially offset by $23,354 from early terminations and natural expirations of certain tenant leases;

•

a decrease of $17,616 due to reduced rent as a result of co-tenancy provisions in certain leases, reduced percentage rent as a result of decreased tenant sales, and increased rent abatements as a result of efforts to increase occupancy.

Overall, rental income decreased $8,444, or 1.7%, from $509,486 to $501,042, primarily due to the same store portfolio described above, in addition to a decrease of $976 in other investment properties primarily due to:

•

a decrease of $1,795 due to the partial sale of eight investment properties to our RioCan joint venture during 2010, partially offset by

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an increase of $660 related to development properties placed into service subsequent to December 31, 2008.

Tenant recovery income.  Tenant recovery income decreased $5,432, or 4.6%, on a same store basis from $116,952 to $111,520, primarily due to:

•

a 9.2% decrease in common area maintenance recovery income, primarily due to reduced recoverable property operating expenses described below, and

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a 6.9% decrease in real estate tax recovery, primarily resulting from reduced real estate tax expense as described below.

Overall, tenant recovery income decreased $6,811, or 5.6%, from $121,991 to $115,180, primarily due to the decrease in the same store portfolio described above and a decrease in recovery income from properties partially sold to our RioCan joint venture.

Other property income.  Other property income decreased overall by $2,214, or 11.8%, due to decreases in termination fee income, parking revenue and direct recovery income.

Property operating expenses. Property operating expenses decreased $11,861, or 10.8%, on a same store basis from $110,230 to $98,369.  The same store decrease is primarily due to:

•

a decrease in bad debt expense of $3,832, and

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a decrease in certain non-recoverable and recoverable property operating expenses of $2,310 and $5,001, respectively, due to the continued efforts of management to contain costs.

Overall, property operating expenses decreased $12,541, or 10.9%, from $114,890 to $102,349, due to the decrease in the same store portfolio described above, in addition to a decrease in bad debt expense of $443 and a decrease in certain non-recoverable and recoverable property operating expenses of $194 and $137, respectively, in other investment properties.

Real estate taxes.  Real estate taxes decreased $6,166, or 6.9%, on a same store basis from $89,073 to $82,907.  This decrease is primarily due to:

•

a net decrease of $4,606 over 2009 real estate tax expense primarily due to decreases in assessed values;

•

an increase of $2,089 in real estate tax refunds received during 2010 for prior year tax assessment adjustments; partially offset by

•

an increase in tax consulting fees of $574 as a result of successful reductions to proposed increases to assessed valuations or tax rates at certain properties.

Overall, real estate taxes decreased $7,226, or 7.8%, from $93,197 to $85,971 primarily due to the decrease in the same store portfolio described above and a net decrease of $995 over 2009 real estate tax expense due to decreases in assessed values on certain properties partially sold to our RioCan joint venture.

Other income (expense). Other income (expense) changed from net expense of $574,604 to net expense of $548,981. The decrease in net expense of $25,623, or 4.5%, is primarily due to:

•

a $39,470 decrease in provision for impairment of investment properties. Based on the results of our evaluations for impairment (see Notes 14 and 15 to the consolidated financial statements), we recognized impairment charges of $14,430 and $53,900 for the year ended December 31, 2010 and 2009, respectively. Although 41 of our properties had impairment indicators at December 31, 2010, undiscounted cash flows for those properties exceeded their respective carrying values by a weighted average of 53%. Accordingly, no additional impairment provisions were warranted for these properties;

•

a $17,322 decrease in impairment of notes receivable due to the impairment of two notes receivable in 2009;

•

a $13,324 decrease in equity in loss of unconsolidated joint ventures due primarily to impairments recorded by one joint venture in 2009 that did not reoccur in 2010, partially offset by

•

a $14,032 decrease in recognized gain on marketable securities primarily as a result of a significant liquidation of the marketable securities portfolio in 2009 and no other-than-temporary impairment recorded in 2010 as compared to other-than-temporary impairment of $24,831 recorded in 2009, and

•

a $26,875 increase in interest expense primarily due to:

-

higher interest rates on refinanced debt resulting in an increase of $15,927;

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an increase of $16,214 related to the senior and junior mezzanine notes of IW JV that were entered into in December 2009, partially offset by

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a decrease in prepayment penalties and other costs associated with refinancings of $2,685, and

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a decrease in other financing costs of $1,632 due to a decrease in the amount of preferred returns paid to a joint venture partner.

Discontinued operations. Discontinued operations consist of amounts related to eight properties that were sold during each of the years ended December 31, 2010 and 2009 and two properties that were sold during the three months ended March 31, 2011, each of which qualifies as discontinuing operations.  We closed on eight properties during the year ended December 31, 2010 aggregating 894,500 square feet, for a combined sales price of $104,635.  The aggregated sales resulted in the extinguishment or repayment of $106,791 of debt, net sales proceeds totaling $21,024 and total gains of $23,806.  The properties disposed included two office buildings, five single-user retail properties and one medical center.  Included in this was an office building aggregating 382,600 square feet that was transferred through a deed in lieu of foreclosure to the property’s lender resulting in a gain on sale of $19,841.  There were no properties that qualified for held for sale accounting treatment as of December 31, 2010.  We closed on the sale of eight properties during the year ended December 31, 2009 aggregating 1,579,000 square feet, for a combined sales price of $338,057. The aggregated sales resulted in the extinguishment or repayment of $208,552 of debt, net sales proceeds totaling $123,944 and total gains on sale of $26,383. The properties sold included three office buildings, three single-user retail properties and two multi-tenant properties.

Comparison of the years ended December 31, 2009 to December 31, 2008

The table below presents operating information for our same store portfolio consisting of 279 operating properties acquired or placed in service prior to January 1, 2008, along with a reconciliation to net operating income.  The properties in the same store portfolios as described were owned for the years ended December 31, 2009 and 2008.

	2009	2008	Impact	Percentage
Revenues:
Same store investment properties (279 properties):
Rental income	$494,151	$529,880	$(35,729)	(6.7)
Tenant recovery income	118,155	128,302	(10,147)	(7.9)
Other property income	18,516	19,504	(988)	(5.1)
Other investment properties:
Rental income	15,335	8,831	6,504	73.6
Tenant recovery income	3,836	2,133	1,703	79.8
Other property income	288	237	51	21.5
Expenses:
Same store investment properties (279 properties):
Property operating expenses	(110,546)	(123,340)	12,794	10.4
Real estate taxes	(89,816)	(85,774)	(4,042)	(4.7)
Other investment properties:
Property operating expenses	(4,344)	(3,037)	(1,307)	(43.0)
Real estate taxes	(3,381)	(1,483)	(1,898)	(128.0)
Property net operating income:
Same store investment properties	430,460	468,572	(38,112)	(8.1)
Other investment properties	11,734	6,681	5,053	75.6
Total net operating income	442,194	475,253	(33,059)	(7.0)
Other income (expense):
Straight-line rental income	8,010	12,181	(4,171)
Amortization of acquired above and below market lease intangibles	2,340	2,504	(164)
Straight-line ground rent expense	(3,987)	(5,186)	1,199
Straight-line bad debt expense	(3,693)	(8,749)	5,056
Insurance captive income	2,261	1,938	323
Depreciation and amortization	(248,141)	(249,243)	1,102
Provision for impairment of investment properties	(53,900)	(51,600)	(2,300)
Loss on lease terminations	(13,735)	(64,648)	50,913
Insurance captive expenses	(3,655)	(2,874)	(781)
General and administrative expenses	(21,191)	(19,997)	(1,194)
Dividend income	10,132	24,010	(13,878)
Interest income	1,483	4,329	(2,846)
Equity in loss of unconsolidated joint ventures	(11,299)	(4,939)	(6,360)
Interest expense	(233,739)	(209,769)	(23,970)
Co-venture obligation expense	(597)	-	(597)
Recognized gain (loss) on marketable securities, net	18,039	(160,888)	178,927
Impairment of goodwill	-	(377,916)	377,916
Impairment of investment in unconsolidated entity	-	(5,524)	5,524
Impairment of notes receivable	(17,322)	-	(17,322)
Gain (loss) on interest rate locks	3,989	(16,778)	20,767
Other expense	(9,599)	(1,062)	(8,537)
Loss from continuing operations	(132,410)	(658,958)	526,548	79.9
Discontinued operations:
Operating loss	(9,382)	(24,255)	14,873
Gain on sales of investment properties	26,383	-	26,383
Income (loss) from discontinued operations	17,001	(24,255)	41,256	170.1
Net loss	(115,409)	(683,213)	567,804	83.1
Net loss (income) attributable to noncontrolling interests	3,074	(514)	3,588	698.1
Net loss attributable to Company shareholders	$(112,335)	$(683,727)	$571,392	83.6

Net operating income decreased by $33,059, or 7.0%.  Total rental income, tenant recovery and other property income decreased by $38,606, or 5.6%, and total property operating expenses decreased by $5,547, or 2.6%, for the year ended December 31, 2009, as compared to December 31, 2008.

Rental income. Rental income decreased $35,729 or 6.7%, on a same store basis from $529,880 to $494,151. The same store decrease is primarily due to:

•

a decrease of $28,548 in rental income due to tenant bankruptcies, primarily Linens ‘n Things, Circuit City and Mervyns;

•

a decrease of $3,657, composed of $7,292 as a result of early termination and natural expirations of certain tenant leases, partially offset by $3,635 from new tenant leases replacing former tenants;

•

a decrease of $4,409 due to reduced rent as a result of co-tenancy provisions in certain leases and reduced percentage rent as a result of decreased tenant sales; partially offset by

•

an increase of $1,939 due to earnouts completed subsequent to December 31, 2007.

Overall, rental income decreased $29,225, or 5.4%, from $538,711 to $509,486, primarily due to the same store portfolio described above, partially offset by an increase of $6,504 in other investment properties primarily due to:

•

an increase of $3,158 due to investment properties acquired subsequent to December 31, 2007, and

•

an increase of $2,854 related to development properties placed into service subsequent to December 31, 2007.

Tenant recovery income.  Tenant recovery income decreased $10,147, or 7.9%, on a same store basis from $128,302 to $118,155, primarily due to:

•

a 14.0% decrease in common area maintenance recovery income primarily due to reduced recoverable property operating expenses described below and reduced occupancy due to tenant vacancies resulting from 2008 bankruptcies and early lease terminations, and

•

a 2.9% decrease in real estate tax recovery primarily resulting from reduced occupancy as described above.

Overall, tenant recovery income decreased $8,444, or 6.5%, from $130,435 to $121,991, primarily due to the decrease in the same store portfolio described above, partially offset by recovery income from investment properties purchased after December 31, 2007 and phases of developments that have been placed into service subsequent to December 31, 2007.

Other property income.  Other property income decreased overall by $937, or 4.7%, due to decreases in termination fee income, parking revenue and direct recovery income.

Property operating expenses. Property operating expenses decreased $12,794, or 10.4%, on a same store basis from $123,340 to $110,546.  The same store decrease is primarily due to:

•

a decrease in bad debt expense of $6,674, and

•

a decrease in certain non-recoverable and recoverable property operating expenses of $6,459.

Overall, property operating expenses decreased $11,487, or 9.1%, from $126,377 to $114,890, due to the decrease in the same store portfolio described above, partially offset by an increase of $1,307 in other investment properties as follows:

•

an increase in bad debt expense of $209, and

•

an increase in certain non-recoverable and recoverable property operating expenses of $536 and $628, respectively.

Real estate taxes.  Real estate taxes increased $4,042, or 4.7%, on a same store basis from $85,774 to $89,816.  The same store increase is primarily due to:

•

an increase of $2,027 related to investment properties where vacated tenants with triple net leases had paid real estate taxes directly to the taxing authorities during 2008;

•

an increase of $1,092 in prior year estimates adjusted during 2009, based on actual real estate taxes paid;

•

a net increase of $190 over 2008 real estate tax expense due to normal increases and decreases in assessed values;

•

a decrease of $445 in real estate tax refunds received during 2009 for prior year tax assessment adjustments, and

•

an increase in tax consulting fees of $288 as a result of successful reductions to proposed increases to assessed valuations or tax rates at certain properties.

Overall, real estate taxes increased $5,940, or 6.8%, from $87,257 to $93,197.  The other investment properties representing properties acquired subsequent to December 31, 2007 and phases of developments that have been placed into service resulted in an increase in real estate taxes of $1,898.

Other income (expense).  Other income (expense) changed from net expense of $1,134,211 to net expense of $574,604.  The decrease in net expense of $559,607, or 49.3% is primarily due to:

•

a $377,916 impairment of goodwill recognized in 2008;

•

a $178,927 decrease in recognized loss on marketable securities primarily as a result of a significant liquidation of the marketable securities portfolio in 2009 and $24,831 of other-than-temporary impairment recorded in 2009 as compared to other-than-temporary impairment of $160,327 recorded in 2008;

•

a $50,913 decrease in loss on lease terminations as a result of a decrease in tenants that vacated prior to lease expiration due to tenant bankruptcies and economic challenges facing tenants during 2009 as compared to 2008, and

•

a $20,767 decrease in loss on interest rate locks due to impairment recorded during 2008; partially offset by

•

a $13,878 decrease in dividend income due to sales of marketable securities, dividend reductions and suspensions;

•

a $4,171 decrease in straight-line rental income primarily due to reduced occupancy from tenant vacancies  and tenant bankruptcies in 2008 and tenants with co-tenancy rent reductions in 2009 as a result of such bankruptcies;

•

a $2,846 decrease in interest income as a result of full or partial payoffs of notes receivable subsequent to December 31, 2007, the impairment of a note receivable as of June 30, 2009 and $1,623 as a result of short-term investments receiving lower interest rates in interest bearing accounts, and

•

an increase of $23,970 in interest expense primarily due to:

-

higher interest rates on refinanced debt resulting in an increase of $6,667 and additional interest expense of $4,068 incurred prior to the completion of certain long-term refinancings;

-

prepayment penalties and other costs associated with refinancings of $5,066;

-

decreases in capitalized interest of $6,256 due to certain phases of our developments being placed into service;

-

an increase in interest on our line of credit of $3,389 due primarily to an increase in the interest rate, and

-

an increase of $2,650 related to the fixed variable spread related to our interest rate swaps, partially offset by decreases in margin payable interest of $3,192 due to decreases in the margin payable balance.

Discontinued operations.  Discontinued operations consist of amounts related to eight properties that were sold during each of the years ended December 31, 2010 and 2009 and two properties that were sold during the three months ended March 31, 2011, each of which qualifies as discontinuing operations.  Refer to discussion comparing 2010 and 2009 results for more detail on the transactions that resulted in discontinued operations.

Liquidity and Capital Resources

We anticipate that cash flows from operating activities will provide adequate capital for all scheduled interest and monthly principal payments on outstanding indebtedness, current and anticipated tenant improvement or other capital obligations, the shareholder distribution required to maintain REIT status and compliance with financial covenants of our credit agreement for the next twelve months and beyond.

Our primary expected uses and sources of our consolidated cash and cash equivalents are as follows:

USES	SOURCES
Short-Term:	Short-Term:

•

Tenant improvement allowances

•

Improvements made to individual properties that are not recoverable through common area maintenance charges to tenants

•

Distribution payments

•

Debt repayment requirements, including principal, interest and costs to refinance

•

Corporate and administrative expenses

•

Operating cash flow

•

Available borrowings under revolving credit facility

•

Distribution reinvestment plan

•

Secured loans collateralized by individual properties

•

Asset sales

•

Cash and cash equivalents

Long-Term:	Long-Term:
• Acquisitions • New development • Major redevelopment, renovation or expansion programs at individual properties • Debt repayment requirements, including both principal and interest	• Secured loans collateralized by individual properties • Long-term construction project financing • Joint venture equity from institutional partners • Sales of marketable securities • Asset sales

One of our main areas of focus over the last few years has been on strengthening our balance sheet and addressing debt maturities.  We have pursued this goal through a combination of the refinancing or repayment of maturing debt, a reduction in our rate of distributions to shareholders, the suspension of our share repurchase program and total or partial dispositions of assets through sales or contributions to joint ventures.  In addition, we focused on controlling operating expenses and deferring certain discretionary capital expenditures to preserve cash.

The table below summarizes our consolidated indebtedness at December 31, 2010:

Debt	Aggregate Principal Amount at 12/31/10	Weighted Average Interest Rate	Years to Maturity/ Weighted Average Years to Maturity
Mortgages payable	$2,871,573	5.81%	5.7 years
IW JV mortgages payable	495,632	7.50%	8.9 years
IW JV senior mezzanine note	85,000	12.24%	8.9 years
IW JV junior mezzanine note	40,000	14.00%	8.9 years
Construction loans	86,768	3.85%	1.3 years
Mezzanine note	13,900	11.00%	3.0 years
Margin payable	10,017	0.61%	1.0 year
Mortgages and notes payable	3,602,890
Line of credit	154,347	5.25%	0.8 year
Total consolidated indebtedness	$3,757,237

Mortgages Payable and Construction Loans

Mortgages payable outstanding as of December 31, 2010, including construction loans and IW JV mortgages payable which are discussed further below, were $3,453,973 and had a weighted average interest rate of 5.99% at December 31, 2010. Of this amount, $3,349,816 had fixed rates ranging from 4.44% to 10.04% and a weighted average fixed rate of 6.04% at December 31, 2010. The remaining $104,157 of outstanding indebtedness represented variable rate loans with a weighted average interest rate of 4.47% at December 31, 2010. Properties with a net carrying value of $5,170,029 at December 31, 2010 and related tenant leases are pledged as collateral for the mortgage loans and development properties with a net carrying value of $62,704 at December 31, 2010 and related tenant leases are pledged as collateral for the construction loans.  Generally, other than IW JV mortgages payable, our mortgages payable are secured by individual properties or small groups of properties.  As of December 31, 2010, scheduled maturities for our outstanding mortgage indebtedness had various due dates through March 1, 2037.

During the year ended December 31, 2010, we obtained mortgages and notes payable proceeds of $737,890, made mortgages and notes payable repayments of $1,018,351 and received debt forgiveness of $50,831. In addition, our joint venture with RioCan assumed $97,888 of mortgages payable from us as of December 31, 2010. The new mortgages payable that we entered into during the year ended December 31, 2010 have interest rates ranging from 2.48% to 8.00% and maturities up to ten years. The stated interest rates of the loans repaid during the year ended December 31, 2010 ranged from 1.65% to 6.75%. We also entered into modifications of existing loan agreements, which extended the maturities of $229,313 of mortgages payable up to December 2012.

IW JV 2009 Mortgages Payable and Mezzanine Notes

Upon formation of IW JV, a wholly-owned subsidiary, on November 29, 2009, we transferred a portfolio of 55 investment properties and the entities which owned them into it. Subsequently, in connection with a $625,000 debt refinancing transaction, which consisted of $500,000 of mortgages payable and $125,000 of notes payable, on December 1, 2009, we raised additional capital of $50,000 from a related party, Inland Equity, in exchange for a 23% noncontrolling interest in IW JV. IW JV, which is controlled by us, and therefore consolidated, will continue to be managed and operated by us. Inland Equity is owned by certain individuals, including Daniel L. Goodwin, who beneficially owns more than 5% of our common stock, and Robert D. Parks, who was the Chairman of our Board until October 12, 2010 and who is Chairman of the Board of certain affiliates of The Inland Group, Inc. The independent directors committee reviewed and recommended approval of this transaction to our board of directors.

Mezzanine Note and Margin Payable

During the year ended December 31, 2010, we borrowed $13,900 from a third party in the form of a mezzanine note and used the proceeds as a partial paydown of the mortgage payable, as required by the lender.  The mezzanine note bears interest at 11.00% and matures in three years. Additionally, we purchase a portion of our securities through a margin account. As of December 31, 2010 and 2009, we had recorded a payable of $10,017 and none, respectively, for securities purchased on margin. This debt bears a variable interest rate of LIBOR plus 35 basis points. At December 31, 2010, this rate was equal to 0.61%. This debt is due upon demand. The value of our marketable securities serves as collateral for this debt. During the year ended December 31, 2010, we borrowed $22,860 on our margin account and paid down $12,843.

Line of Credit

As of December 31, 2010, we had a credit agreement with KeyBank National Association and other financial institutions for borrowings up to $200,000, subject to a collateral pool requirement. Based on the appraised value of the collateral pool, our ability to borrow was limited to $160,902 as of December 31, 2010. The credit agreement had a maturity date of October 14, 2011. The outstanding balance on the line of credit at December 31, 2010 and December 31, 2009 was $154,347 and $107,000, respectively.  As of December 31, 2010, management believes we were in compliance with all financial covenants under the credit agreement.

On February 4, 2011, we amended and restated our existing credit agreement to provide for a senior secured credit facility in the aggregate amount of $585,000, consisting of a $435,000 senior secured revolving line of credit and a $150,000 secured term loan from a number of financial institutions. The senior secured revolving line of credit also contains an accordion feature that allows us to increase the availability thereunder to up to $500,000 in certain circumstances.

Upon closing, we borrowed the full amount of the term loan and, through the date of this filing, we had a total of $210,000 outstanding under the senior secured line of credit, including $154,347 that had been outstanding under our line of credit prior to the amendment and restatement of our credit agreement and $55,653 of additional borrowings. We used the secured term loan and the additional borrowings under our senior secured revolving line of credit to, among other things repay $178,591 of mortgage debt, including debt forgiveness of $10,723, that was secured by 16 properties and had a weighted average interest rate of 4.90% per annum and had matured or was maturing in 2011.

Availability. The aggregate availability under the senior secured revolving line of credit shall at no time exceed the lesser of (x) 65% of the appraised value of the borrowing base properties through the date of the issuance of our financial statements for the quarter ending March 31, 2012 and 60% thereafter and (y) the amount that would result in a debt service coverage ratio for the borrowing base properties of not less than 1.50x through the date of the issuance of our financial statements for the quarter ending March 31, 2012 and 1.60x thereafter, in each case, less the outstanding balance under the secured term loan. As of the date of this filing, the total availability under the revolving line of credit was $212,000, of which we had borrowed $210,000.

Maturity and Interest. The senior secured revolving line of credit and the secured term loan mature on February 3, 2013; provided that we have a one-year extension option that we may exercise as long as there is no existing default, we are in compliance with all covenants and we pay an extension fee.  The senior secured revolving line of credit and the secured term loan bear interest at a rate per annum equal to the London Interbank Offered Rate, or LIBOR, plus a margin of between 2.75% and 4.00% based on our leverage ratio as calculated under the credit agreement. As of the date of this filing, the interest rate under the senior secured revolving line of credit and secured term loan is 4.31%.

Security. The senior secured revolving line of credit and secured term loan are secured by mortgages on the borrowing base properties and are our direct recourse obligation.

Financial Covenants. The senior secured revolving line of credit and secured term loan include the following financial covenants: (i) maximum leverage ratio not to exceed 67.5%, which ratio will be reduced to 65% beginning on the date of the issuance of our financial statements for the quarter ending December 31, 2011 and 60% beginning on the date of the issuance of our financial statements for the quarter ending June 30, 2012, (ii) minimum fixed charge coverage ratio of not less than 1.40x, which ratio will be increased to 1.45x beginning on the date of the issuance of our financial statements for the quarter ending December 31, 2011 and 1.50x beginning on the date of the issuance of our financial statements for the quarter ending December 31, 2012, (iii) consolidated net worth of not less than $1,750,000 plus 75% of the net proceeds of any future equity contributions or sales of treasury stock received by us (iv) minimum average economic occupancy rate of greater than 80% excluding pre-stabilization properties under construction, (v) unhedged variable rate debt of not more than 20% of total asset value, (vi) maximum dividend payout ratio of 95% of FFO or an amount necessary to maintain REIT status and (vii) secured recourse indebtedness and guarantee obligations excluding the senior secured revolving line of credit and secured term loan may not exceed $100,000.

Other Covenants and Events of Default. The senior secured revolving line of credit and secured term loan limit the percentage of our total asset value that may be invested in unimproved land, unconsolidated joint ventures, construction in progress and mortgage notes receivable, require that we obtain consent for any sale of assets with a value greater than 10% of our total asset value or merger resulting in an increase to our total asset value by more than 25% and contain other customary covenants. The senior secured revolving line of credit and secured term loan also contain customary events of default, including but not limited to, non-payment of principal, interest, fees or other amounts, breaches of covenants, defaults on any recourse indebtedness in excess of $20,000 or any non-recourse indebtedness in excess of $100,000 in the aggregate (subject to certain carveouts, including $30,000 of non-recourse indebtedness that is currently in default), failure of certain members of management (or a reasonably satisfactory replacement) to continue to be active on a daily basis in our management and bankruptcy or other insolvency events.

Debt Maturities

The following table shows the scheduled maturities of mortgages payable, notes payable, margin payable and the line of credit as of December 31, 2010 for each of the next five years and thereafter and does not reflect the impact of any 2011 debt activity:

	2011	2012	2013	2014	2015	Thereafter	Total	Fair Value
Maturing debt (a) :
Fixed rate debt:
Mortgages payable (b)	$646,060	$411,493	$305,913	$219,832	$468,143	$1,283,343	$3,334,784	$3,364,801
Notes payable	-	-	13,900	-	-	125,000	138,900	149,067
Total fixed rate debt	$646,060	$411,493	$319,813	$219,832	$468,143	$1,408,343	$3,473,684	$3,513,868
Variable rate debt:
Mortgages payable	$15,987	$88,170	$-	$-	$-	$-	$104,157	$104,157
Line of Credit	154,347	-	-	-	-	-	154,347	154,347
Margin payable	10,017	-	-	-	-	-	10,017	10,017
Total variable rate debt	180,351	88,170	-	-	-	-	268,521	268,521
Total maturing debt	$826,411	$499,663	$319,813	$219,832	$468,143	$1,408,343	$3,742,205	$3,782,389
Weighted average interest
rate on debt:
Fixed rate debt	5.43%	5.46%	5.55%	7.17%	5.78%	7.16%
Variable rate debt	5.16%	4.00%	-	-	-	-
Total	5.37%	5.20%	5.55%	7.17%	5.78%	7.16%

(a)	The debt maturity table does not include any premiums or discounts, of which $17,534 and $(2,502), net of accumulated amortization, respectively, is outstanding as of December 31, 2010.
(b)	Includes $67,504 of variable rate debt that was swapped to a fixed rate.

The maturity table excludes other financings and the co-venture obligation as described in Notes 1 and 10 to the consolidated financial statements. The maturity table also excludes accelerated principal payments that may be required as a result of covenants or conditions included in certain loan agreements. In these cases, the total outstanding mortgage payable is included in the year corresponding to the loan maturity date. The maturity table includes $123,198 of mortgages payable that had matured as of December 31, 2010 in the 2011 column.

As of December 31, 2010, in addition to the $123,198 that had matured, we had $517,513 of mortgages payable, excluding principal amortization, maturing in 2011.  The following table sets forth our progress through the date of this filing in addressing 2010 and 2011 maturities:

	Matured as of December 31, 2010	Maturing in 2011
Repaid or received debt forgiveness and added the underlying property as collateral to the senior secured credit facility	$65,902	$107,824
Refinanced	-	10,153
Other repayments	-	1,463
Total addressed subsequent to December 31, 2010	65,902	119,440
Expected to be repaid and the underlying property will be added as collateral to the senior secured credit facility in March 2011	21,715	81,809
Actively marketing to sell or refinance related properties or seeking extensions	35,581	316,264
	$123,198	$517,513

As of the date of this filing, we had $76,057 of mortgages, secured by seven properties, that had matured and not been repaid, all of which are non-recourse. For $21,715 of these mortgages, we expect to repay the mortgage with borrowings under our senior secured revolving line of credit in March 2011. We are currently in active negotiations with the lenders regarding an appropriate course of action, including the potential refinancing of a discounted payoff amount, for the remaining $54,342 of mortgages payable. No assurance can be provided that these negotiations will result in favorable outcomes for us. One of the lenders with respect to a mortgage payable for $29,965 has asserted that certain events have occurred that trigger recourse to us; however, we believe that we have substantive defenses with respect to those claims.

Although the credit environment continues to be challenging, we believe that the credit markets have opened up considerably compared to the last few years. As such, we continue to pursue opportunities with the nation’s largest banks, life insurance companies, regional and local banks, and have demonstrated reasonable success in addressing our maturing debt.

Distributions and Equity Transactions

We intend to continue to qualify as a REIT for U.S. federal income tax purposes. The Code generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, in order to qualify as a REIT, and the Code generally taxes a REIT on any retained income.

To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available for such purposes. Our future distributions will be at the sole discretion of our board of directors. When determining the amount of future distributions, we expect that our board of directors will consider, among other factors, (i) the amount of cash generated from our operating activities, (ii) our expectations of future cash flows, (iii) our determination of near-term cash needs for debt repayments, existing or future share repurchases, and selective acquisitions of new properties, (iv) the timing of significant re-leasing activities and the establishment of additional cash reserves for anticipated tenant improvements and general property capital improvements, (v) our ability to continue to access additional sources of capital, (vi) the amount required to be distributed to maintain our status as a REIT and to reduce any income and excise taxes that we otherwise would be required to pay and (vii) any limitations on our distributions contained in our credit or other agreements, including, without limitation, in our senior secured revolving line of credit and secured term loan, which limit our distributions to the greater of 95% of FFO or the amount necessary for us to maintain our qualification as a REIT.

As part of the strengthening of our balance sheet over the past few years, we have reduced the rate of our distributions to shareholders.  The following table sets forth the amount of our distributions declared during the years ended December 31, 2010, 2009 and 2008 compared to cash flows provided by operating activities for each of these periods:

	2010	2009	2008
Cash flows provided by operating activities	$184,072	$249,837	$309,351
Distributions declared	94,579	75,040	308,798
Excess	$89,493	$174,797	$553

Effective November 19, 2008, the board of directors voted to suspend our share repurchase program. We maintain a DRP which allows our shareholders who have purchased shares in our offerings to automatically reinvest distributions by purchasing additional shares from us. Such purchases under our DRP are not subject to brokerage commission fees or service charges. In conjunction with our estimate of the value of a share of our stock for annual statement of value purposes, the board of directors amended our DRP, effective March 1, 2010, solely to modify the purchase price. Thus, since March 1, 2010, additional shares of our stock purchased under our DRP have been purchased at a price of $6.85 per share.  As of December 31, 2010, we had issued approximately 70,683 shares pursuant to the DRP for an aggregate amount of $675,503. During the year ended December 31, 2010, we received $32,731 in investor proceeds through our DRP.

Capital Expenditures and Development Joint Venture Activity

We anticipate that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future (as many of our properties have recently been constructed or renovated) and can be met with funds from operations and working capital.

The following table provides summary information regarding our consolidated and unconsolidated properties under development as of December 31, 2010. As of December 31, 2010, we did not have any active construction ongoing at our development properties, and, currently, we only intend to develop the remaining estimated total GLA to the extent that we have pre-leased the space to be developed. If we were to pre-lease all of the remaining estimated GLA, we estimate that the total remaining costs to complete the development of this space would be $55,754, which we expect to fund through construction loans and proceeds of potential sales of our Bellevue Mall and South Billings Center development properties. As of December 31, 2010, the ABR from the portion of our development properties with respect to which construction has been completed was $5,300.

		Our Ownership	Carrying Value at		Construction Loan Balance at
Location	Description	Percentage	December 31, 2010 (a)		December 31, 2010
Frisco, Texas	Parkway Towne Crossing	75.0%	$26,085		$20,757
Dallas, Texas	Wheatland Towne Crossing	75.0%	14,825		5,712
Henderson, Nevada	Lake Mead Crossing	25.0%	81,597		48,949
Henderson, Nevada	Green Valley Crossing	50.0%	23,750		11,350
Billings, Montana	South Billings Center	40.0%	5,077		-
Nashville, Tennessee	Bellevue Mall	100.0%	26,448		-
Denver, Colorado	Hampton Retail Colorado	95.8%	6,836	(b)	4,031	(c)
			$184,618		$90,799

(a) Represents the total investment less accumulated depreciation

(b)

Represents the total investment less accumulated depreciation for the two properties under development.  There is an additional $19,447 of carrying value related to four operational properties held by the joint venture.

(c)

The construction loan balance is only the portion related to two properties under development held by the joint venture.  There is an additional $16,367 construction loan related to four operational properties held by the joint venture.

Asset Disposition and Operating Joint Venture Activity

During 2010 and 2009, our asset sales and partial sales of assets to operating joint ventures were an integral factor in our deleveraging and recapitalization efforts.  The following table highlights the results of our asset dispositions during 2010 and 2009:

	Number of Assets Sold	Square Footage	Combined Sales Price	Total Debt Extinguished	Net Sales Proceeds
2010 Dispositions	8	894,500	$104,635	$106,791	$21,024
2009 Dispositions	8	1,579,000	$338,057	$208,552	$123,944

Statement of Cash Flows Comparison for the Years Ended December 31, 2010, 2009 and 2008

Cash Flows from Operating Activities

Cash flows provided by operating activities were $184,072, $249,837 and $309,351 for the years ended December 31, 2010, 2009 and 2008, respectively, which consists primarily of net income from property operations, adjusted for non-cash charges for depreciation and amortization, provision for impairment of investment properties and marketable securities and gain on extinguishment of debt.  The decrease in operating cash flows comparing 2010 to 2009 of $65,765 is primarily attributable to an increase in interest paid of $26,003 which resulted, in part, from our refinancing efforts, a decrease in dividends received of $8,607, net cash paid in conjunction with the litigation matter settlement of $8,006, an increase in the cash portion of co-venture obligation expense of $5,584 and an increase in leasing fees paid of $1,124.  We have addressed a significant amount of mortgage debt exposure over the past two years and with our focus on leasing activity to increase occupancy and rental income, we believe that we will be able to meet our short-term and long-term cash requirements.

Cash Flows from Investing Activities

Cash flows provided by (used in) investing activities were $154,400, $193,706 and $(178,555), respectively, for the years ended December 31, 2010, 2009 and 2008.  Of these amounts, $(22,967), $(38,680) and $46,966, respectively, represent restricted escrow activity.  During 2010 and 2009, those amounts were used to fund restricted escrow accounts, some of which are required under certain new mortgage debt arrangements.  In addition, $35,198, $40,778 and $132,233, respectively, were used for acquisition of new properties, earnouts at existing properties, capital expenditures and tenant improvements and $3,219, $15,297 and $73,137, respectively, were used for existing developments projects.  During each of the years ended December 31, 2010 and 2009, we sold eight properties, which resulted in sales proceeds of $96,059 and $172,007, respectively.  During the year ended December 31, 2010, we partially sold eight properties to an unconsolidated joint venture, which resulted in proceeds of $48,616.  There were no sales executed during 2008.  In addition, during the years ended December 31, 2010, 2009 and 2008, we purchased marketable securities of none, $190 and $28,443, respectively, and received proceeds from sales of marketable securities of $8,629, $125,088 and $34,789, respectively.

We will continue to execute our strategy to dispose of select non-retail properties and free standing, triple-net retail and other properties on an opportunistic basis; however it is uncertain given current market conditions when and whether we will be successful in disposing of these assets and whether such sales could recover our original cost.  Additionally, tenant improvement costs associated with re-leasing vacant space could continue to be significant.

Cash Flows from Financing Activities

Cash flows used in financing activities were $321,747, $438,806 and $126,989, respectively, for years ended December 31, 2010, 2009 and 2008.  We (used)/generated $(280,668), $(333,423) and $306,459, respectively, related to the net activity from proceeds from new mortgages secured by our properties, the secured line of credit, other financings, the co-venture arrangement, principal payments, payoffs and the payment and refund of fees and deposits.  During the years ended December 31, 2010, 2009 and 2008, we also generated/(used) $10,017, $(56,340) and $(51,700), respectively, through the net borrowing of margin debt.  We paid $50,654, $47,651 and $155,592, respectively, in distributions, net of distributions reinvested through DRP, to our shareholders for the years ended December 31, 2010, 2009 and 2008.

Off-Balance-Sheet Arrangements

Effective April 27, 2007, we formed a strategic joint venture (MS Inland) with a large state pension fund. Under the joint venture agreement we contributed 20% of the equity and our joint venture partner contributed 80% of the equity. As of December 31, 2010, the joint venture had acquired seven properties (which we contributed) with a purchase price of approximately $336,000 and had assumed from us mortgages on these properties totaling approximately $188,000 at the time of assumption.

On May 20, 2010, we entered into definitive agreements to form our RioCan joint venture. As of December 31, 2010, our RioCan joint venture had acquired eight properties from us for a purchase price of $159,442, and had assumed from us mortgages payable on these properties totaling approximately $97,888. We had a 20% equity interest in our RioCan joint venture as of December 31, 2010.

In addition, we have entered into the two other unconsolidated joint ventures that are described in Note 11 to the consolidated financial statements.

The table below summarizes the outstanding debt of our unconsolidated joint ventures at December 31, 2010, none of which has been guaranteed by us:

Joint Venture	Ownership Interest	Aggregate Principal Amount	Weighted Average Interest Rate	Years to Maturity/ Weighted Average Years to Maturity
RioCan (1)	20.0%	$99,310	5.61%	2.8 years
MS Inland (2)	20.0%	$177,380	5.29%	3.3 years
Hampton Retail Colorado (3)	95.8%	$20,398	5.40%	3.7 years

(1)	Aggregate principal amount excludes mortgage premiums of $2,045 and discounts of $86, net of accumulated amortization.
(2)	Aggregate principal amount excludes mortgage premiums of $51 and discounts of $451, net of accumulated amortization.
(3)

The weighted average interest rate increases to 6.15% on September 1, 2012 and to 6.90% on September 1, 2013.  Aggregate principal amount excludes mortgage premiums of $4,471, net of accumulated amortization.

Other than described above, we have no off-balance-sheet arrangements as of December 31, 2010 that are reasonably likely to have a current or future material effect on our financial condition, results of operations and cash flows.

Contractual Obligations

The table below presents our obligations and commitments to make future payments under debt obligations and lease agreements as of December 31, 2010.

	Payment due by period
	Less than 1 year (2)	1-3 years	3-5 years	More than 5 years	Total
Long-term debt (1)
Fixed rate	$646,060	$731,306	$687,975	$1,408,343	$3,473,684
Variable rate	180,351	88,170	-	-	268,521
Interest	211,746	337,140	263,600	565,483	1,377,969
Operating lease obligations (3)	6,244	12,850	13,339	547,849	580,282
Purchase obligations (4)	1,400	-	-	-	1,400
	$1,045,801	$1,169,466	$964,914	$2,521,675	$5,701,856

(1)

The Contractual Obligations table does not include any premium or discounts of which $17,534 and $(2,502) net of accumulated amortization, respectively, is outstanding as of December 31, 2010.  The table also excludes accelerated principal payments that may be required as a result of conditions included in certain loan agreements and other financings and co-venture obligations as described in Notes 1 and 10 to the consolidated financial statements as we are unable to determine the exact timing and amount of future payments.  Interest payments related to the variable rate debt were calculated using the corresponding interest rates as of December 31, 2010.

(2)

Included in the variable rate debt is $154,347 of borrowings under our credit agreement due in 2011 and $10,017 of margin debt secured by our portfolio of marketable securities.  These borrowings may be repaid over time upon sale of our portfolio of marketable securities.

The remaining borrowings outstanding through December 31, 2011 include amortization and maturities of mortgages and notes payable.  This includes 45 mortgage loans and one construction loan that mature in 2011.  The mortgages payable of $123,198 that had matured as of December 31, 2010 are also included in these amounts.  Mortgage loans are intended to be refinanced or paid off in 2011 using a combination of proceeds raised from expected asset sales, retained capital as a result of the suspension of the share repurchase program, and proceeds from our credit agreement, which was amended in February 2011 (See Note 9 to the consolidated financial statements).  The construction loans will be extended, paid off at the time of sale of the property, or converted to permanent financing upon completion.

(3)

We lease land under non-cancelable leases at certain of the properties expiring in various years from 2018 to 2105. The property attached to the land will revert back to the lessor at the end of the lease. We lease office space under non-cancellable leases expiring in various years from 2011 to 2013.

(4)

Purchase obligations include earnouts on previously acquired properties.

Contracts and Commitments

We have acquired certain properties which have earnout components, meaning that we did not pay for portions of these properties that were not rent producing at the time of acquisition.  We are obligated, under these agreements, to pay for those portions, as additional purchase price, when a tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula.  Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  The time limits generally range from one to three years.  If, at the end of the time period allowed, certain space has not been leased and occupied, generally, we will own that space without any further payment obligation.  As of December 31, 2010, we may pay as much as $1,400 in the future as retail space covered by earnout agreements.  During the year ended December 31, 2010, we paid $501 for one earnout at an existing property.

We have previously entered into one construction loan agreement, one secured installment note and one other installment note agreement, one of which was impaired as of December 31, 2009 and written off on March 31, 2010.  In conjunction with the two remaining note agreements, we have funded our total commitments of $8,680.  The combined receivable balance at December 31, 2010 and 2009 was $8,290 and $8,330, respectively, net of allowances of $300 and $17,209, respectively.  In May 2010, we entered into an agreement related to the secured installment note that extended the maturity date from May 31, 2010 to February 29, 2012.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  For example, significant estimates and assumptions have been made with respect to useful lives of assets; capitalization of development and leasing costs; fair value measurements; provision for impairment, including estimates of holding periods, capitalization rates, and discount rates (where applicable); provision for income taxes; recoverable amounts of receivables; deferred taxes and initial valuations and related amortization periods of deferred costs and intangibles, particularly with respect to property acquisitions.  Actual results could differ from those estimates.

Summary of Significant Accounting Policies

Critical Accounting Policies and Estimates

The following disclosure pertains to accounting policies and estimates we believe are most “critical” to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between the estimated fair values of land, building and improvements, acquired above market and below market lease intangibles, in-place lease value, any assumed financing that is determined to be above or below market, and the value of customer relationships, if any, and goodwill, if determined to meet the definition of a business under the guidance.  The allocation of the purchase price is an area that requires judgment and significant estimates.  Beginning in 2009, transaction costs associated with any acquisitions are expensed as incurred.  In some circumstances, we engage independent real estate appraisal firms to provide market information and evaluations that help support our purchase price allocations; however, we are ultimately responsible for the purchase price allocations.  We determine whether any financing assumed is above or below market based upon comparison to similar financing terms at the time of acquisition for similar investment properties.  We allocate a portion of the purchase price to the estimated, acquired in-place lease value based on estimated lease execution costs for similar leases, as well as, lost rental payments during an assumed lease-up period when calculating as-if-vacant fair values.  We consider various factors including geographic location and size of the leased space.  We also evaluate each significant acquired lease based upon current market rates at the acquisition date and consider various factors, including geographical location, size and location of the leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market.  If an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below market leases based upon the present value of the difference between the contractual lease rate and the estimated market rate.  For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market lease values.  The determination of the discount rate used in the present value calculation is based upon a risk adjusted rate.  This discount rate is a significant factor in determining the market valuation which requires our evaluation of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

Our investment properties, including developments in progress, are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Impairment indicators are assessed separately for each property and include, but are not limited to, the property’s low occupancy rate, difficulty in leasing space and financially troubled tenants.  Impairment indicators for developments in progress are assessed by project and include, but are not limited to, significant changes in project completion dates, development costs and market factors.

If an indicator of potential impairment exists, the asset would be tested for recoverability by comparing its carrying value to the estimated future undiscounted operating cash flows, which is based upon many factors which require us to make difficult, complex or subjective judgments.  Such assumptions include, but are not limited to, projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economic factors, demographics, property location, capital expenditures, holding period, capitalization rates and sales value.  An investment property is considered to be impaired when the estimated future undiscounted operating cash flows are less than its carrying value.

Our investments in unconsolidated joint ventures are reviewed for potential impairment, in addition to impairment evaluations of the individual assets underlying these investments, whenever events or changes in circumstances warrant such an evaluation.  To determine whether impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until the carrying value is fully recovered.

To the extent an impairment has occurred, the excess of the carrying value of the asset over its estimated fair value is recorded as a provision for impairment.

Cost Capitalization, Depreciation and Amortization Policies

Our policy is to review all expenses paid and capitalize any items which are deemed to be an upgrade or a tenant improvement.  These costs are included in the investment properties classification as an addition to buildings and improvements.

Depreciation expense is computed using the straight-line method.  Buildings and improvements are depreciated based upon estimated useful lives of 30 years for buildings and associated improvements and 15 years for site improvements and most other capital improvements.  Acquired in-place lease value, customer relationship value, if any, other leasing costs and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense.  The portion of the purchase price allocated to acquired above market lease intangibles and acquired below market lease intangibles are amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income and over the respective renewal period for below market leases with fixed renewal rates.  Renewal periods are excluded for amortization periods on above market lease intangibles.

Loss on Lease Terminations

In situations in which a lease or leases associated with a significant tenant have been or are expected to be terminated early, we evaluate the remaining useful lives of depreciable or amortizable assets in the asset group related to the lease that will be terminated (i.e., tenant improvements, above and below market lease intangibles, in-place lease intangibles, and leasing commissions).  Based upon consideration of the facts and circumstances of the termination, we may write-off or accelerate the depreciation and amortization associated with the applicable asset group.  If we conclude that a write-off of the asset group is appropriate, such charges are reported in the consolidated statements of operations and other comprehensive loss as “Loss on lease terminations.”

Investment Properties Held For Sale

In determining whether to classify an investment property as held for sale, we consider whether: (i) management has committed to a plan to sell the investment property; (ii) the investment property is available for immediate sale in its present condition; (iii) we have initiated a program to locate a buyer; (iv) we believe that the sale of the investment property is probable; (v) we have received a significant non-refundable deposit for the purchase of the investment property; (vi) we are actively marketing the investment property for sale at a price that is reasonable in relation to its current value, and (vii) actions required for us to complete the plan indicate that it is unlikely that any significant changes will be made.

If all of the above criteria are met, we classify the investment property as held for sale.  When these criteria are met, we suspend depreciation (including depreciation for tenant improvements and building improvements) and amortization of acquired in-place lease value and we record the investment property held for sale at the lower of cost or net realizable value.  The assets and liabilities associated with those investment properties that are held for sale are classified separately on the consolidated balance sheets for the most recent reporting period.  Additionally, if the operations and cash flows of the property have been eliminated from ongoing operations and we don’t have significant continuing involvement in the operations of the property, then the operations for the periods presented are classified on the consolidated statements of operations and other comprehensive loss as discontinued operations for all periods presented.

Partially-Owned Entities

If we determine that we are an owner in a variable interest entity (VIE) and we hold a controlling financial interest, then we will consolidate the entity as the primary beneficiary.  For partially-owned entities determined not to be a VIE, we analyze rights held by each partner to determine which would be the consolidating party.  We generally consolidate entities (in the absence of other factors when determining control) when we have over a 50% ownership interest in the entity.  We assess our interests in variable interest entities on an ongoing basis to determine whether or not we are a primary beneficiary.  However, we also evaluate who controls the entity even in circumstances in which we have greater than a 50% ownership interest.  If we do not control the entity due to the lack of decision-making abilities, we will not consolidate the entity.

Marketable Securities

Investments in marketable securities are classified as “available for sale” and accordingly are carried at fair value, with unrealized gains and losses reported as a separate component of shareholders’ equity.  Declines in the value of these investments in marketable securities that management determines are other-than-temporary are recorded as recognized gain (loss) on marketable securities on the consolidated statement of operations and other comprehensive loss.

To determine whether an impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until a market price recovery and consider whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary, amongst other things.  Evidence considered in this assessment includes the nature of the investment, the reasons for the impairment (i.e. credit or market related), the severity and duration of the impairment, changes in value subsequent to the end of the reporting period and forecasted performance of the investee.  All available information is considered in making this determination with no one factor being determinative.

Allowance for Doubtful Accounts

We periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under their lease agreements.  We also maintain an allowance for receivables arising from the straight-lining of rents.  This receivable arises from revenue recognized in excess of amounts currently due under the lease agreements.  Management exercises judgment in establishing these allowances and considers payment history and current credit status in developing these estimates.

Derivative and Hedging Activities

We adopted accounting guidance as of January 1, 2009 which amends and expands the disclosure requirements related to derivative instruments and hedging activities with the intent to provide users of financial statements with an enhanced understanding of (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and the related hedged items affect an entity’s financial position, financial performance and cash flows.  The guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit risk related contingent features in derivative instruments.

All derivatives are recorded on the consolidated balance sheets at their fair values within “Other assets,” or “Other liabilities.”  On the date that we enter into a derivative, we may designate the derivative as a hedge against the variability of cash flows that are to be paid in connection with a recognized liability.  Subsequent changes in the fair value of a derivative designated as a cash flow hedge that is determined to be highly effective are recorded in other comprehensive loss until earnings are affected by the variability of cash flows of the hedged transactions.  Any hedge ineffectiveness or changes in the fair value for any derivative not designated as a hedge is reported in net loss.  We do not use derivatives for trading or speculative purposes.

Revenue Recognition

We commence revenue recognition on our leases based on a number of factors.  In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset.  Generally, this occurs on the lease commencement date.  The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.  If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.  If we conclude we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduce revenue recognized over the term of the lease.  In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements.  We consider a number of different factors to evaluate whether we or the lessee are the owner of the tenant improvements for accounting purposes.  These factors include:

•

whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•

whether the tenant or landlord retains legal title to the improvements;

•

the uniqueness of the improvements;

•

the expected economic life of the tenant improvements relative to the length of the lease;

•

who constructs or directs the construction of the improvements, and

•

whether the tenant or landlord is obligated to fund cost overruns.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.  In making that determination, we consider all of the above factors.  No one factor, however, necessarily establishes its determination.

Rental income is recognized on a straight-line basis over the term of each lease.  The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease is recorded as deferred rent receivable and is included as a component of “Accounts and notes receivable” in the consolidated balance sheets.

Reimbursements from tenants for recoverable real estate taxes and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period.

We record lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, the tenant is no longer occupying the property and collectibility is reasonably assured.  Upon early lease termination, we provide for losses related to recognized tenant specific intangibles and other assets or adjust the remaining useful life of the assets if determined to be appropriate.

Our policy for percentage rental income is to defer recognition of contingent rental income (i.e. purchase/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.

In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of these properties.  Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and generally cover a period from three months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.

Profits from sales of real estate are not recognized under the full accrual method unless a sale is consummated; the buyer’s initial and continuing investments are adequate to demonstrate a commitment to pay for the property; our receivable, if applicable, is not subject to future subordination; we have transferred to the buyer the usual risks and rewards of ownership, and we do not have substantial continuing involvement with the property.

Impact of Recently Issued Accounting Pronouncements

Effective January 1, 2009, companies that decrease their ownership in a subsidiary that involves in-substance real estate should account for the transaction under the guidance for sales of real estate. The transfer of our 23% interest in IW JV to Inland Equity for $50,000 was accounted for as a financing transaction and is reflected in “Co-venture obligation” on our consolidated balance sheets.

Effective January 1, 2010, companies that issue a portion of their distributions to shareholders in stock should account for the stock portion that allows the shareholder to elect to receive cash or shares with potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate as a share issuance, which is to be reflected in earnings per share prospectively.  This guidance did not have a material effect on our consolidated financial statements.

Effective January 1, 2010, the analysis for identifying the primary beneficiary of a VIE has been simplified by replacing the previous quantitative-based analysis with a framework that is based more on qualitative judgments.  The analysis requires the primary beneficiary of a VIE to be identified as the party that both (a) has the power to direct the activities of a VIE that most significantly impact its economic performance and (b) has an obligation to absorb losses or a right to receive benefits that could potentially be significant to the VIE.  Although the amendment significantly affects the overall consolidation analysis under previously issued guidance, the adoption on January 1, 2010 did not have a material impact on the consolidated financial statements.

Effective January 1, 2010, companies are required to separately disclose the amounts of significant transfers of assets and liabilities into and out of Level 1, Level 2 and Level 3 of the fair value hierarchy and the reasons for those transfers.  Companies must also develop and disclose their policy for determining when transfers between levels are recognized. In addition, companies are required to provide fair value disclosures for each class rather than each major category of assets and liabilities.  For fair value measurements using significant other observable inputs (Level 2) or significant unobservable inputs (Level 3), companies are required to disclose the valuation technique and the inputs used in determining fair value for each class of assets and liabilities.  This guidance did not have a material effect on our consolidated financial statements.

Effective January 1, 2011, companies will be required to separately disclose purchases, sales, issuances and settlements on a gross basis in the reconciliation of recurring Level 3 fair value measurements.  We do not expect this will have a material effect on our consolidated financial statements.

Effective January 1, 2011, public companies that enter into a business combination will be required to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  In addition, the supplemental pro forma disclosures will be expanded.  If we enter into a business combination, we will comply with the disclosure requirements of this guidance.

Subsequent Events

During the period from January 1, 2011 through February 23, 2011 (the date on which our Annual Report on Form 10-K was filed), we:

•

amended and restated our existing credit agreement increasing the aggregate amount to $585,000, consisting of a $435,000 senior secured revolving line of credit and a $150,000 secured term loan with a number of financial institutions;

•

filed a registration statement on Form S-11 with the SEC regarding a proposed public offering of our common stock, and

•

filed a request for a closing agreement from the IRS, whereby the IRS would agree that our dividends paid deduction for the taxable years 2004 through 2006, the years for which we had positive taxable income, was sufficient for us to qualify for taxation as a REIT.  The IRS is currently evaluating our request and continues to move it through its review process (see Note 13 to the consolidated financial statements).

On February 16, 2011, Borders, a national retailer, filed for bankruptcy under Chapter 11.  As of December 31, 2010, Borders leased approximately 220,000 square feet of space from us at 10 locations, which leases represented approximately $2,600 of ABR.  In addition, Borders leased approximately 28,000 square feet of space at one of our unconsolidated joint venture properties, which represented $344 of ABR.  Borders has informed us that it intends to close stores at five locations where it leased space from us, representing approximately 115,000 square feet of GLA and $1,119 of ABR as of December 31, 2010.  We evaluated our exposure to Borders as of December 31, 2010 and recorded a write-off of Tenant Related Deferred Charges in the amount of $2,777 at those five locations.

Inflation

For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions.  Our rental income and operating expenses for those properties owned, or expected to be owned and operated under net leases, are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and property expenses are the responsibility of the tenants.  The capital appreciation of single-user net lease properties is likely to be influenced by interest rate fluctuations.  To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of single-user net lease properties.  As of December 31, 2010, we owned 109 single-user properties, of which 93 are net lease properties.

Item 7A.  Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

With regard to variable-rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

We may use additional derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, we generally are not exposed to the credit risk of the counterparty.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  Alternatively, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

The carrying amount of our mortgages payable, notes payable, line of credit and co-venture obligation is approximately $28,888 lower than its fair value as of December 31, 2010.

Debt Maturities

Our interest rate risk is monitored using a variety of techniques. The table below presents, as of December 31, 2010, the scheduled maturities of mortgages payable, notes payable, margin payable and the line of credit and weighted average interest rates by year to evaluate the expected cash flows and sensitivity to interest rate changes, but does not reflect the impact of any 2011 debt activity.

	2011	2012	2013	2014	2015	Thereafter	Total	Fair Value
Maturing debt (a) :
Fixed rate debt:
Mortgages payable (b)	$646,060	$411,493	$305,913	$219,832	$468,143	$1,283,343	$3,334,784	$3,364,801
Notes payable	-	-	13,900	-	-	125,000	138,900	149,067
Total fixed rate debt	$646,060	$411,493	$319,813	$219,832	$468,143	$1,408,343	$3,473,684	$3,513,868
Variable rate debt:
Mortgages payable	$15,987	$88,170	$-	$-	$-	$-	$104,157	$104,157
Line of Credit	154,347	-	-	-	-	-	154,347	154,347
Margin payable	10,017	-	-	-	-	-	10,017	10,017
Total variable rate debt	180,351	88,170	-	-	-	-	268,521	268,521
Total maturing debt	$826,411	$499,663	$319,813	$219,832	$468,143	$1,408,343	$3,742,205	$3,782,389
Weighted average interest
rate on debt:
Fixed rate debt	5.43%	5.46%	5.55%	7.17%	5.78%	7.16%
Variable rate debt	5.16%	4.00%	-	-	-	-
Total	5.37%	5.20%	5.55%	7.17%	5.78%	7.16%

(a)	The debt maturity table does not include any premiums or discounts, of which $17,534 and $(2,502), net of accumulated amortization, respectively, is outstanding as of December 31, 2010.
(b)	Includes $67,504 of variable rate debt that was swapped to a fixed rate.

The maturity table excludes other financings and co-venture obligations (see Notes 1 and 10 to the consolidated financial statements).  The maturity table also excludes accelerated principal payments that may be required as a result of covenants or conditions included in certain loan agreements.  In these cases, the total outstanding mortgage payable is included in the year corresponding to the loan maturity date.  The maturity table includes $123,198 of mortgages payable that had matured as of December 31, 2010 in the 2011 column.

We had $268,521 of variable-rate debt with a weighted average interest rate of 4.78% at December 31, 2010.  An increase in the variable interest rate on this debt constitutes a market risk.  If interest rates increase by 1%, based on debt outstanding as of December 31, 2010, interest expense would increase by approximately $2,685 on an annualized basis.

The table incorporates only those interest rate exposures that existed as of December 31, 2010.  It does not consider those interest rate exposures or positions that could arise after that date.  The information presented herein is merely an estimate and has limited predictive value.  As a result, the ultimate realized gain or loss with respect to interest rate fluctuations will depend on the interest rate exposures that arise during the period, our hedging strategies at that time and future changes in the level of interest rates.

Equity Price Risk

We are exposed to equity price risk as a result of our investments in marketable securities.  Equity price risk changes as the volatility of equity prices changes or the values of corresponding equity indices change.

Other-than-temporary impairments were none, $24,831 and $160,327 for the years ended December 31, 2010, 2009 and 2008, respectively.  These impairments resulted from declines in the fair value of our REIT stock investments that we considered to be other-than-temporary.  At this point in time, certain of our investments continue to generate dividend income while other investments of ours have ceased generating dividend income or are doing so at reduced rates.  As the equity market has begun to recover, we have been able to sell some marketable securities at prices in excess of our current book values.  However, if our stock positions do not continue to recover in 2011, we could take additional other-than-temporary impairments, which could be material to our operations.

As of December 31, 2010, our investment in marketable securities totaled $34,230, which included $22,106 of accumulated unrealized gain.  In the event that the value of our marketable securities declined by 50%, our investment would be reduced to $17,115 and, if we then sold all of our marketable securities at this value, we would recognize a gain on marketable securities of $4,991.  For the year ended December 31, 2010, our cash flows from operating activities included $3,475 that we received as distributions on our marketable securities.  We could lose some or all of these cash flows if these distributions were reduced or eliminated in the future.  Because all of our marketable securities are equity securities, the issuers of these securities could determine to reduce or eliminate these distributions at any time in their discretion.

ITEM 8.  Consolidated Financial Statements and Supplementary Data

Index

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Reports of Independent Registered Public Accounting Firm

30

Financial Statements

Consolidated Balance Sheets at December 31, 2010 and 2009

32

Consolidated Statements of Operations and Other Comprehensive Loss

for the Years Ended December 31, 2010, 2009 and 2008

33

Consolidated Statements of Equity

for the Years Ended December 31, 2010, 2009 and 2008

34

Consolidated Statements of Cash Flows

for the Years Ended December 31, 2010, 2009 and 2008

36

Notes to Consolidated Financial Statements

39

Valuation and Qualifying Accounts (Schedule II)

76

Real Estate and Accumulated Depreciation (Schedule III)

77

Schedules not filed:

All schedules other than the two listed in the Index have been omitted as the required information is either not applicable or the information is already presented in the consolidated financial statements or related notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Inland Western Retail Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland Western Retail Real Estate Trust, Inc., and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations and other comprehensive loss, equity, and cash flows for each of the two years in the period ended December 31, 2010. Our audits also included the financial statement schedules listed in the Table of Contents at Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc., and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, on January 1, 2009, the Company changed its method of accounting for noncontrolling interests and retrospectively adjusted all periods presented in the consolidated financial statements.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated February 23, 2011 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 23, 2011

(May 11, 2011 as to the effects of the 2011 discontinued operations described in Note 3)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Inland Western Retail Real Estate Trust, Inc.:

We have audited the accompanying consolidated statements of operations and other comprehensive loss, equity, and cash flows of Inland Western Retail Real Estate Trust, Inc. (the Company) and subsidiaries for the year ended December 31, 2008. In connection with our audit of the consolidated financial statements, we have also audited the 2008 information in financial statement schedules II and III.  These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the operations and cash flows of Inland Western Retail Real Estate Trust, Inc. and subsidiaries for the year ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the 2008 information in the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in notes 1, 2, 3, 12, 13, and 14 to the consolidated financial statements, Inland Western Retail Real Estate Trust, Inc. and subsidiaries retrospectively applied certain reclassifications associated with discontinued operations and upon the adoption of an accounting standard related to noncontrolling interests.

/s/ KPMG LLP

Chicago, Illinois
March 31, 2009, except for notes 1, 2, 3, 12, 13, and 14, which are as of May 11, 2011

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Consolidated Balance Sheets

December 31, 2010 and 2009

(in thousands, except per share amounts)

	2010	2009
Assets
Investment properties:
Land	$1,375,155	$1,435,871
Building and other improvements	5,258,992	5,421,907
Developments in progress	87,095	112,173
	6,721,242	6,969,951
Less accumulated depreciation	(1,034,769)	(866,169)
Net investment properties	5,686,473	6,103,782
Cash and cash equivalents	130,213	125,904
Investment in marketable securities	34,230	29,117
Investment in unconsolidated joint ventures	33,465	78,957
Accounts and notes receivable (net of allowances of $9,138
and $31,014, respectively)	112,915	118,172
Acquired lease intangibles, net	230,046	295,720
Investment properties held for sale	-	46,435
Other assets, net	159,494	130,278
Total assets	$6,386,836	$6,928,365
Liabilities and Equity
Liabilities:
Mortgages and notes payable	$3,602,890	$4,003,985
Line of credit	154,347	107,000
Accounts payable and accrued expenses	84,570	73,793
Distributions payable	26,851	15,657
Acquired below market lease intangibles, net	92,099	103,134
Other financings	8,477	11,887
Co-venture obligation	51,264	50,139
Liabilities associated with investment properties held for sale	-	34,795
Other liabilities	69,746	81,729
Total liabilities	4,090,244	4,482,119
Redeemable noncontrolling interests	527	527
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized,
none issued or outstanding	-	-
Common stock, $0.001 par value, 640,000 shares authorized,
477,345 and 481,743 issued and outstanding at
December 31, 2010 and 2009, respectively	477	482
Additional paid-in capital	4,383,281	4,350,484
Accumulated distributions in excess of earnings	(2,111,138)	(1,920,716)
Accumulated other comprehensive income	22,282	11,300
Total shareholders’ equity	2,294,902	2,441,550
Noncontrolling interests	1,163	4,169
Total equity	2,296,065	2,445,719
Total liabilities and equity	$6,386,836	$6,928,365

See accompanying notes to consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Consolidated Statements of Operations and Other Comprehensive Loss

For the Years Ended December 31, 2010, 2009 and 2008

 (in thousands, except per share amounts)

	2010	2009	2008
Revenues:
Rental income	$510,606	$519,836	$553,396
Tenant recovery income	115,180	121,991	130,435
Other property income	16,590	18,804	19,741
Insurance captive income	2,996	2,261	1,938
Total revenues	645,372	662,892	705,510
Expenses:
Property operating expenses	106,582	122,570	140,312
Real estate taxes	85,971	93,197	87,257
Depreciation and amortization	246,088	248,141	249,243
Provision for impairment of investment properties	14,430	53,900	51,600
Loss on lease terminations	13,826	13,735	64,648
Insurance captive expenses	3,392	3,655	2,874
General and administrative expenses	18,119	21,191	19,997
Total expenses	488,408	556,389	615,931
Operating income	156,964	106,503	89,579
Dividend income	3,472	10,132	24,010
Interest income	740	1,483	4,329
Loss on partial sales of investment properties	(385)	-	-
Equity in income (loss) of unconsolidated joint ventures	2,025	(11,299)	(4,939)
Interest expense	(260,614)	(233,739)	(209,769)
Co-venture obligation expense	(7,167)	(597)	-
Recognized gain (loss) on marketable securities, net	4,007	18,039	(160,888)
Impairment of goodwill	-	-	(377,916)
Impairment of investment in unconsolidated entity	-	-	(5,524)
Impairment of notes receivable	-	(17,322)	-
Gain (loss) on interest rate locks	-	3,989	(16,778)
Other expense	(3,531)	(9,599)	(1,062)
Loss from continuing operations	(104,489)	(132,410)	(658,958)
Discontinued operations:
Operating loss	(14,024)	(9,382)	(24,255)
Gain on sales of investment properties	23,806	26,383	-
Income (loss) from discontinued operations	9,782	17,001	(24,255)
Net loss	(94,707)	(115,409)	(683,213)
Net (income) loss attributable to noncontrolling interests	(1,136)	3,074	(514)
Net loss attributable to Company shareholders	$(95,843)	$(112,335)	$(683,727)
(Loss) earnings per common share-basic and diluted:
Continuing operations	$(0.22)	$(0.27)	$(1.37)
Discontinued operations	0.02	0.04	(0.05)
Net loss per common share attributable to Company shareholders	$(0.20)	$(0.23)	$(1.42)
Net loss	$(94,707)	$(115,409)	$(683,213)
Other comprehensive loss:
Net unrealized gain (loss) on derivative instruments	1,247	1,696	(5,516)
Net unrealized gain (loss) on marketable securities	13,742	35,594	(115,716)
Reversal of unrealized (gain) loss to recognized (gain)
loss on marketable securities, net	(4,007)	(18,039)	160,888
Comprehensive loss	(83,725)	(96,158)	(643,557)
Comprehensive (income) loss attributable to noncontrolling interests	(1,136)	3,074	(514)
Comprehensive loss attributable to Company shareholders	$(84,861)	$(93,084)	$(644,071)
Weighted average number of common shares
outstanding-basic and diluted	483,743	480,310	481,442

See accompanying notes to consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Consolidated Statements of Equity

For the Years Ended December 31, 2010, 2009 and 2008

 (in thousands, except per share amounts)

				Accumulated	Accumulated
			Additional	Distributions	Other	Total
		Common	Paid-in	in Excess of	Comprehensive	Shareholders’	Noncontrolling	Total
	Shares	Stock	Capital	Net Loss	Income (Loss)	Equity	Interests	Equity
Balance at January 1, 2008	484,921	$485	$4,386,703	$(740,816)	$(47,607)	$3,598,765	$2,230	$3,600,995
Net (loss) income (excluding net loss of $32
attributable to redeemable noncontrolling interests)	-	-	-	(683,727)	-	(683,727)	482	(683,245)
Net unrealized loss on derivative instruments	-	-	-	-	(5,516)	(5,516)	-	(5,516)
Net unrealized loss on marketable securities	-	-	-	-	(115,716)	(115,716)	-	(115,716)
Reversal of unrealized loss to recognized loss
on marketable securities, net	-	-	-	-	160,888	160,888	-	160,888
Contributions from noncontrolling interests	-	-	-	-	-	-	1,011	1,011
Distributions declared ($0.64 per weighted average
number of common shares outstanding)	-	-	-	(308,798)	-	(308,798)	-	(308,798)
Distribution reinvestment program (DRP)	15,360	15	153,585	-	-	153,600	-	153,600
Share repurchase program (SRP)	(22,715)	(23)	(227,133)	-	-	(227,156)	-	(227,156)
Stock based compensation expense	-	-	8	-	-	8	-	8
Balance at December 31, 2008	477,566	$477	$4,313,163	$(1,733,341)	$(7,951)	$2,572,348	$3,723	$2,576,071

Net (loss) income (excluding net loss of $3,332
attributable to redeemable noncontrolling interests)	-	$-	$-	$(112,335)	$-	$(112,335)	$258	$(112,077)
Net unrealized gain on derivative instruments	-	-	-	-	1,696	1,696	-	1,696
Net unrealized gain on marketable securities	-	-	-	-	35,594	35,594		35,594
Reversal of unrealized gain to recognized gain
on marketable securities, net	-	-	-	-	(18,039)	(18,039)	-	(18,039)
Contributions from noncontrolling interests	-	-	-	-	-	-	188	188
Distributions declared ($0.16 per weighted average
number of common shares outstanding)	-	-	-	(75,040)	-	(75,040)	-	(75,040)
DRP	4,177	5	37,297	-	-	37,302	-	37,302
Stock based compensation expense	-	-	24	-	-	24	-	24
Balance at December 31, 2009	481,743	$482	$4,350,484	$(1,920,716)	$11,300	$2,441,550	$4,169	$2,445,719

See accompanying notes to consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Consolidated Statements of Equity

(Continued)

For the Years Ended December 31, 2010, 2009 and 2008

 (in thousands, except per share amounts)

				Accumulated	Accumulated
			Additional	Distributions	Other	Total
		Common	Paid-in	in Excess of	Comprehensive	Shareholders’	Noncontrolling	Total
	Shares	Stock	Capital	Net Loss	Income (Loss)	Equity	Interests	Equity
Net (loss) income (excluding net income of $31
attributable to redeemable noncontrolling interests)	-	$-	$-	$(95,843)	$-	$(95,843)	$1,105	$(94,738)
Net unrealized gain on derivative instruments	-	-	-	-	1,247	1,247	-	1,247
Net unrealized gain on marketable securities	-	-	-	-	13,742	13,742	-	13,742
Reversal of unrealized gain to recognized gain
on marketable securities, net	-	-	-	-	(4,007)	(4,007)	-	(4,007)
Contributions from noncontrolling interests	-	-	-	-	-	-	151	151
De-consolidation of variable interest entity	-	-	-	-	-	-	(4,262)	(4,262)
Distributions declared ($0.20 per weighted average
number of common shares outstanding)	-	-	-	(94,579)	-	(94,579)	-	(94,579)
DRP	4,601	4	32,727	-	-	32,731	-	32,731
Shares returned from litigation settlement	(9,000)	(9)	9	-	-	-	-	-
Exercise of stock options	1	-	13	-	-	13	-	13
Stock based compensation expense	-	-	48	-	-	48	-	48
Balance at December 31, 2010	477,345	$477	$4,383,281	$(2,111,138)	$22,282	$2,294,902	$1,163	$2,296,065

See accompanying notes to consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2010, 2009 and 2008

(in thousands, except per share amounts)

	2010	2009	2008
Cash flows from operating activities:
Net loss	$(94,707)	$(115,409)	$(683,213)
Adjustments to reconcile net loss to net cash provided by
operating activities (including discontinued operations):
Depreciation and amortization	248,089	258,592	265,587
Provision for impairment of investment properties	23,057	64,700	80,000
Impairment of marketable securities	-	24,831	160,327
Impairment of goodwill	-	-	377,916
Impairment of notes receivable	-	17,322	-
Impairment of investment in unconsolidated entity	-	-	5,524
Gain on sales of investment properties	(23,806)	(26,383)	-
Loss on partial sales of investment properties	385	-	-
Loss on lease terminations	13,826	13,735	67,092
(Gain) loss on interest rate locks	-	(3,989)	16,778
Loss on redemption of noncontrolling interests	-	3,447	-
Non-cash co-venture obligation expense	1,125	139	-
Amortization of loan fees	12,733	13,295	10,583
Amortization of acquired above and below market lease intangibles	(1,969)	(2,340)	(2,953)
Amortization of mortgage debt premium	(1,541)	-	-
Amortization of discount on debt assumed	509	509	424
Amortization of lease inducements	60	182	-
Straight-line rental income	(7,643)	(8,281)	(12,954)
Straight-line ground rent expense	4,109	3,987	5,186
Stock based compensation expense	48	24	8
Equity in (income) loss of unconsolidated joint ventures	(2,025)	11,299	4,939
Distributions from unconsolidated joint ventures	5,721	4,176	5,168
Recognized (gain) loss on sale of marketable securities	(4,007)	(42,870)	561
Provision for bad debt	3,103	9,617	22,910
Payment of leasing fees	(6,172)	(5,048)	(6,003)
Costs associated with refinancings	1,190	-	-
Changes in assets and liabilities:
Accounts receivable, net	8,336	1,467	(5,146)
Other assets	(184)	2,259	(4,824)
Accounts payable and accrued expenses	13,313	11,136	4,477
Other liabilities	(9,478)	13,440	(3,036)
Net cash provided by operating activities	184,072	249,837	309,351

Cash flows from investing activities:
Purchase of marketable securities	-	(190)	(28,433)
Proceeds from sale of marketable securities	8,629	125,088	34,789
Changes in restricted escrows	(22,967)	(38,680)	46,966
Purchase of investment properties, capital expenditures and tenant improvements	(35,198)	(40,778)	(132,233)
Proceeds from partial sales of investment properties	48,616	-	-
Proceeds from sales of investment properties	96,059	172,007	-
Investment in developments in progress	(3,219)	(15,297)	(73,137)
Acquired lease intangible assets	-	(6,972)	(22,495)
Acquired above market lease intangibles	-	(38)	(4,833)
Acquired below market lease intangibles	-	152	9,741
Investment in unconsolidated joint ventures	(3,589)	(2,879)	(3,427)
Return of escrowed funds from unconsolidated joint venture	65,240	-	-
Payments received under master lease agreements	789	1,231	3,067
Funding of notes receivable	-	-	(12,744)
Payoff of notes receivable	40	62	4,184
Net cash provided by (used in) investing activities	$154,400	$193,706	$(178,555)

See accompanying notes to consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Consolidated Statements of Cash Flows

(Continued)

For the Years Ended December 31, 2010, 2009 and 2008

 (in thousands, except per share amounts)

	2010	2009	2008
Cash flows from financing activities:
Shares repurchased through SRP	$-	$-	$(227,156)
Proceeds from margin debt related to marketable securities	22,860	29,750	18,348
Payoff of margin debt related to marketable securities	(12,843)	(86,090)	(70,048)
Proceeds from mortgages and notes payable	737,890	974,938	224,172
Principal payments on mortgages and notes payable	(32,646)	(5,428)	(2,560)
Repayments of mortgages and notes payable	(1,018,351)	(1,152,767)	(57,820)
Proceeds from line of credit	90,000	30,000	275,000
Payoff of line of credit	(42,653)	(148,000)	(125,000)
Payment of rate lock deposits	(12,290)	-	(7,650)
Refund of rate lock deposits	12,290	5,209	-
Payment of loan fees and deposits	(11,498)	(31,376)	(3,890)
Exercise of stock options	13	-	-
Payment of offering costs	(575)	-	-
Distributions paid, net of DRP	(50,654)	(47,651)	(155,592)
Distributions to redeemable noncontrolling interests	(31)	(32)	(31)
Redemption of redeemable noncontrolling interests	-	(1,548)	-
Contributions from noncontrolling interests	151	188	1,011
Contributions from redeemable noncontrolling interests	-	-	20
Repayment of other financings	(3,410)	(55,999)	-
Proceeds from other financings	-	-	4,207
Proceeds from co-venture obligation	-	50,000	-
Net cash used in financing activities	(321,747)	(438,806)	(126,989)
Net increase in cash and cash equivalents	16,725	4,737	3,807
Cash and cash equivalents, at beginning of year	125,904	121,167	117,360
Cash decrease due to deconsolidation of variable interest entity	(12,416)	-	-
Cash and cash equivalents, at end of year	$130,213	$125,904	$121,167
Supplemental cash flow disclosure, including non-cash activities:
Cash paid for interest, net of interest capitalized	$248,576	$222,573	$229,647
Distributions payable	$26,851	$15,657	$25,570
Distributions reinvested	$32,731	$37,302	$153,600
Accrued offering costs	$309	$-	$-
Purchase of investment properties:
Land, building and other improvements	$(35,198)	$(40,778)	$(203,315)
Assumption of mortgages payable	-	-	56,500
Conversion of investment in joint venture to investment property	-	-	2,179
Conversion of notes receivable to investment property	-	-	16,347
Other financings	-	-	-
Mortgage discount	-	-	(3,944)
	$(35,198)	$(40,778)	$(132,233)
Developments in progress placed in service	$28,312	$35,126	$84,629
Developments payable	$499	$485	$4,339
Forgiveness of mortgage debt	$50,831	$-	$-
Shares of common stock returned as a result of litigation settlement	9,000

See accompanying notes to consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Consolidated Statements of Cash Flows

(Continued)

For the Years Ended December 31, 2010, 2009 and 2008

 (in thousands, except per share amounts)

	2010	2009	2008
Proceeds from sales of investment properties:
Land	$36,600	$50,846	$-
Building and other improvements, net of accumulated depreciation	71,891	237,789	-
Accounts and notes receivable	474	2,425	-
Acquired lease intangibles and other assets	(4,883)	20,972	-
Mortgages and notes payable assumption	-	(160,489)	-
Forgiveness of mortgage debt	(31,756)	-	-
Acquired below market lease intangibles and other liabilities	(73)	(5,919)	-
Gain on sales of investment properties	23,806	26,383	-
	$96,059	$172,007	$-

Proceeds from partial sales of investment properties:
Land	$37,377	$-	$-
Building and other improvements, net of accumulated depreciation	113,440	-	-
Accounts and notes receivable	2,062	-	-
Acquired lease intangibles and other assets	(2,350)	-	-
Mortgages and notes payable assumption	(97,888)	-	-
Acquired below market lease intangibles and other liabilities	(3,640)	-	-
Loss on partial sales of investment properties	(385)	-	-
	$48,616	$-	$-

Redemption of redeemable noncontrolling interests:
Redeemable noncontrolling interests	$-	$15,426	$-
Land	-	(11,488)	-
Building and other improvements, net of accumulated depreciation	-	-	-
Investment in unconsolidated joint ventures	-	-	-
Restricted cash	-	(2,390)	-
Acquired lease intangibles and other assets	-	-	-
Mortgages and notes payable	-	-	-
Acquired below market lease intangibles and other liabilities	-	-	-
	$-	$1,548	$-

Deconsolidation of variable interest entity:
Investment in unconsolidated joint ventures	$7,230	$-	$-
Other assets, net	(6,386)	-	-
Accounts payable and accrued expenses	124	-	-
Other liabilities	7,186
Noncontrolling interests	4,262	-	-
Cash decrease due to deconsolidation of variable interest entity	$12,416	$-	$-

See accompanying notes to consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

(1)  Organization and Basis of Presentation

Inland Western Retail Real Estate Trust, Inc. (the “Company”) was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and single-user net lease properties.

All amounts in the notes to the consolidated financial statements are stated in thousands with the exception of per share amounts, square foot amounts, number of properties, number of states, number of leases and number of employees.

The Company issued a total of 459,484 shares of its common stock at $10.00 per share, resulting in gross proceeds of $4,595,193.  In addition, as of December 31, 2010, the Company had issued 70,683 shares through its DRP at prices ranging from $6.85 to $10.00 per share for gross proceeds of $675,503 and had repurchased a total of 43,823 shares through its SRP (suspended as of November 19, 2008) at prices ranging from $9.25 to $10.00 per share for an aggregate cost of $432,487.  During September 2010, one thousand five hundred shares were issued through the exercise of stock options at a price of $8.95 per share for gross proceeds of $13. In addition, nine million shares of common stock were transferred back to the Company in December 2010 from shares of common stock issued to the owners of certain entities that were acquired by the Company in its internalization transaction in conjunction with the litigation settlement.  See Note 17 for further details on the litigation settlement.  As a result, the Company had total shares outstanding of 477,345 and had realized total net offering proceeds of $4,838,222 as of December 31, 2010.

On November 15, 2007, pursuant to an agreement and plan of merger approved by its shareholders on November 13, 2007, the Company acquired, through a series of mergers, four entities affiliated with its former sponsor, Inland Real Estate Investment Corporation, which provided business management/advisory and property management services to the Company. Shareholders of the acquired companies received an aggregate of 37,500 shares of the Company’s common stock, valued under the merger agreement at $10.00 per share.  In December 2010, certain of the shareholders returned 9,000 shares of the Company’s common stock in connection with the settlement of a lawsuit related to this acquisition.

The Company accounted for the merger transaction as a consummation of a business combination between parties with a pre-existing relationship.  The assets and liabilities of the acquired companies were recorded at their estimated fair value at the date of the transaction.  The purchase price in excess of the fair value of the assets and liabilities of the acquired companies was allocated to goodwill in the amount of $377,916.  In determining the purchase price, an independent third party rendered an opinion on the $10.00 per share value of the shares, as well as the aggregate purchase price of $375,000.  Additional costs totaling $4,019 were also incurred as part of the merger transaction consisting of financial and legal advisory services and accounting and proxy related costs. As part of the merger, the Company assigned values to these tangible and intangible assets at their estimated fair values.

The Company performed its goodwill impairment analysis using the two step method on an annual basis and whenever events or changes in circumstances indicated that the carrying amount may not be recoverable.  The Company completed its annual goodwill impairment test during the fourth quarter of 2008 and determined that the carrying value exceeded its fair value, indicating potential goodwill impairment existed. Certain unanticipated events occurring primarily in the fourth quarter of 2008 caused the carrying value of goodwill to exceed its fair value. The primary events were the severe dislocations and liquidity disruptions in the credit and equity markets that took place late in 2008 and three significant tenants who declared bankruptcy liquidations during the fourth quarter of 2008 and early in 2009.  As a result of the two step test performed during the fourth quarter of 2008, the Company determined that the entire goodwill balance was impaired and, as such, the Company recorded impairment of $377,916.

The Company has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended, or the Code, commencing with the tax year ended December 31, 2003.  The Company believes it qualifies for taxation as a REIT and, as such, the Company generally will not be subject to federal income tax on taxable income that is distributed to shareholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, on January 20, 2011, the Company filed a request for a closing agreement from the Internal Revenue Service, or IRS, whereby the IRS, would agree that the

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Company’s dividends paid deduction for the taxable years 2004 through 2006, the years for which it had positive taxable income, was sufficient for the Company to qualify for taxation as a REIT.  The IRS is currently reviewing the Company’s request and continues to move it through its review process (see Note 13).  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.  The Company has one wholly-owned subsidiary that has elected to be treated as a taxable REIT subsidiary (TRS) for federal income tax purposes.  A TRS is taxed on its taxable income at regular corporate tax rates.  The income tax expense incurred as a result of the TRS did not have a material impact on the Company’s accompanying consolidated financial statements.  On November 15, 2007, the Company acquired four qualified REIT subsidiaries.  Their income is consolidated with REIT income for federal and state income tax purposes.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  For example, significant estimates and assumptions have been made with respect to useful lives of assets; capitalization of development and leasing costs; fair value measurements; provision for impairment, including estimates of holding periods, capitalization rates and discount rates (where applicable); provision for income taxes; recoverable amounts of receivables; deferred taxes and initial valuations and related amortization periods of deferred costs and intangibles, particularly with respect to property acquisitions.  Actual results could differ from those estimates.

Certain reclassifications as a result of discontinued operations have been made to the 2009 and 2008 consolidated financial statements to conform to the 2010 presentation.  In addition, on January 1, 2009, the Company adopted guidance on noncontrolling interests that required retrospective application, in which all periods presented reflect the necessary changes.

The accompanying consolidated financial statements include the accounts of the Company, as well as all wholly-owned subsidiaries and consolidated joint venture investments.  Wholly-owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).

The Company’s property ownership as of December 31, 2010 is summarized below:

	Wholly-owned	Consolidated Joint Venture (a)	Unconsolidated Joint Venture (b)
Operating properties	229	55	19
Development properties	1	5	2

(a)	The Company has ownership interests ranging from 25% to 77% in six LLCs or LPs
(b)	The Company has ownership interests ranging from 20% to 96% in three LLCs or LPs

The Company consolidates certain property holding entities and other subsidiaries in which it owns less than a 100% equity interest if it is deemed to be the primary beneficiary in a variable interest entity (VIE), (an entity in which the contractual, ownership, or pecuniary interests change with changes in the fair value of the entity’s net assets, as defined by the Financial Accounting Standards Board (FASB)). The Company also consolidates entities that are not VIEs in which it has financial and operating control in accordance with GAAP.  All significant intercompany balances and transactions have been eliminated in consolidation.  Investments in real estate joint ventures in which the Company has the ability to exercise significant influence, but does not have financial or operating control, are accounted for using the equity method of accounting.  Accordingly, the Company’s share of the income (or loss) of these unconsolidated joint ventures is included in consolidated net (loss) income.

The Company is the controlling member in various consolidated entities.  The organizational documents of these entities contain provisions that require the entities to be liquidated through the sale of their assets upon reaching a future date as specified in each respective organizational document or through put/call arrangements.  As controlling member, the

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Company has an obligation to cause these property-owning entities to distribute proceeds of liquidation to the noncontrolling interest partners in these partially-owned entities only if the net proceeds received by each of the entities from the sale of assets warrant a distribution based on the agreements.  Some of the LLC or LP agreements for these entities contain put/call provisions which grant the right to the outside owners and the Company to require each LLC or LP to redeem the ownership interest of the outside owners during future periods.  In instances where outside ownership interests are subject to put/call arrangements requiring settlement for fixed amounts, the LLC or LP is treated as a 100% owned subsidiary by the Company with the amount due to the outside owner reflected as a financing arrangement and included in “Other financings” in the accompanying consolidated balance sheets.  Interest expense is recorded on such liabilities in amounts equal to the preferential returns due to the outside owners as provided in the LLC or LP agreements.  In instances where outside ownership interests are subject to call arrangements without fixed settlement amounts, the LLC is treated as a 100% owned subsidiary by the Company with the amount due to the outside owner reflected as a financing and included in “Co-venture obligation” in the accompanying consolidated balance sheets.  Expense is recorded on such liabilities in amounts equal to the preferential returns due to the outside owners as provided in the LLC agreement.

In December 2007, the FASB issued accounting guidance on noncontrolling interests in consolidated financial statements, effective for fiscal years beginning on or after December 15, 2008.  The Company adopted the guidance on January 1, 2009.  The guidance defines noncontrolling interest as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  As a result of the adoption of the guidance on noncontrolling interests, the Company retrospectively adjusted all periods presented in the consolidated financial statements for the balances related to the noncontrolling interests associated with the insurance association captive and two consolidated joint venture investments to permanent equity.  Noncontrolling interests associated with the Company’s other consolidated joint venture investments continue to be classified outside of permanent equity as those interests are redeemable by the Company at the discretion of the noncontrolling interest holder.  The Company made this determination based on an evaluation of the terms in applicable agreements, specifically the redemption provisions.  The amount at which these interests would be redeemed is based on a formula contained in each respective agreement and, as of December 31, 2010 and 2009, was determined to approximate the carrying value of these interests.  Accordingly, no adjustment was made during the years ended December 31, 2010 and 2009.

On the consolidated statements of operations and other comprehensive loss, revenues, expenses and net income or loss from less-than-wholly-owned subsidiaries are reported at the consolidated amounts, including both the amounts attributable to Company shareholders and noncontrolling interests.  Consolidated statements of equity are included in the annual financial statements, including beginning balances, activity for the period and ending balances for shareholders’ equity, noncontrolling interests and total equity.

Below is a table reflecting the activity of the redeemable noncontrolling interests for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008
Balance at January 1,	$527	$19,317	$19,296
Redeemable noncontrolling interest income (expense)	31	(3,332)	32
Contributions	-	-	20
Distributions	(31)	(32)	(31)
Redemptions	-	(15,426)	-
Balance at December 31,	$527	$527	$19,317

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

During the years ended December 31, 2010 and 2009, the Company paid certain joint venture partners for the redemption of their interests in certain consolidated joint ventures as summarized below:

Redemption Date	Full or Partial Redemption	Accrued Preferred Return	Amount Included in Other Financings	Total Payment Amount
January 5, 2010	Full	$20	$3,410	$3,430
Redemption Date	Full or Partial Redemption	Accrued Preferred Return	Amount included in Other financings	Total Payment Amount
January 16, 2009	Full	$-	$3,410	$3,410
April 28, 2009	Full	114	5,698	5,812
June 4, 2009	Partial	-	40,539	40,539
June 29, 2009	Full	-	6,352	6,352
Total for the year ended December 31, 2009		$114	$55,999	$56,113

The Company is party to an agreement with an LLC formed as an insurance association captive (the “Captive”), which is wholly-owned by the Company and three related parties, Inland Real Estate Corporation (IREC), Inland American Real Estate Trust, Inc. (IARETI) and Inland Diversified Real Estate Trust, Inc. (IDRETI).  The Captive is serviced by a related party, Inland Risk and Management Services, Inc. for a fee of $25 per quarter.  It has been determined that the Captive is a VIE and, as the Company received the most benefit of all members through November 30, 2010, the Company was deemed to be the primary beneficiary.  Therefore, the Captive was consolidated by the Company through November 30, 2010.  Prior to November 30, 2010, the other members’ interests are reflected as “Noncontrolling interests” in the accompanying consolidated financial statements.  Effective November 30, 2010, it was determined that the Company no longer received the most benefit, nor had the highest risk of loss and, therefore, was no longer the primary beneficiary.  As a result, the Captive was deconsolidated and recorded under the equity method of accounting.  As of December 31, 2010, the Company’s interest in the Captive is reflected in “Investment in unconsolidated joint ventures” in the accompanying consolidated balance sheets.  The Company’s share of net income of the Captive for December 2010 is reflected in “Equity in income (loss) of unconsolidated joint ventures” in the accompanying consolidated statements of operations and other comprehensive loss.

The assets of the Captive are restricted to the settlement of liabilities of the Captive.  Similarly, creditors of the Captive do not have recourse to the Company.  Below is a summary of the assets and liabilities of the Captive as of December 31, 2009:

December 31,
2009
Cash and cash equivalents	$10,000
Other assets, net	5,256
Accounts payable and accrued expenses	(34)
Other liabilities	(8,320)

On November 29, 2009, the Company formed IW JV 2009, LLC (IW JV), a wholly-owned subsidiary, and transferred a portfolio of 55 investment properties and the entities which owned them into it.  Subsequently, in connection with a $625,000 debt refinancing transaction, which consisted of $500,000 of mortgages payable and $125,000 of notes payable, on December 1, 2009, the Company raised additional capital of $50,000 from a related party, Inland Equity Investors, LLC (Inland Equity) in exchange for a 23% noncontrolling interest in IW JV.  IW JV, which is controlled by the Company, and therefore consolidated, will continue to be managed and operated by the Company.  Inland Equity is owned by certain individuals, including Daniel L. Goodwin, who beneficially owns more than 5% of the common stock of the Company, and Robert D. Parks, who was the Chairman of the Board of the Company until October 12, 2010 and is the Chairman of the Board of certain affiliates of The Inland Group, Inc.  The independent directors committee reviewed and recommended approval of this transaction to the Company’s board of directors.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Noncontrolling interests are adjusted for additional contributions by noncontrolling interest holders and distributions to noncontrolling interest holders, as well as the noncontrolling interest holders’ share of the net income or losses of each respective entity.

(2)  Summary of Significant Accounting Policies

Investment Properties: Investment properties are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.  Expenditures for significant betterments and improvements are capitalized.

The Company allocates the purchase price of each acquired investment property between the estimated fair values of land, building and improvements, acquired above market and below market lease intangibles, in-place lease value, any assumed financing that is determined to be above or below market, the value of customer relationships, if any, and goodwill if determined to meet the definition of a business under the guidance.  The allocation of the purchase price is an area that requires judgment and significant estimates.  Beginning in 2009, transaction costs associated with any acquisitions are expensed as incurred.  In some circumstances, the Company engages independent real estate appraisal firms to provide market information and evaluations that help support the Company’s purchase price allocations; however, the Company is ultimately responsible for the purchase price allocations.  The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms at the time of acquisition for similar investment properties.  The Company allocates a portion of the purchase price to the estimated, acquired in-place lease value based on estimated lease execution costs for similar leases, as well as, lost rental payments during an assumed lease-up period when calculating as-if-vacant fair values.  The Company considers various factors, including geographic location and size of the leased space.  The Company also evaluates each significant acquired lease based upon current market rates at the acquisition date and considers various factors, including geographical location, size and location of the leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market.  If an acquired lease is determined to be above or below market, the Company allocates a portion of the purchase price to such above or below market leases based upon the present value of the difference between the contractual lease rate and the estimated market rate.  For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market lease values.  Renewal periods are excluded for amortization periods on above market lease intangibles.  The determination of the discount rate used in the present value calculation is based upon a risk adjusted rate.  This discount rate is a significant factor in determining the market valuation which requires the Company’s evaluation of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense.  The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $42,273, $46,346 and $50,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

The portion of the purchase price allocated to acquired above market lease value and acquired below market lease value is amortized on a straight-line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market leases with fixed rate renewals.  Renewal periods are excluded for amortization periods on above market lease intangibles.  Amortization pertaining to the above market lease value of $5,654, $6,307 and $7,156 for the years ended December 31, 2010, 2009 and 2008, respectively, was applied as a reduction to rental income.  Amortization pertaining to the below market lease value $7,623, $8,647 and $9,660 for the years ended December 31, 2010, 2009 and 2008, respectively, was applied as an increase to rental income.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

The following table presents the amortization during the next five years and thereafter related to the acquired in-place lease value and acquired above and below market lease intangibles for properties owned at December 31, 2010:

	2011	2012	2013	2014	2015	Thereafter
Amortization of:
Acquired above market lease intangibles	$(4,871)	$(3,625)	$(3,180)	$(2,619)	$(2,122)	$(6,434)
Acquired below market lease intangibles	6,664	6,085	5,761	5,381	4,934	63,274
Net rental income increase	$1,793	$2,460	$2,581	$2,762	$2,812	$56,840
Acquired in-place lease value	$39,711	$37,447	$33,992	$24,776	$16,590	$54,672

Depreciation expense is computed using the straight-line method.  Buildings and improvements are depreciated based upon estimated useful lives of 30 years for buildings and associated improvements and 15 years for site improvements and most other capital improvements.  Tenant improvements and leasing fees are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense.

Impairment: The Company’s investment properties, including developments in progress, are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Impairment indicators are assessed separately for each property and include, but are not limited to, the property’s low occupancy rate, difficulty in leasing space and financially troubled tenants.  Impairment indicators for developments in progress are assessed by project and include, but are not limited to, significant changes in project completion dates, development costs and market factors.

If an indicator of potential impairment exists, the asset would be tested for recoverability by comparing its carrying value to the estimated future undiscounted operating cash flows, which is based upon many factors which requires the Company to make difficult, complex or subjective judgments.  Such assumptions include, but are not limited to, projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economic factors, demographics, property location, capital expenditures, holding period, capitalization rates and sales value.  An investment property is considered to be impaired when the estimated future undiscounted operating cash flows are less than its carrying value.

The Company’s investments in unconsolidated joint ventures are reviewed for potential impairment, in addition to impairment evaluations of the individual assets underlying these investments, whenever events or changes in circumstances warrant such an evaluation.  To determine whether impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until the carrying value is fully recovered.

To the extent impairment has occurred, the excess of the carrying value of the asset over its estimated fair value is recorded as a provision for impairment of investment properties or investments in unconsolidated joint ventures.

Below is a summary of impairment losses for the years ended December 31, 2010, 2009 and 2008:

	Years Ended December 31,
	2010	2009		2008
Impairment of consolidated properties	$23,057	$64,700		$80,000
Impairment of investment in unconsolidated joint ventures	$-	$9,062	(a)	$9,028	(b)

(a)	Included in "Equity in (loss) income of unconsolidated joint ventures" in the accompanying consolidated statements of operations and other comprehensive loss.
(b)

$3,504 included in "Equity in (loss) income of unconsolidated joint ventures" and $5,524 included in "Impairment of investment in unconsolidated entity" in the accompanying consolidated statements of operations and other comprehensive loss.

Impairment of consolidated investment properties is included in “Provision for impairment of investment properties” on the accompanying consolidated statements of operations and other comprehensive loss, except for $8,627, $10,800, and $28,400 which is included in discontinued operations in 2010, 2009, and 2008, respectively.  The Company’s assessment

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

of impairment at December 31, 2010 was based on the most current information available to the Company.  If the conditions mentioned above deteriorate further or if the Company’s plans regarding the Company’s assets change, subsequent tests for impairment could result in additional impairment charges in the future.  The Company can provide no assurance that material impairment charges with respect to the Company’s investment properties and investments in unconsolidated joint ventures will not occur in 2011 or future periods.  In light of the downturn in the general economy and the resulting effect upon real estate market conditions, certain of the Company’s properties may have fair values less than their carrying amounts.  However, based on the Company’s plans with respect to those properties, the Company believes that the carrying amounts are recoverable and therefore, under applicable GAAP guidance, no additional impairments were taken.  Accordingly, the Company will continue to monitor circumstances and events in future periods to determine whether additional impairments are warranted.

Development Projects: The Company capitalizes costs incurred during the development period such as construction, insurance, architectural, legal, interest and other financing costs, and real estate taxes.  At such time as the development is considered substantially complete, those costs included in developments in progress are reclassified to land and building and other improvements.  Development payables of $499 and $485 at December 31, 2010 and 2009, respectively, consist of costs incurred and not yet paid pertaining to these development projects and are included in “Accounts payable and accrued expenses” on the accompanying consolidated balance sheets.  During the years ended December 31, 2010, 2009 and 2008, the Company capitalized interest cost of $286, $1,194 and $7,485, respectively.

Loss on Lease Terminations:  In situations in which a lease or leases associated with a significant tenant have been, or are expected to be, terminated early, the Company evaluates the remaining useful lives of depreciable or amortizable assets in the asset group related to the lease that will be terminated (i.e., tenant improvements, above and below market lease intangibles, in-place lease intangibles, and leasing commissions).  Based upon consideration of the facts and circumstances of the termination, the Company may write-off the depreciation and amortization associated with the applicable asset group.  If the Company concludes that a write-off of the asset group is appropriate, such charges are reported in the consolidated statements of operations and other comprehensive loss as “Loss on lease terminations.”  The Company recorded loss on lease terminations of $13,826, $13,735 and $67,092 (including $2,444 reflected as discontinued operations) for the years ended December 31, 2010, 2009 and 2008, respectively.

Investment Properties Held For Sale: In determining whether to classify an investment property as held for sale, the Company considers whether: (i) management has committed to a plan to sell the investment property; (ii) the investment property is available for immediate sale in its present condition; (iii) the Company has initiated a program to locate a buyer; (iv) the Company believes that the sale of the investment property is probable; (v) the Company has received a significant non-refundable deposit for the purchase of the investment property; (vi) the Company is actively marketing the investment property for sale at a price that is reasonable in relation to its current value, and (vii) actions required for the Company to complete the plan indicate that it is unlikely that any significant changes will be made.

If all of the above criteria are met, the Company classifies the investment property as held for sale.  When these criteria are met, the Company suspends depreciation (including depreciation for tenant improvements and building improvements) and amortization of acquired in-place lease value and customer relationship values.  The assets and liabilities associated with those investment properties that are held for sale are classified separately on the consolidated balance sheets for the most recent reporting period.  Additionally, if the operations and cash flows of the property have been eliminated from ongoing operations and the Company does not have significant continuing involvement in the operations of the property, then the operations for the periods presented are classified on the consolidated statements of operations and other comprehensive loss as discontinued operations for all periods presented.  There were no properties classified as held for sale at December 31, 2010 and there was one single-user property classified as held for sale at December 31, 2009.  Refer to Note 3 for more information.

Partially-Owned Entities: If the Company determines that it is an owner in a VIE and it holds a controlling financial interest, then it will consolidate the entity as the primary beneficiary.  For partially-owned entities determined not to be a VIE, the Company analyzes rights held by each partner to determine which would be the consolidating party.  The

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Company generally consolidates entities (in the absence of other factors when determining control) when it has over a 50% ownership interest in the entity.  The Company assesses its interests in variable interest entities on an ongoing basis to determine whether or not it is a primary beneficiary.  However, it also evaluates who controls the entity even in circumstances in which it has greater than a 50% ownership interest.  If the Company does not control the entity due to the lack of decision-making abilities, it will not consolidate the entity.

Cash and Cash Equivalents: The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at various financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (FDIC) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Marketable Securities: Investments in marketable securities are classified as “available-for-sale” and accordingly are carried at fair value, with unrealized gains and losses reported as a separate component of shareholders’ equity.  Declines in the value of these investments in marketable securities that the Company determines are other-than-temporary are recorded as recognized loss on marketable securities on the consolidated statements of operations and other comprehensive loss.

To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary, among other things.  Evidence considered in this assessment includes the nature of the investment, the reasons for the impairment (i.e. credit or market related), the severity and duration of the impairment, changes in value subsequent to the end of the reporting period and forecasted performance of the investee.  All available information is considered in making this determination with no one factor being determinative.

Allowance for Doubtful Accounts: The Company periodically evaluates the collectability of amounts due from tenants and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under their lease agreements.  The Company also maintains an allowance for receivables arising from the straight-lining of rents.  These receivables arise from revenue recognized in excess of amounts currently due under the lease agreements.  As stated previously, this also includes allowances for notes receivable.  Management exercises judgment in establishing these allowances on a tenant-specific basis and considers payment history and current credit status in developing these estimates.

Restricted Cash and Escrows: Restricted cash and escrows include funds received by third party escrow agents from sellers pertaining to master lease agreements.  The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.  Restricted cash and escrows also consist of lenders’ escrows and funds restricted through other lender agreements and are included as a component of “Other assets” in the accompanying consolidated balance sheets.

Derivative Instruments and Hedging Activities: The Company adopted accounting guidance as of January 1, 2009 which amends and expands the disclosure requirements related to derivative instruments and hedging activities with the intent to provide users of financial statements with an enhanced understanding of (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and the related hedged items affect an entity’s financial position, financial performance and cash flows.  The guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative instruments.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

All derivatives are recorded on the consolidated balance sheets at their fair values within “Other assets” or “Other liabilities.”  On the date that the Company enters into a derivative, it may designate the derivative as a hedge against the variability of cash flows that are to be paid in connection with a recognized liability.  Subsequent changes in the fair value of a derivative designated as a cash flow hedge that is determined to be highly effective are recorded in “Accumulated other comprehensive income (loss),” until earnings are affected by the variability of cash flows of the hedged transactions.  Any hedge ineffectiveness or changes in fair value for any derivative not designated as a hedge is reported in “Other expense” on the consolidated statements of operations and other comprehensive loss.  The Company uses derivatives to manage differences in the amount, timing and duration of the Company’s known or expected cash payments principally related to certain of the Company’s borrowings.  The Company does not use derivatives for trading or speculative purposes.

Conditional Asset Retirement Obligations: The Company evaluates the potential impact of conditional asset retirement obligations on its consolidated financial statements.  The term conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity.  Thus, the timing and/or method of settlement may be conditional on a future event.  Based upon the Company’s evaluation, the accrual of a liability for asset retirement obligations was not warranted as of December 31, 2010 and 2009.

Revenue Recognition: The Company commences revenue recognition on its leases based on a number of factors.  In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset.  Generally, this occurs on the lease commencement date.  The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.  If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.  If the Company concludes it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduce revenue recognized over the term of the lease.  In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements.  The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes.  These factors include:

•

whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•

whether the tenant or the Company retains legal title to the improvements;

•

the uniqueness of the improvements;

•

the expected economic life of the tenant improvements relative to the length of the lease;

•

who constructs or directs the construction of the improvements, and

•

whether the tenant or the Company is obligated to fund cost overruns.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.  In making that determination, the Company considers all of the above factors.  No one factor, however, necessarily establishes its determination.

Rental income is recognized on a straight-line basis over the term of each lease.  The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease is recorded as deferred rent receivable and is included as a component of “Accounts and notes receivable” in the accompanying consolidated balance sheets.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Reimbursements from tenants for recoverable real estate taxes and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  The Company makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period.

The Company records lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, the tenant is no longer occupying the property and collectability is reasonably assured.  Upon early lease termination, the Company provides for losses related to recognized tenant specific intangibles and other assets or adjusts the remaining useful life of the assets if determined to be appropriate, in accordance with its policy related to loss on lease terminations.

The Company’s policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company earned percentage rental income of $6,269, $6,169 and $6,422 for the years ended December 31, 2010, 2009 and 2008, respectively.

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of these properties.  Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and generally cover a period from three months to three years.  These funds may be released to either the Company or the seller when certain leasing conditions are met.  The Company received $789, $1,231 and $3,067 of these payments during the years ended December 31, 2010, 2009 and 2008, respectively.

Profits from sales of real estate are not recognized under the full accrual method by the Company unless a sale is consummated; the buyer’s initial and continuing investments are adequate to demonstrate a commitment to pay for the property; the Company’s receivable, if applicable, is not subject to future subordination; the Company has transferred to the buyer the usual risks and rewards of ownership; and the Company does not have substantial continuing involvement with the property.  During the year ended December 31, 2010, the Company sold eight investment properties.  Refer to Note 3 for further information.  Eight investment properties were sold during the year ended December 31, 2009.

Rental Expense: Rental expense associated with land and office space that the Company leases under non-cancellable operating leases is recorded on a straight-line basis over the term of each lease.  The difference between rental expenses incurred on a straight-line basis and rent payments due under the provisions of the lease agreement is recorded as a deferred liability and is included as a component of “Other liabilities” in the accompanying consolidated balance sheets.  See Note 7 for additional information pertaining to these leases.

Loan Fees: Loan fees are generally amortized, using the effective interest method (or other methods which approximate the effective interest method), over the life of the related loans as a component of interest expense.  Debt prepayment penalties and certain fees associated with exchanges or modifications of debt are expensed as incurred as a component of interest expense.

Segment Reporting: The Company assesses and measures operating results of its properties based on net property operations. The Company internally evaluates the operating performance of its portfolio of properties and does not differentiate properties by geography, size or type. Each of the Company’s investment properties is considered a separate operating segment, as each property earns revenue and incurs expenses, individual operating results are reviewed and discrete financial information is available. However, the Company’s properties are aggregated into one reportable segment as the Company evaluates the aggregate performance of the properties.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

Effective January 1, 2009, companies that decrease their ownership in a subsidiary that involves in-substance real estate should account for the transaction under the guidance for sales of real estate. The transfer of the Company’s 23% interest in IW JV to Inland Equity for $50,000 was accounted for as a financing transaction and is reflected in “Co-venture obligation” on the consolidated balance sheets.

Effective January 1, 2010, companies that issue a portion of their distributions to shareholders in stock should account for the stock portion that allows the shareholder to elect to receive cash or shares with potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate as a share issuance, which is to be reflected in earnings per share prospectively. This guidance did not have a material effect on the Company’s consolidated financial statements.

Effective January 1, 2010, the analysis for identifying the primary beneficiary of a VIE has been simplified by replacing the previous quantitative-based analysis with a framework that is based more on qualitative judgments. The analysis requires the primary beneficiary of a VIE to be identified as the party that both (a) has the power to direct the activities of a VIE that most significantly impact its economic performance and (b) has an obligation to absorb losses or a right to receive benefits that could potentially be significant to the VIE. Although the amendment significantly affects the overall consolidation analysis under previously issued guidance, the adoption on January 1, 2010 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2010, companies are required to separately disclose the amounts of significant transfers of assets and liabilities into and out of Level 1, Level 2 and Level 3 of the fair value hierarchy and the reasons for those transfers. Companies must also develop and disclose their policy for determining when transfers between levels are recognized. In addition, companies are required to provide fair value disclosures for each class rather than each major category of assets and liabilities. For fair value measurements using significant other observable inputs (Level 2) or significant unobservable inputs (Level 3), companies are required to disclose the valuation technique and the inputs used in determining fair value for each class of assets and liabilities. This guidance did not have a material effect on the Company’s consolidated financial statements.

Effective January 1, 2011, companies will be required to separately disclose purchases, sales, issuances and settlements on a gross basis in the reconciliation of recurring Level 3 fair value measurements. The Company does not expect this will have a material effect on its consolidated financial statements.

Effective January 1, 2011, public companies that enter into a business combination will be required to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. In addition, the supplemental pro forma disclosures will be expanded.  If the Company enters into a business combination, it will comply with the disclosure requirements of this guidance.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

(3)  Discontinued Operations and Investment Properties Held for Sale

The Company employs a business model, which utilizes asset management as a key component of monitoring its investment properties, to ensure that each property continues to meet expected investment returns and standards.  This strategy incorporates the sale of non-core assets that no longer meet the Company’s criteria.

The Company sold eight properties during the year ended December 31, 2010, as summarized below:

Date	Square Footage	Property Type	Location	Sales Price	Net Sales Proceeds/ (Cash Outflow)	Gain/ (Loss)	Debt Extinguished
March 15, 2010	79,200	Single-user office	San Antonio, Texas	$10,850	$3,501	$52	$7,060	(a)
April 12, 2010	100,400	Medical center (b)	Cupertino, California	44,000	11,017	381	32,670	(a)
April 26, 2010	41,300	Single-user retail	Naperville, Illinois	4,775	(27)	875	4,964	(c)
May 28, 2010	48,800	Single-user retail	Hinsdale, Illinois	11,610	3,923	-	7,469	(a)
June 30, 2010	88,300	Single-user retail	Kansas City, Missouri	8,950	2	749	8,758	(a)
November 10, 2010	78,700	Single-user retail	San Diego, California	13,200	772	1,631	7,900	(a)
November 10, 2010	75,200	Single-user retail	Escondido, California	11,250	1,957	277	6,700	(a)
December 30, 2010	382,600	Single-user office	Richmond, Virginia	-	(121)	19,841	31,270	(d)
	894,500			$104,635	$21,024	$23,806	$106,791

(a)	The debt was repaid in conjunction with the sale.
(b)

This property qualified for held for sale accounting treatment during the fourth quarter 2009, at which time depreciation and amortization ceased since it met all of the Company's held for sale criteria.  As such, the assets and liabilities are separately classified as held for sale on the consolidated balance sheet as of December 31, 2009 and the operations for all periods presented are classified as discontinued operations on the consolidated statements of operations and other comprehensive loss.

(c)	Of the total amount of debt extinguished, $4,478 was repaid in conjunction with the sale and $486 was forgiven.
(d)	Property was transferred to the lender through a deed in lieu of foreclosure transaction.

In addition, as part of its overall liquidity strategy, the Company continues to enter into joint ventures, such as the RioCan joint venture where the Company retained a 20% interest.  The Company partially sold eight properties during the year ended December 31, 2010 to the RioCan joint venture (an unconsolidated joint venture further discussed in Note 11) which, due to the Company’s 20% ownership in the joint venture, do not qualify for discontinued operations accounting treatment, as summarized below:

Date	Square Footage	Property Type	Location	Sales Price (at 100%)	Net Sales Proceeds	Gain/ (Loss)	Debt Extinguished (at 100%)
September 30, 2010	116,400	Multi-tenant retail	Cypress, Texas	$14,818	$3,420	$686	$9,847	(a)
September 30, 2010	87,900	Multi-tenant retail	Houston, Texas	15,738	4,339	(180)	10,159	(a)
September 30, 2010	148,100	Multi-tenant retail	Houston, Texas	16,581	5,608	958	9,321	(a)
October 15, 2010	91,400	Multi-tenant retail	Coppell, Texas	11,639	1,146	(2,061)	10,050	(a)
October 15, 2010	96,400	Multi-tenant retail	Southlake, Texas	12,258	2,530	(489)	8,975	(a) (c)
October 22, 2010	60,500	Multi-tenant retail	Sugarland, Texas	11,250	8,923	207	-	(b)
November 1, 2010	266,800	Multi-tenant retail	Austin, Texas	21,769	7,192	(1,064)	12,663	(a)
December 16, 2010	92,300	Multi-tenant retail	Grand Prairie, Texas	15,311	5,800	1,667	8,449	(a)
December 30, 2010	186,400	Multi-tenant retail	Sugarland, Texas	40,554	9,658	(109)	28,424	(b)
	1,146,200			$159,918	$48,616	$(385)	$97,888

(a)	The debt was assumed by the RioCan joint venture in conjunction with the acquisition.
(b)

This is a single property that was sold in two phases.  The debt was held under the first phase which was contributed on December 30, 2010 and was assumed by the RioCan joint venture in conjunction with the acquisition.

(c)	Includes $476 of earnout proceeds received subsequent to the closing date

During 2009, the Company sold eight properties which resulted in net sales proceeds of $123,944 and gain on sales of $26,383.  No properties were sold during 2008.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

During the three months ended March 31, 2011, the Company sold one property in Arkansas and one in Kentucky. The operating results of these two properties, each of which qualifies as discontinued operations and neither of which was held for sale at December 31, 2010, have been reclassified and reported as discontinued operations in the consolidated statements of operations and other comprehensive loss. Included in the consolidated balance sheets at December 31, 2010 were $19,195 of property, $4,065 of accumulated depreciation and $6,251 of liabilities related to these two properties. Revenues for these two properties totaled $1,684, $1,687, and $1,685 for the years ended December 31, 2010, 2009 and 2008, respectively.

The Company does not allocate general corporate interest expense to discontinued operations.  The results of operations for the years ended December 31, 2010, 2009 and 2008 for the investment properties that are accounted for as discontinued operations, including those subsequently disposed of in the three months ended March 31, 2011, are presented in the table below:

	Years Ended December 31,
	2010	2009	2008
Revenues:
Rental income	$3,723	$23,984	$42,551
Tenant recovery income	(70)	3,334	7,411
Other property income	29	719	110
Total revenues	3,682	28,037	50,072

Expenses:
Property operating expenses	2,221	2,736	6,355
Real estate taxes	551	2,671	3,317
Depreciation and amortization	2,000	10,451	18,039
Provision for impairment of investment properties	8,627	10,800	28,400
Loss on lease terminations	-	-	2,444
Interest expense	4,302	10,754	15,772
Other expense	5	7	-
Total expenses	17,706	37,419	74,327
Operating loss from discontinued operations	$(14,024)	$(9,382)	$(24,255)

No properties were classified as held for sale as of December 31, 2010.  The following assets and liabilities relate to the one investment property that was classified as held for sale as of December 31, 2009:

December 31, 2009
Assets
Land, building and other improvements	$41,689
Accumulated depreciation	(112)
41,577
Other assets	4,858
Total assets associated with investment
property held for sale	$46,435

Liabilities
Mortgage payable	$32,670
Other liabilities	2,125
Total liabilities associated with investment
property held for sale	$34,795

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

(4)  Transactions with Related Parties

The Inland Group, Inc., or the Inland Group, and its affiliates are related parties because of the Company’s relationships with Daniel L. Goodwin, Robert D. Parks and Brenda G. Gujral, each of whom are significant shareholders and/or principals of the Inland Group or hold directorships and are executive officers of affiliates of the Inland Group.  Specifically, Mr. Goodwin is the Chairman, chief executive officer and a significant shareholder of the Inland Group.  Mr. Parks is a principal and significant shareholder of the Inland Group.  Messrs. Goodwin and Parks and Ms. Gujral hold a variety of positions as directors and executive officers of Inland Group affiliates.   With respect to the Company, Mr. Goodwin is a beneficial owner of more than 5% of the Company’s common stock, Mr. Parks was a director and Chairman of the Company’s board of directors until October 12, 2010 and Ms. Gujral is currently one of the Company’s directors and has held this directorship since 2003. Therefore, due to these relationships, transactions involving the Inland Group and/or its affiliates are set forth below.

	For the Years Ended December 31,			Unpaid Amount as of December 31,
Fee Category	2010	2009	2008	2010	2009
Investment advisor (a) (i)	$272	$67	$1,390	$22	$20
Loan servicing (b) (j)	282	372	405	-	-
Mortgage financing (c) (j)	88	-	1,330	-	-
Transition property due diligence services (d) (k)	-	-	19	-	-
Institutional investor relationship services (e) (j)	18	34	10	-	-
Legal (f) (j)	343	551	500	100	123
Other service agreements (g) (j)	2,637	3,027	2,814	248	194
Office rent and related costs (h)	949	1,162	771	155	175
Total	$4,589	$5,213	$7,239	$525	$512

(a)

An Inland affiliate, who is a registered investment advisor, provides investment advisory services to the Company related to the Company’s securities investment account for a fee (paid monthly) of up to one percent per annum based upon the aggregate fair value of the Company’s assets invested.  Subject to the Company’s approval and the investment guidelines it provides to them, the Inland affiliate has discretionary authority with respect to the investment and reinvestment and sale (including by tender) of all securities held in that account.  The Inland affiliate has also been granted power to vote all investments held in the account.  Effective for the period from November 1, 2008 through September 30, 2009, the investment advisor agreed to waive all fees due at the request of the Company.  Fees were incurred again beginning on October 1, 2009.

(b)	An Inland affiliate provides loan servicing for the Company for a monthly fee based upon the number of loans being serviced.
(c)

An Inland affiliate facilitates the mortgage financing the Company obtains on some of its properties.  The Company pays the Inland affiliate 0.2% of the principal amount of each loan obtained on the Company’s behalf.  Such costs are capitalized as loan fees and amortized over the respective loan term as a component of interest expense.

(d)

The Company has a transition property due diligence services agreement with an Inland affiliate.  In connection with the Company’s acquisition of new properties, the Inland affiliate will give the Company a first right as to all retail, mixed use and single-user properties and, if requested, provide various services including services to negotiate property acquisition transactions on the Company’s behalf and prepare suitability, due diligence, and preliminary and final pro forma analyses of properties proposed to be acquired.  The Company will pay all reasonable third-party out-of-pocket costs incurred by this entity in providing such services; pay an overhead cost reimbursement of $12 per transaction, and, to the extent these services are requested, pay a cost of $7 for due diligence expenses and a cost of $25 for negotiation expenses per transaction.

(e)

The Company has an institutional investor relationships services agreement with an Inland affiliate.  Under the terms of the agreement, the Inland affiliate will attempt to secure institutional investor commitments in exchange for advisory and client fees and reimbursement of project expenses.

(f)

An Inland affiliate has a legal services agreement with the Company, where that Inland affiliate will provide the Company with certain legal services in connection with the Company’s real estate business.  The Company will pay the Inland affiliate for legal services rendered under the agreement on the basis of actual time billed by attorneys and paralegals at the Inland affiliate’s hourly billing rate then in effect.  The billing rate is subject to change on an annual basis, provided, however, that the billing rates charged by the Inland affiliate will not be greater than the billing rates charged to any other client and will not be greater than 90% of the billing rate of attorneys of similar experience and position employed by nationally recognized law firms located in Chicago, Illinois performing similar services.

(g)

The Company has service agreements with certain Inland affiliates, including office and facilities management services, insurance and risk management services, computer services, personnel services, property tax services and communications services.  Generally, these agreements provide that the Company obtain certain services from the Inland affiliates through the reimbursement of a portion of their general and administrative costs.  The services are to be provided on a non-exclusive basis in that the Company shall be permitted to employ other parties to perform any one or more of the services and that the applicable counterparty shall be permitted to perform any one or more of the services to other parties.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

(h)

The Company subleases its office space from an Inland affiliate.  The lease calls for annual base rent of $496 and additional rent in any calendar year of its proportionate share of taxes and common area maintenance costs.  Additionally, the Inland affiliate paid certain tenant improvements under the lease in the amount of $395 and such improvements are being repaid by the Company over a period of five years.  The sublease calls for an initial term of five years which expires in November 2012, with one option to extend for an additional five years.

(i)	The agreement is non-exclusive as to both parties and is cancellable by providing not less than 30 days prior written notice and specification of the effective date of said termination.
(j)	The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.
(k)	The agreement is non-exclusive as to both parties and is cancellable by providing not less than 60 days prior written notice and specification of the effective date of said termination.

On April 30, 2009, the Company sold two single-user office buildings to IARETI with an aggregate sales price of $99,000, which resulted in net sales proceeds of $34,572 and a gain on sale of $7,010.  The properties were located in Salt Lake City, Utah and Greensboro, North Carolina with approximately 395,800 square feet and 389,400 square feet, respectively.  The sale resulted in the assumption of debt in the amount of $63,189 by IARETI.  The special committee, consisting of independent directors, reviewed and recommended approval of these transactions to the Company’s board of directors.

On June 24, 2009, the Company sold an approximately 185,200 square foot single-user office building located in Canton, Massachusetts, to IARETI with a sales price of $62,632, which resulted in net sales proceeds of $17,991 and a gain on sale of $2,337.  The sale resulted in the assumption of debt in the amount of $44,500 by IARETI.  The special committee, consisting of independent directors, reviewed and recommended approval of this transaction to the Company’s board of directors.

On December 1, 2009, the Company raised additional capital of $50,000 from a related party, Inland Equity, in exchange for a 23% noncontrolling interest in IW JV.  Refer to Notes 1 and 10 for additional information.  The independent directors committee reviewed and recommended approval of this transaction to the Company’s board of directors.

(5)  Marketable Securities

The following tables summarize the Company’s investment in marketable securities:

	Common Stock	Preferred Stock		Total Available-for-Sale Securities
As of December 31, 2010:
Fair value	$15,117	$19,113		$34,230
Amortized cost basis	$28,997	$38,592		$67,589
Total other-than-temporary impairment recognized	$23,889	$31,576		$55,465
Adjusted cost basis	$5,108	$7,016		$12,124
Net gains in accumulated other comprehensive income (OCI)	$10,009	$12,097		$22,106
As of December 31, 2009:
Fair value	$9,388	$19,729		$29,117
Amortized cost basis	$25,735	$57,995		$83,730
Total other-than-temporary impairment recognized	$20,868	$46,116		$66,984
Adjusted cost basis	$4,867	$11,879		$16,746
Net gains in accumulated OCI	$4,521	$7,911		$12,432
Net losses in accumulated OCI	$-	$61	(a)	$61

(a)

This amount represents the gross unrealized losses of one preferred stock security with a fair value of $3,163 as of December 31, 2009. This security had been in a continuous unrealized loss position for greater than 12 months as of December 31, 2009.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

	Years Ended December 31,
	2010	2009	2008
Net unrealized OCI gain (loss)	$13,742	$35,594	$(115,716)
Other-than-temporary impairment	$-	$24,831	$160,327
Net gain (loss) on sales of securities	$4,007	$42,870	$(561)

(6)  Stock Option Plan

At the Company’s annual shareholders’ meeting held on October 14, 2008, the Company’s shareholders voted to approve the establishment of the Equity Compensation Plan, which, subject to certain conditions, authorizes (at the discretion of the board of directors) the issuance of stock options, restricted stock, stock appreciation rights and other similar awards to the Company’s employees in connection with compensation and incentive arrangements that may be established by the board of directors.  At December 31, 2010, no awards under the Equity Compensation Plan have been granted.

During 2010, the Compensation Committee approved an executive bonus program pursuant to which our executives are eligible to receive bonuses payable in shares of restricted common stock.  For each executive, a portion of his award, if any, will be based upon individual performance as determined by the Compensation Committee at its discretion and a portion, if any, will be based on certain corporate performance measures.  An insignificant amount of expense was recorded during 2010 related to this bonus program.  As of the date of this filing, the Compensation Committee had not yet met to finalize the 2010 awards, if any.

The Company’s Independent Director Stock Option Plan (Plan), as amended, provides, subject to certain conditions, for the grant to each independent director of options to acquire shares following their becoming a director and for the grant of additional options to acquire shares on the date of each annual shareholders’ meeting.

As of December 31, 2010 and 2009, options to purchase 140 and 105 shares, respectively, of common stock have been granted, of which options to purchase 1 share and none, respectively, have been exercised and none have expired.

The Company calculates the per share weighted average fair value of options granted on the date of the grant using the Black Scholes option pricing model utilizing certain assumptions regarding the expected dividend yield (1.87%), risk free interest rate (1.13%), expected life (five years) and expected volatility rate (35%).  Compensation expense of $48, $24 and $8 related to these stock options was recorded during the years ended December 31, 2010, 2009 and 2008, respectively.

(7)  Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase for periods, generally ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The cumulative amount of such payments was $27,366, $26,577 and $25,346, as of December 31, 2010, 2009 and 2008, respectively.

Operating Leases

The majority of revenues from the Company’s properties consist of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent, as well as all costs and expenses associated with occupancy.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included on the accompanying consolidated statements of operations and other comprehensive loss.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included in “Property operating expenses” and reimbursements are included in “Tenant recovery income” on the accompanying consolidated statements of operations and other comprehensive loss.

In certain municipalities, the Company is required to remit sales taxes to governmental authorities based upon the rental income received from properties in those regions.  These taxes may be reimbursed by the tenant to the Company depending upon the terms of the applicable tenant lease.  As with other recoverable expenses, the presentation of the remittance and reimbursement of these taxes is on a gross basis whereby sales tax expenses are included in “Property operating expenses” and sales tax reimbursements are included in “Other property income” on the accompanying consolidated statements of operations and other comprehensive loss.  Such taxes remitted to governmental authorities and reimbursed by tenants were $1,928, $2,015 and $2,199 for the years ended December 31, 2010, 2009 and 2008, respectively.

Minimum lease payments to be received under operating leases, excluding payments under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease Payments
2011	473,772
2012	444,681
2013	409,597
2014	348,231
2015	284,634
Thereafter	1,305,747
Total	$3,266,662

The remaining lease terms range from one year to 71 years.

In certain properties where there are large tenants, other tenants may have co-tenancy provisions within their lease that provide a right of termination or reduced rent if certain large tenants or “shadow” tenants discontinue operations.  The Company does not expect that such co-tenancy provisions will have a material impact on the future operating results.

The Company leases land under non-cancellable operating leases at certain of its properties expiring in various years from 2018 to 2105.  The related ground lease rent expense is included in “Property operating expenses” on the accompanying consolidated statements of operations and other comprehensive loss.  In addition, the Company leases office space for certain management offices from third parties and the Company subleases its corporate office space from an Inland affiliate.  Office rent expense is included in “Property operating expenses” in the accompanying consolidated statements of operations and other comprehensive loss.

	Years Ended December 31,
	2010	2009	2008

Ground lease rent expense	$10,252	$10,074	$10,814
Office rent expense	$757	$810	$774

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Minimum future rental payments to be paid under the ground leases and office leases are as follows:

Minimum Lease Payments
2011	6,244
2012	6,383
2013	6,467
2014	6,663
2015	6,676
Thereafter	547,849
Total	$580,282

(8)  Mortgages and Notes Payable

The following table summarizes the Company’s mortgages and notes payable at December 31, 2010 and 2009:

	December 31,
	2010	2009
Fixed rate mortgages payable:
Mortgage loans (a)	$3,334,784	$3,718,038
Premium, net of accumulated amortization	17,534	-
Discounts, net of accumulated amortization	(2,502)	(3,011)
	3,349,816	3,715,027
Variable rate mortgages payable:
Mortgage loans	17,389	17,503
Construction loans	86,768	96,095
	104,157	113,598

Mortgages payable	3,453,973	3,828,625
Notes payable	138,900	175,360
Margin payable	10,017	-
Mortgages and notes payable	$3,602,890	$4,003,985

(a) Includes $67,504 of variable rate debt that was swapped to a fixed rate.

Mortgages Payable

Mortgages payable outstanding as of December 31, 2010 were $3,453,973 and had a weighted average interest rate of 5.99% at December 31, 2010.  Of this amount, $3,349,816 had fixed rates ranging from 4.44% to 10.04% and a weighted average fixed rate of 6.04% at December 31, 2010.  The weighted average interest rates for the fixed rate mortgages payable exclude the impact of the premium and discount amortization.  The remaining $104,157 of outstanding indebtedness represented variable rate loans with a weighted average interest rate of 4.47% at December 31, 2010.  Properties with a net carrying value of $5,170,029 at December 31, 2010 and related tenant leases are pledged as collateral for the mortgage loans.  Development properties with a net carrying value of $62,704 at December 31, 2010 and related tenant leases are pledged as collateral for the construction loans.  As of December 31, 2010, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through March 1, 2037.

During the year ended December 31, 2010, the Company obtained mortgages and notes payable proceeds of $737,890, made mortgages and notes payable repayments of $1,018,351 and received forgiveness of debt of $50,831.  In addition, the RioCan joint venture assumed $97,888 of mortgages payable from the Company during 2010.  As a result of accounting for a group of eight mortgage refinancings as a modification under GAAP during the second quarter of 2010, the portion of the debt forgiveness associated with one property was recorded as mortgage premium on the remaining

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

seven mortgages payable and is being amortized over the remaining term of those loans using the effective interest method.  The new mortgages payable that the Company entered into during the year ended December 31, 2010 have interest rates ranging from 2.48% to 8.00% and maturities up to ten years.  The stated interest rates of the loans repaid during the year ended December 31, 2010 ranged from 1.65% to 6.75%.  The Company also entered into modifications of existing loan agreements, which extended the maturities of $229,313 of mortgages payable up to December 2012.

Mortgages payable outstanding, excluding liabilities associated with the investment property held for sale, as of December 31, 2009 were $3,828,625 and had a weighted average interest rate of 5.57% at December 31, 2009.  Of this amount, $3,715,027 had fixed rates ranging from 4.25% to 10.24% and a weighted average fixed rate of 5.63% at December 31, 2009.  The remaining $113,598 of outstanding indebtedness represented variable rate loans with a weighted average interest rate of 3.56% at December 31, 2009.  Properties with a net carrying value of $5,649,570 at December 31, 2009 and related tenant leases are pledged as collateral for the mortgage loans.  Development properties with a net carrying value of $88,524 at December 31, 2009 and related tenant leases are pledged as collateral for the construction loans.  As of December 31, 2009, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through March 1, 2037.

The majority of the Company’s mortgages payable require monthly payments of interest only, although it has become more common for lenders to require principal and interest payments, as well as reserves for real estate taxes, insurance and certain other costs.  Although the loans obtained by the Company are generally non-recourse, occasionally, when it is deemed to be necessary, the Company may guarantee all or a portion of the debt on a full-recourse basis.  As of December 31, 2010, the Company has guaranteed $55,053 of the outstanding mortgages payable with maturity dates up to August 1, 2014 (see Note 16).  At times, the Company has borrowed funds financed as part of a cross-collateralized package, with cross-default provisions, in order to enhance the financial benefits.  In those circumstances, one or more of the properties may secure the debt of another of the Company’s properties.  Individual decisions regarding interest rates, loan-to-value, debt yield, fixed versus variable-rate financing, term and related matters are often based on the condition of the financial markets at the time the debt is issued, which may vary from time to time.

As of December 31, 2010, the Company had $123,198 of mortgages payable that had matured.  During the second quarter of 2010, in order to prompt discussions with the lenders, the Company ceased making monthly debt service payments on two mortgage loans totaling $61,235.  One of these two properties was transferred to the lender in December 2010 as deed in lieu of foreclosure and the Company received debt forgiveness of $31,270 and recorded a gain on sale in discontinued operations of $19,841.  The remaining $29,965 has matured and is included in the $123,198 of total matured debt.  The non-payment of this monthly debt service payment amounts to $1,432 annualized and does not result in noncompliance under any of the Company’s other mortgages payable and line of credit agreements.  The Company has attempted to negotiate and has made offers to the lender to determine an appropriate course of action under the non-recourse loan agreement. No assurance can be provided that negotiations will result in a favorable outcome for the Company.  The lender has asserted that certain events have occurred that trigger recourse to the Company.  However, the Company believes that it has substantive defenses with respect to those claims.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

As of December 31, 2010, in addition to the $123,198 that had matured, the Company had $517,513 of mortgages payable, excluding principal amortization, maturing in 2011.  The following table sets forth the Company’s progress as of the date of this filing in addressing 2010 and 2011 maturities:

	Matured as of December 31, 2010	Maturing in 2011
Repaid or received debt forgiveness and added the underlying property as collateral to the senior secured credit facility	$65,902	$107,824
Refinanced	-	10,153
Other repayments	-	1,463
Total addressed subsequent to December 31, 2010	65,902	119,440
Expected to be repaid and the underlying property will be added as collateral to the senior secured credit facility in March 2011	21,715	81,809
Actively marketing to sell or refinance related properties or seeking extensions	35,581	316,264
	$123,198	$517,513

Some of the mortgage payable agreements include periodic reporting requirements and/or debt service coverage ratios which allow the lender to control property cash flow if the Company fails to meet such requirements.  Management believes the Company was in compliance with such provisions at December 31, 2010.

Notes Payable

The following table summarizes the Company’s notes payable as of December 31, 2010 and 2009:

	December 31,
	2010	2009
IW JV Senior Mezzanine Note	$85,000	$85,000
IW JV Junior Mezzanine Note	40,000	40,000
Mezzanine Note	13,900	-
Note payable to MS Inland	-	50,000
Third Party Note	-	360
	$138,900	$175,360

Notes payable outstanding as of December 31, 2010 were $138,900 and had a weighted average interest rate of 12.62% at December 31, 2010. Of this amount, $125,000 represents notes payable proceeds from a third party lender related to the debt refinancing transaction for IW JV as discussed in Note 1. The notes have fixed interest rates ranging from 12.24% to 14.00%, mature on December 1, 2019 and are secured by 100% of the Company’s equity interest in the entity owning the IW JV investment properties.

During the year ended December 31, 2010, the Company borrowed $13,900 from a third party in the form of a mezzanine note and used the proceeds as a partial paydown of the mortgage payable, as required by the lender.  The mezzanine note bears interest at 11.00% and matures in three years. In addition, the Company made notes payable repayments of $50,319, of which $50,000 represented a note payable to MS Inland, an unconsolidated joint venture, that bore interest at 4.80% and $319 related to a $600 note, net of amortization, with a third party that bore interest at 2.00% and matured on September 29, 2010.  Subsequent to the payoff of the $50,000 MS Inland note, the Company received a distribution of $65,240 from MS Inland.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Derivative Instruments and Hedging Activities

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions.  The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities.  The Company manages economic risk, including interest rate, liquidity and credit risk primarily by managing the amount, sources, and duration of its debt funding and, to a limited extent, the use of derivative instruments.

Specifically, the Company has entered into derivative instruments to manage exposures that arise from business activities that result in the payment of future known and uncertain cash amounts, the value of which are determined by interest rates.  The Company’s derivative instruments, described below, are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash payments principally related to certain of the Company’s borrowings.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements.  To accomplish this objective, the Company uses interest rate swaps as part of its interest rate risk management strategy.  Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The Company utilizes two interest rate swaps to hedge the variable cash flows associated with variable-rate debt. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in “Accumulated other comprehensive income” and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings.  The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.  Due to the Company’s decision in June 2010 to voluntarily prepay a portion of its hedged debt, the Company’s variable-rate debt fell below the notional value on the interest rate swap hedging the aforementioned debt, causing the Company to be temporarily overhedged, but the interest rate swap continues to qualify as an effective hedge.  On June 30, 2010, the Company unwound the portion of the swap notional that corresponded with the prepayment.  In December 2010, the Company terminated a portion of its hedged debt and embedded the existing liability into a new swap which for accounting purposes is being considered an off-market hedging relationship.  As a result, the Company expects ineffectiveness in future periods based upon the nature of the new hedging relationship and is reclassifying the accumulated other comprehensive income from the prior hedging relationship into earnings over time.  During the year ended December 31, 2010, the Company recorded hedge ineffectiveness of $232 (loss).  During the years ended December 31, 2009 and 2008, the Company recorded no hedge ineffectiveness.

Amounts reported in “Accumulated other comprehensive income” related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt.  Over the next year, the Company estimates that an additional $1,301 will be reclassified as an increase to interest expense.  During the year ended December 31, 2010, the Company accelerated $117 (loss) from other comprehensive income into earnings as a result of the hedged forecasted transactions becoming probable not to occur.  There were no such accelerations during the years ended December 31, 2009 and 2008.

As of December 31, 2010 and 2009, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk:

Interest Rate Derivatives	Number of Instruments	Notional
Interest Rate Swap	2	$67,504

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the consolidated balance sheets as of December 31, 2010 and 2009.

	Liability Derivatives
	December 31, 2010		December 31, 2009
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as cash flow hedges:
Interest rate swaps	Other liabilities	$2,967	Other liabilities	$3,819

The table below presents the effect of the Company’s derivative financial instruments on the consolidated statements of operations and other comprehensive loss for the years ended December 31, 2010 and 2009.

Derivatives in Cash Flow Hedging Relationships	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)		Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing and Missed Forecasted Transactions)
Interest Rate	Years Ended December 31,			Years Ended December 31,			Years Ended December 31,
Swaps	2010	2009		2010	2009		2010	2009
	$(1,722)	$(1,398)	Interest Expense	$(2,970)	$(3,095)	Other Expense	$(350)	$-

Credit-risk-related Contingent Features

Derivative financial investments expose the Company to credit risk in the event of non-performance by the counterparties under the terms of the interest rate hedge agreements.  The Company believes it minimizes the credit risk by transacting with major creditworthy financial institutions.  As part of the Company’s on-going control procedures, it monitors the credit ratings of counterparties and the exposure to any single entity, which minimizes credit risk concentration.  The Company believes the likelihood of realized losses from counterparty non-performance is remote.

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company defaults on the related indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its corresponding derivative obligation.

The Company’s agreements with each of its derivative counterparties also contain a provision whereby if the Company consolidates with, merges with or into, or transfers all or substantially all its assets to another entity and the creditworthiness of the resulting, surviving, or transferee entity is materially weaker than the Company’s, the counterparty has the right to terminate the derivative obligations.

As of December 31, 2010, the fair value of derivatives in a liability position, which includes accrued interest of $68 but excludes any adjustment for nonperformance risk, which the Company has deemed immaterial, was $3,159.  As of December 31, 2010, the Company has not posted any collateral related to these agreements.  If the Company had breached any of these provisions at December 31, 2010, it could have been required to settle its obligations under the agreements at their termination value of $3,159.

Margin Payable

The Company purchases a portion of its securities through a margin account.  As of December 31, 2010 and 2009, the Company had recorded a payable of $10,017 and none, respectively, for securities purchased on margin.  This debt bears a variable interest rate of the London Interbank Offered Rate, or LIBOR, plus 35 basis points.  At December 31, 2010, this

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

rate was equal to 0.61%.  Interest expense on this debt in the amount of $96, $252 and $3,443 is recognized within “Interest expense” in the accompanying consolidated statements of operations and other comprehensive loss for the years ended December 31, 2010, 2009 and 2008, respectively.  This debt is due upon demand.  The value of the Company’s marketable securities serves as collateral for this debt.  During the year ended December 31, 2010, the Company borrowed $22,860 on its margin account and paid down $12,843.

Debt Maturities

The following table shows the scheduled maturities of mortgages payable, notes payable, margin payable and the line of credit as of December 31, 2010 and for the next five years and thereafter and does not reflect the impact of any 2011 debt activity:

	2011	2012	2013	2014	2015	Thereafter	Total	Fair Value
Maturing debt (a) :
Fixed rate debt:
Mortgages payable (b)	$646,060	$411,493	$305,913	$219,832	$468,143	$1,283,343	$3,334,784	$3,364,801
Notes payable	-	-	13,900	-	-	125,000	138,900	149,067
Total fixed rate debt	$646,060	$411,493	$319,813	$219,832	$468,143	$1,408,343	$3,473,684	$3,513,868
Variable rate debt:
Mortgages payable	$15,987	$88,170	$-	$-	$-	$-	$104,157	$104,157
Line of Credit	154,347	-	-	-	-	-	154,347	154,347
Margin payable	10,017	-	-	-	-	-	10,017	10,017
Total variable rate debt	180,351	88,170	-	-	-	-	268,521	268,521
Total maturing debt	$826,411	$499,663	$319,813	$219,832	$468,143	$1,408,343	$3,742,205	$3,782,389
Weighted average interest
rate on debt:
Fixed rate debt	5.43%	5.46%	5.55%	7.17%	5.78%	7.16%
Variable rate debt	5.16%	4.00%	-	-	-	-
Total	5.37%	5.20%	5.55%	7.17%	5.78%	7.16%

(a)	The debt maturity table does not include any premiums or discounts, of which $17,534 and $(2,502), net of accumulated amortization, respectively, is outstanding as of December 31, 2010.
(b)	Includes $67,504 of variable rate debt that was swapped to a fixed rate.

The maturity table excludes other financings and the co-venture obligation as described in Notes 1 and 10.  The maturity table also excludes accelerated principal payments that may be required as a result of covenants or conditions included in certain loan agreements.  In these cases, the total outstanding mortgage payable is included in the year corresponding to the loan maturity date.  The maturity table includes $123,198 of mortgages payable that had matured as of December 31, 2010 in the 2011 column.  See the mortgages payable section above for additional information on how the Company is addressing its 2011 mortgages payable maturities.

(9)  Line of Credit

The Company had secured credit agreement with KeyBank National Association and other financial institutions for borrowings up to $200,000, subject to the collateral pool requirement described below.  Based on the appraised value of the collateral pool, the Company’s ability to borrow was limited to $160,902 as of December 31, 2010.  The credit agreement had an original maturity date of October 14, 2010, which was extended to October 14, 2011.  The credit agreement requires compliance with certain covenants, such as, among other things, a leverage ratio, fixed charge coverage, minimum net worth requirements, distribution limitations and investment restrictions, as well as limitations on the Company’s ability to incur recourse indebtedness.  The credit agreement also contains customary default provisions including the failure to timely pay debt service payable thereunder, the failure to comply with the Company’s financial

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

and operating covenants, and the failure to pay when the consolidated indebtedness becomes due.  In the event the lenders under the credit agreement declare a default, as defined in the credit agreement, this could result in an acceleration of any outstanding borrowings on the line of credit.

The terms of the credit agreement stipulate, as of December 31, 2010:

•

monthly interest-only payments on the outstanding balance at the rate equal to LIBOR (3% floor) plus 3.50%;

•

quarterly fees ranging from 0.35% to 0.50%, per annum, on the average daily undrawn funds;

•

pay down of the line from net proceeds of asset sales;

•

an assignment of corporate cash flow in the event of default;

•

the requirement for a comprehensive collateral pool (secured by mortgage interests in each asset) subject to certain covenants, including a maximum advance rate on the appraised value of the collateral pool of 60%, minimum requirements related to the value of the collateral pool and the number of properties included in the collateral pool, and debt service coverage, and

•

permissions for non-recourse cross-default up to $250,000 and permissions for loans that have matured under non-recourse indebtedness for up to 90 days subject to extension at discretion of the lenders.

On February 4, 2011, the Company amended and restated its credit agreement.  The terms of the amendment stipulate:

•

an increase in the aggregate commitment from $200,000 to $585,000 at closing, consisting of a $435,000 senior secured revolving line of credit and a $150,000 secured term loan, and an accordion feature that allows the Company to increase the availability under the senior secured revolving line of credit to up to $500,000 in certain circumstances;

•

additions to the collateral pool secured by mortgage liens for an additional 16 properties, bringing the total collateral pool appraised valued to approximately $529,000 at closing ($565,000 as of the date of this filing);

•

the requirement for a comprehensive collateral pool (secured by mortgage interests in each asset) subject to certain covenants, including a reduction in the maximum advance rate on the appraised value of the collateral pool from 65% to 60% and requirements related to the value of the collateral pool, the number of properties included in the collateral pool, leverage and debt service coverage;

•

change in the LIBOR spread on advances to 2.75% to 4.00% from 3.50%, depending on leverage levels;

•

removal of the LIBOR floor of 3.00%;

•

an increase in the unused fees to 0.40% or 0.50% depending on the undrawn amount;

•

an increase in the amount of recourse cross-default permissions from none to $20,000;

•

a decrease in the amount of non-recourse cross-default permissions from $250,000 to $100,000, subject to certain carve-outs and allowances for maturity defaults under non-recourse indebtedness for up to 90 days subject to extension at discretion of the lenders, and

•

customary fees associated with the modification.

In exchange for these amendments, certain of the financial terms and covenants under the credit agreement have been modified, namely the leverage ratio and fixed charge coverage covenants, retroactive to December 31, 2010.  The senior secured revolving line of credit and the secured term loan mature on February 3, 2013, subject to a one-year extension option.  As of the date of this filing, the interest rate under the credit agreement is 4.31%.  As of December 31, 2010, the Company was in compliance with all of the financial covenants under its credit agreement.  The outstanding balance on the line of credit at December 31, 2010 and 2009 was $154,347 and $107,000, respectively.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

(10)  Co-venture Obligation

As discussed in Note 1, on December 1, 2009, the Company transferred a 23% noncontrolling interest in IW JV to a related party, Inland Equity, in exchange for $50,000.

The Company is the controlling member in IW JV.  The organizational documents of IW JV contains provisions that require the entity to be liquidated through the sale of its assets upon reaching a future date as specified in the organizational document or through a call arrangement.  As controlling member, the Company has an obligation to cause these property owning entities to distribute proceeds from liquidation to the noncontrolling interest partner only if the net proceeds received by each of the entities from the sale of assets warrant a distribution based on the agreements.  In addition, at any time after 90 days from the date of Inland Equity’s contribution, the Company has the option to call Inland Equity’s interest in IW JV for an amount which is the greater of either: (a) fair market value of Inland Equity’s interest or (b) $50,000, plus an additional distribution of $5,000 and any unpaid preferred return or promote.  Since the outside ownership interest in IW JV is subject to a call arrangement, the transaction does not qualify as a sale and is accounted for as a financing arrangement.  Accordingly, IW JV is treated as a 100% owned subsidiary by the Company with the amount due to Inland Equity reflected as a financing in “Co-venture obligation” in the accompanying consolidated balance sheets.

If Inland Equity retains an ownership interest in IW JV through the liquidation of the joint venture, Inland Equity may be entitled to receive an additional distribution of $5,000, depending on the availability of proceeds at the time of liquidation.

Pursuant to the terms of the IW JV agreement, Inland Equity earns a preferred return of 6% annually, paid monthly and cumulative on any unpaid balance.  Inland Equity earns an additional 5% annually, set aside monthly and paid quarterly, if the portfolio net income is above a target amount as specified in the agreement.  Expense is recorded on such liability in the amount equal to the preferred return, incentive and other compensation due to Inland Equity as provided by the LLC agreement and is included in “Co-venture obligation expense” in the accompanying consolidated statements of operations and other comprehensive loss.

The Company anticipates exercising its call option prior to reaching the liquidation date.  As a result, the Company is accreting the estimated additional amount it would be required to pay upon exercise of the call option over the anticipated exercise period of three years and, as such, has cumulatively accreted $1,264 through December 31, 2010.

(11)  Investment in Unconsolidated Joint Ventures

The following table summarizes the Company’s investments in unconsolidated joint ventures:

				Ownership Interest		Investment at
		Date of	Date of	December 31		December 31
Joint Venture	Location	Investment	Redemption	2010	2009	2010	2009
MS Inland	Various	04/27/2007	N/A	20.0%	20.0%	$9,884	$77,059
Hampton Retail Colorado	Denver, CO	08/31/2007	N/A	95.8%	95.5%	4,059	1,898
RioCan	Various	09/30/2010	N/A	20.0%	N/A	12,292	-
Oak Property and Casualty	Burlington, VT	10/01/2006	N/A	25.0%	25.0%	7,230	-
						$33,465	$78,957

The Company has the ability to exercise significant influence, but does not have the financial or operating control over these investments, and as a result the Company accounts for these investments using the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company is reflected on the accompanying consolidated balance sheets and the accompanying consolidated statements of operations and other comprehensive loss includes the Company’s share of net income or loss from the unconsolidated joint venture.  Distributions from these investments that are related to income from operations are included as operating activities and distributions that are related to capital transactions are included in investing activities in the Company’s consolidated statements of cash flows.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Effective April 27, 2007, the Company formed a strategic joint venture (MS Inland) with a large state pension fund (the “institutional investor”).  Under the terms of the agreement, the profits and losses of MS Inland are split 80% and 20% between the institutional investor and the Company, respectively, except for the interest earned on the initial invested funds, of which the Company is allocated 95%.  The Company’s share of profits in MS Inland was $1,339, $1,699 and $1,581, for the years ended December 31, 2010, 2009 and 2008, respectively.  The Company received net cash distributions from MS Inland totaling $70,761, $4,176 and $4,910, for the years ended December 31, 2010, 2009 and 2008, respectively.  The 2010 total of $70,761 included $65,240 consisting of both funds that were previously escrowed by MS Inland and the repayment by the Company of a $50,000 note payable to MS Inland.

The difference between the Company’s investment in MS Inland and the amount of the underlying equity in net assets of MS Inland is due to basis differences resulting from the Company’s contribution of property assets at their historical net book value versus the fair value of the contributed properties.  Such differences are amortized over the depreciable lives of MS Inland’s property assets.  The Company recorded $322, $326 and $320 of amortization related to this difference for each of the years ended December 31, 2010, 2009 and 2008, respectively.

MS Inland may acquire additional assets using leverage, consistent with its existing business plan, of approximately 50% of the original purchase price or current fair value, if higher.  The Company is the managing member of MS Inland and earns fees for providing property management, acquisition and leasing services to MS Inland.  The Company earned fees of $1,155, $1,193 and $1,209 during the years ended December 31, 2010, 2009 and 2008, respectively.

On August 28, 2007, the Company formed an unconsolidated joint venture, Hampton Retail Colorado (Hampton), which subsequently, through wholly-owned subsidiaries Hampton Owned Colorado (Hampton Owned) and Hampton Leased Colorado (Hampton Leased), acquired nine single-user retail properties and eight leasehold assets, respectively.  The ownership percentages associated with Hampton at December 31, 2009 and 2008, are based upon the Company’s pro-rata share of capital contributions to date.  Based upon the maximum capital contribution obligations outlined in the joint venture agreement, the Company’s ownership percentage could increase to 96.3%.  The Company’s share of net income (loss) in Hampton was $819, $(13,282) and $(6,664) for the years ended December 31, 2010, 2009 and 2008, respectively, and is included in “Equity in income (loss) of unconsolidated joint ventures” in the consolidated statements of operations and other comprehensive loss.

As of December 31, 2010, there were six properties remaining in the Hampton joint venture, all of which are included in Hampton Owned.  The remaining properties have been disposed of primarily through sales and assignment.  During the year ended December 31, 2010, Hampton Owned completed the sale of three single-user retail properties, aggregating 126,700 square feet for a combined sales price of $1,885.  The aggregated sales resulted in the repayment of debt of $1,626, forgiveness of debt of $1,644, and total gains on sale of $210.

On May 20, 2010, the Company entered into definitive agreements to form a joint venture with RioCan Real Estate Investment Trust (RioCan), a REIT based in Canada.  The initial RioCan joint venture investment included up to eight grocery and necessity-based-anchored shopping centers located in Texas.  Under the terms of the agreements, RioCan contributed cash for an 80% interest in the venture and the Company contributed a 20% interest in the properties. The joint venture acquired an 80% interest in the properties from the Company in exchange for cash, each of which was accounted for as a partial sale of real estate. Each property closing occurred individually over time based on timing of lender consent or refinance of the related mortgages payable.  The Company will earn property management, asset management and other customary fees on the joint venture.  Certain of the properties contain earnout provisions which, if met, would result in additional sales proceeds to the Company.  As of December 31, 2010, the joint venture had acquired eight properties.  These transactions do not qualify as discontinued operations in the Company’s consolidated statements of operations and other comprehensive loss as a result of the Company’s 20% ownership in the joint venture.  The Company received net cash distributions from the RioCan joint venture totaling $200 for the year ended December 31, 2010.

The difference between the Company’s investment in the RioCan joint venture and the amount of the underlying equity in net assets of the joint venture is due to basis differences resulting from the Company’s contribution of property assets at

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

their historical net book value versus the fair value of the contributed properties.  Such differences are amortized over the depreciable lives of the RioCan joint venture’s property assets.

On December 1, 2010, it was determined that the Company was no longer the primary beneficiary of the Captive, or Oak Property & Casualty, an insurance association captive wholly-owned by the Company and three related parties, IREC, IARETI and IDRETI.  As a result, the Company’s investment in the Captive has been and will continue to be reflected as an equity method investment beginning December 1, 2010.  Refer to Note 1 for further information.  The Company’s share of loss in the Captive was $45 for the one month period ended December 31, 2010.

The Company previously held an investment in an unconsolidated joint venture, San Gorgonio Village.  During the year ended December 31, 2008, the Company determined that its investment in San Gorgonio Village was not recoverable as a result of construction cost overruns and uncertainty regarding the Company’s intentions to continue with the development project.  As a result, a $5,524 impairment loss was recorded on the Company’s investment in this unconsolidated joint venture and is included in “Impairment of investment in unconsolidated entity” on the accompanying consolidated statements of operations and other comprehensive loss.  On December 29, 2008, the Company withdrew from the joint venture and was released of any future liability resulting in a $5,524 total loss of the Company’s investment in unconsolidated joint venture.

The Company’s investments in unconsolidated joint ventures are reviewed for potential impairment, in addition to impairment evaluations of the individual assets underlying these investments, whenever events or changes in circumstances warrant such an evaluation.  To determine whether impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until the carrying value is fully recovered.  As a result, the carrying value of its investment in the unconsolidated joint ventures was determined to be fully recoverable as of December 31, 2010 and 2009.

(12)  Earnings per Share

Basic earnings (loss) per share (EPS) is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options.  As of December 31, 2010 and 2009, options to purchase 139 and 105 shares of common stock, respectively, at the weighted average exercise price of $8.68 and $9.30 per share, respectively, were outstanding.  The Company is in a net loss position for the years ended December 31, 2010, 2009 and 2008; therefore, the options to purchase shares are not considered in diluted loss per share since their effect is anti-dilutive.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

The following is a reconciliation between weighted average shares used in the basic and diluted EPS calculations, excluding amounts attributable to noncontrolling interests:

	Years Ended December 31,
	2010		2009		2008
Numerator:
Net loss from continuing operations	$(104,489)		$(132,410)		$(658,958)
(Income) loss from continuing operations attributable to noncontrolling interests	(1,136)		3,074		(514)
Loss from continuing operations attributable to Company shareholders	(105,625)		(129,336)		(659,472)
Income (loss) from discontinued operations	9,782		17,001		(24,255)
Net loss attributable to Company shareholders	$(95,843)		$(112,335)		$(683,727)

Denominator:
Denominator for loss per common share-basic:
Weighted average number of common shares outstanding	483,743		480,310		481,442
Effect of dilutive securities:
Stock options	-	(a)	-	(a)	-	(a)
Denominator for loss per common share-diluted:
Weighted average number of common and common equivalent shares outstanding	483,743		480,310		481,442

(a)

Outstanding options to purchase shares of common stock, the effect of which would be anti-dilutive, were 139, 105 and 70 shares as of December 31, 2010, 2009 and 2008, respectively. These shares were not included in the computation of diluted earnings per share because a loss was reported or the option exercise price was greater than the average market price of the common shares for the respective periods.

(13)  Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code.  To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement to distribute at least 90% of its REIT taxable income to the Company’s shareholders, determined without regard to the deduction for dividends paid and excluding net capital gains.  The Company intends to continue to adhere to these requirements and to maintain its REIT status.  As a REIT, the Company is entitled to a deduction for some or all of the distributions it pays to shareholders.  Accordingly, the Company generally will not be subject to federal income taxes on the taxable income distributed to its shareholders.  The Company is generally subject to federal income taxes on any taxable income that is not currently distributed to its shareholders.  If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes and may not be able to qualify as a REIT for four subsequent taxable years.

REIT qualification reduces, but does not eliminate, the amount of state and local taxes the Company pays.  In addition, the Company’s consolidated financial statements include the operations of one wholly-owned subsidiary that has elected to be treated as a TRS that is not entitled to a dividends paid deduction and is subject to corporate federal, state and local income taxes.  The Company recorded no income tax expense related to the TRS for the years ended December 31, 2010, 2009 and 2008, as a result of losses incurred during these periods.

In connection with the preparation for a potential listing of the Company’s common stock on the New York Stock Exchange, it was discovered that certain aspects of the operation of the Company’s DRP prior to May 2006 may have violated the prohibition against preferential dividends, which do not qualify for the dividends paid deduction.  To avoid paying preferential dividends, the Company must treat every shareholder of a class of stock with respect to which the Company makes a distribution the same as every other shareholder of that class, and the Company must not treat any class of stock other than according to its dividend rights as a class.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

On January 20, 2011, the Company filed a request for a closing agreement from the IRS whereby the IRS would agree that the Company’s dividends paid deduction for the taxable years 2004 through 2006, the years for which the Company had positive taxable income, was sufficient for the Company to qualify for taxation as a REIT.  The IRS is currently reviewing the Company’s request and continues to move it through its review process.  If the IRS does not enter into a closing agreement, the Company could incur a tax related liability, representing a payment of corporate taxes due for past periods including interest and penalties for the open statutory tax years the Company would not have qualified as a REIT.

While there can be no assurance that the IRS will enter into a closing agreement with the Company, based upon the IRS entering into closing agreements with other REITs, the Company expects to obtain a closing agreement with the IRS for an estimated cost plus interest of approximately $62.  The Company estimates the range of loss that is reasonably possible is from $62 if it obtains the closing agreement to approximately $155,000 if it does not obtain the closing agreement.  The Company believes that it is probable that it will enter into a closing agreement with the IRS and as a result had recorded an expense of $62 during the year ended December 31, 2010.

As a REIT, the Company may also be subject to certain federal excise taxes if it engages in certain types of transactions.  Deferred income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the estimated future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which these temporary differences are expected to reverse.  Deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including future reversal of existing taxable temporary differences, future projected taxable income and tax planning strategies.  In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  The Company has considered various factors, including future reversals of existing taxable temporary differences, projected future taxable income and tax-planning strategies in making this assessment.  The Company believes any deferred tax asset will not be realized in future periods and therefore, has recorded a valuation allowance for the entire balance, resulting in no effect on the consolidated financial statements.

The Company’s deferred tax assets and liabilities as of December 31, 2010 and 2009 were as follows:

	2010	2009
Deferred tax assets:
Impairment of assets	$2,874	$5,795
Capital loss carryforward	1,975	1,664
Net operating loss carryforward	4,047	4,114
Other	202	430
Gross deferred tax assets	9,098	12,003
Less: valuation allowance	(6,823)	(11,793)
Total deferred tax assets	2,275	210
Deferred tax liabilities
Other	(2,275)	(210)
Net deferred tax assets	$-	$-

The Company’s deferred tax assets and liabilities result from the activities of the TRS.  As of December 31, 2010, the TRS had a federal net operating loss (NOL) of $11,051, which will be available to offset future taxable income.  The TRS also had net capital losses (NCL) in excess of capital gains of $5,392 as of December 31, 2010, which can be carried forward to offset future capital gains.  If not used, the NOL and NCL will begin to expire in 2027 and 2013, respectively.

Differences between net loss per the consolidated statements of operations and other comprehensive loss and the Company’s taxable income (loss) primarily relate to impairment charges recorded on investment properties, other-than-

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

temporary impairment on the investments in marketable securities, the timing of revenue recognition, and investment property depreciation and amortization.

The following table reconciles the Company’s net loss to taxable income before the dividends paid deduction for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008
Net loss attributable to Company shareholders	$(95,843)	$(112,335)	$(683,727)
Book/tax differences	68,240	157,492	799,227
Adjust for negative taxable income	27,603	-	-
Taxable income subject to 90%
dividend requirement	$-	$45,157	$115,500

The Company’s dividends paid deduction is summarized below:

	2010	2009	2008
Cash distributions paid	$83,385	$84,953	$309,198
Less: return of capital	(83,385)	(39,293)	(191,921)
Total dividends paid deduction attributable
to adjusted taxable income	$-	$45,660	$117,277

A summary of the tax characterization of the distributions paid for the years ended December 31, 2010, 2009 and 2008 follows:

	2010	2009	2008
Ordinary income	$-	$0.10	$0.24
Return of capital	0.17	0.08	0.40
	$0.17	$0.18	$0.64

The Company records a benefit for uncertain income tax positions if the result of a tax position meets a “more likely than not” recognition threshold.  As a result of this provision, liabilities of $237 are recorded as of December 31, 2010 and 2009.  The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of December 31, 2010.  Returns for the calendar years 2007 through 2010 remain subject to examination by federal and various state tax jurisdictions.

(14)  Provision for Impairment of Investment Properties

The Company identified certain indicators of impairment for certain of its properties, such as the property’s low occupancy rate, difficulty in leasing space, and financially troubled tenants. The Company performed a cash flow analysis and determined that the carrying values of certain of its properties exceeded the respective undiscounted cash flows based upon the estimated holding period for the asset. Therefore, the Company has recorded impairment losses related to these properties consisting of the excess carrying value of the assets over their estimated fair values within the accompanying consolidated statements of operations and other comprehensive loss.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

During the year ended December 31, 2010, the Company recorded investment property impairment charges as summarized below:

Location	Property Type	Impairment Date	Approximate Square Footage	Provision for Impairment of Investment Properties
Mesa, Arizona	Multi-tenant retail property	December 31, 2010	195,000	3,400
Coppell, Texas (a)	Multi-tenant retail property	September 30, 2010	91,000	$1,851
Southlake, Texas (a)	Multi-tenant retail property	September 30, 2010	96,000	1,322
Sugarland, Texas (a)	Multi-tenant retail property	June 30, 2010	61,000	1,576
University Heights, Ohio	Multi-tenant retail property	June 30, 2010	287,000	6,281
				14,430
Discontinued Operations:
Richmond, Virginia	Single-user retail property	June 30, 2010	383,000	7,806
Hinsdale, Illinois	Single-user retail property	May 28, 2010	49,000	821
				8,627
			Total	$23,057
	Estimated fair value of impaired properties			$72,696

(a) Property acquired by the RioCan joint venture. Impairment based on estimated net realizable value inclusive of projected fair value of contingent earnout proceeds.

During the year ended December 31, 2009, the Company recorded investment property impairment charges as summarized below:

Location	Property Type	Impairment Date	Approximate Square Footage	Provision for Impairment of Investment Properties
Douglasville, Georgia	Single-user retail property	December 31, 2009	110,000	$3,200
Nashville, Tennessee	Multi-tenant retail property	December 31, 2009	293,000	6,700
Thousand Oaks, California	Multi-tenant retail property	September 30, 2009	63,000	2,700
Vacaville, California	Single-user retail property	September 30, 2009	78,000	4,000
Largo, Maryland	Multi-tenant retail property	June 30, 2009	482,000	13,100
Hanford, California	Single-user retail property	June 30, 2009	78,000	3,800
Mesa, Arizona	Multi-tenant retail property	March 31, 2009	195,000	20,400
				53,900
Discontinued Operations:
Kansas City, Missouri	Single-user retail property	September 30, 2009	88,000	500
Wilmington, North Carolina	Single-user retail property	September 30, 2009	57,000	800
Mountain Brook, Alabama	Single-user retail property	September 30, 2009	44,000	1,100
Cupertino, California	Single-user office property	September 30, 2009	100,000	8,400
				10,800
			Total	$64,700
	Estimated fair value of impaired properties			$208,335

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

During the year ended December 31, 2008, the Company recorded asset impairment charges as summarized below:

Location	Property Type	Impairment Date	Approximate Square Footage	Provision for Impairment of Investment Properties
Phillipsburg, New Jersey	Multi-tenant retail property	December 31, 2008	107,000	$8,200
University Heights, Ohio	Multi-tenant retail property	December 31, 2008	287,000	12,000
Kansas City, Missouri	Multi-tenant retail property	December 31, 2008	89,000	11,000
Bakersfield, California	Single-user retail property	December 31, 2008	75,000	3,400
Highland, California	Single-user retail property	December 31, 2008	81,000	2,600
Ridgecrest, California	Single-user retail property	September 30, 2008	59,000	3,300
Turlock, California	Single-user retail property	September 30, 2008	61,000	3,000
Stroudsburg, Pennsylvania	Multi-tenant retail property	September 30, 2008	143,000	3,400
Murrieta, California	Single-user retail property	June 30, 2008	37,000	4,700
				51,600
Discontinued Operations:
Richmond, Virginia	Single-user office property	December 31, 2008	383,000	25,400
Naperville, Illinois	Single-user retail property	June 30, 2008	41,000	3,000
				28,400
			Total	$80,000
	Estimated fair value of impaired properties			$125,025

(15)  Fair Value Measurements

Fair Value of Financial Instruments

The following table presents the carrying value and estimated fair value of the Company’s financial instruments at December 31, 2010 and 2009.  The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in a transaction between market participants at the measurement date.

	December 31, 2010		December 31, 2009
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Investment in marketable securities	$34,230	$34,230	$29,117	$29,117
Notes receivable	8,290	8,245	8,330	8,287
Financial liabilities:
Mortgages and notes payable	$3,602,890	$3,628,042	$4,003,985	$3,822,695
Line of credit	154,347	154,347	107,000	107,000
Other financings	8,477	8,477	11,887	11,887
Co-venture obligation	51,264	55,000	50,139	55,000
Derivative liability	2,967	2,967	3,819	3,819

The carrying values shown in the table are included in the consolidated balance sheets under the indicated captions, except for notes receivable and interest rate swaps, which are included in “Accounts and notes receivable” and “Other liabilities,” respectively.

The fair value of the financial instruments shown in the above table as of December 31, 2010 and 2009 represent the Company’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in a transaction between market participants at that date.  Those fair value measurements maximize the use of observable inputs.  However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

participants would use in pricing the asset or liability.  Those judgments are developed by the Company based on the best information available in those circumstances.

The following methods and assumptions were used to estimate the fair value of each financial instrument:

•

Investment in marketable securities: Marketable securities classified as available-for-sale are measured using quoted market prices at the reporting date multiplied by the quantity held.

•

Notes receivable: The Company estimates the fair value of its notes receivable by discounting the future cash flows of each instrument at rates that approximate those offered by lending institutions for loans with similar terms to companies with comparable risk.  The rates used are not directly observable in the marketplace, and judgment is used in determining the appropriate rate based upon the specific terms of the individual notes receivable agreement.

•

Mortgages payable: The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders.  The rates used are not directly observable in the marketplace, and judgment is used in determining the appropriate rate for each of our individual mortgages payable based upon the specific terms of the agreement, including the term to maturity and the leverage ratio of the underlying property.

•

Line of credit: The carrying value of the Company’s line of credit approximates fair value because of the relatively short maturity of the instrument.

•

Other financings: Other financings on the consolidated balance sheets represent the equity interest of the noncontrolling member in certain consolidated entities where the LLC or LP agreement contains put/call arrangements, which grant the right to the outside owners and the Company to require each LLC or LP to redeem the ownership interest in future periods for fixed amounts.  The Company believes the fair value of other financings is that amount which is the fixed amount at which it would settle, which approximates its carrying value.

•

Co-venture obligation: The Company estimates the fair value of co-venture obligation based on the amount at which it believes the obligation will settle and the timing of such payment (See Note 10).  The fair value of the co-venture obligation includes the estimated additional amount the Company would be required to pay upon exercise of the call option.  The carrying value of the co-venture obligation includes $1,264 of cumulative co-venture obligation expense accretion relating to the estimated additional distribution.

•

Interest rate swaps: The fair value of the interest rate swaps is determined using pricing models developed based on the LIBOR swap rate and other observable market data. The Company also incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered any applicable credit enhancements.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Fair Value Hierarchy

GAAP specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  The following summarizes the fair value hierarchy:

•	Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.
•	Level 2 Inputs – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.
•	Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

The guidance requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties.  However, as of December 31, 2010 and 2009, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation.  As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The following table presents the Company’s assets and liabilities, measured on a recurring basis, and related valuation inputs within the fair value hierarchy utilized to measure fair value as of December 31, 2010 and 2009:

	Level 1	Level 2	Level 3	Total
December 31, 2010
Investment in marketable securities	$34,230	-	-	$34,230
Derivative liability	$-	2,967	-	$2,967

December 31, 2009
Investment in marketable securities	$29,117	-	-	$29,117
Derivative liability	$-	3,819	-	$3,819

There were no transfers of assets or liabilities between the levels of the fair value hierarchy during the year ended December 31, 2010.

During year ended December 31, 2010, the Company recorded asset impairment charges of $23,057 related to two of its consolidated operating properties, three consolidated operating properties that were partially sold to the RioCan joint venture and two properties that were sold.  The combined estimated fair value of these properties was $72,696.  During the year ended December 31, 2009, the Company recorded asset impairment charges of $64,700 related to seven of its consolidated operating properties and four properties that were sold.  The combined estimated fair value of these properties was $208,335.  During the year ended December 31, 2008, the Company recorded asset impairment charges of $80,000 related to nine of its consolidated operating properties and two properties that were disposed with a combined fair value of $125,025.  The Company’s estimated fair value, measured on a non-recurring basis, relating to this impairment assessment was based upon a discounted cash flow model that included all estimated cash inflows and outflows over a specific holding period or the purchase price, if applicable.  These cash flows are comprised of unobservable inputs which include contractual rental revenues and forecasted rental revenues and expenses based upon market conditions and

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

expectation for growth.  Capitalization rates and discount rates utilized in this model were based upon observable rates that the Company believed to be within a reasonable range of current market rates for the property.  Based on these inputs, the Company had determined that its valuation of its consolidated operating properties were classified within Level 3 of the fair value hierarchy, except for when the estimated contract price is used, which results in Level 2 classification.

(16)  Commitments and Contingencies

The Company has acquired certain properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing at the time of acquisition.  The Company is obligated, under these agreements, to pay for those portions when a tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula.  Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  The time limits generally range from one to three years.  If, at the end of the time period allowed, certain space has not been leased and occupied, the Company will generally not have any further payment obligation to the seller.  As of December 31, 2010, the Company may pay as much as $1,400 in the future as retail space covered by earnout agreements.

The Company has previously entered into one construction loan agreement, one secured installment note and one other installment note agreement, one of which was impaired as of December 31, 2009 and written off on March 31, 2010.   In conjunction with the two remaining agreements, the Company has funded its total commitments of $8,680.  One of the two remaining loans requires monthly interest payments with the entire principal balance due at maturity.  The combined receivable balance at December 31, 2010 and 2009 was $8,290 and $8,330, respectively, net of allowances of $300 and $17,209, respectively.  In May 2010, the Company entered into an agreement related to the secured installment note that extended the maturity date from May 31, 2010 to February 29, 2012.

Although the loans obtained by the Company are generally non-recourse, occasionally, when it is deemed to be necessary, the Company may guarantee all or a portion of the debt on a full-recourse basis.  As of December 31, 2010, the Company has guaranteed $154,347 and $26,240 of the outstanding secured line of credit and mortgage loans, respectively, with maturity dates up to August 1, 2014.  As of December 31, 2010, the Company also guaranteed $28,813 representing a portion of the construction debt associated with certain of its consolidated development joint ventures.  The guarantees are released as certain leasing parameters are met.  The following table summarizes these guarantees:

Location	Joint Venture	Construction Loan Balance at December 31, 2010	Percentage/Amount Guaranteed by the Company	Guarantee Amount
Frisco, Texas	Parkway Towne Crossing	$20,757	35%	$7,265
Dallas, Texas	Wheatland Towne Crossing	5,712	50%	2,856
Henderson, Nevada	Lake Mead Crossing	48,949	15%	7,342
Henderson, Nevada	Green Valley Crossing	11,350	$11,350	11,350
				$28,813

As discussed in Note 13, on January 20, 2011, the Company filed a request for a closing agreement from the IRS, whereby the IRS would agree that the Company’s dividends paid deduction for the taxable years 2004 through 2006, the years for which the Company had positive taxable income, was sufficient for it to qualify for taxation as a REIT.  The IRS is currently reviewing the Company’s request and continues to move it through its review process.  The Company believes it will obtain a closing agreement with the IRS as the IRS has entered into similar closing agreements with other REITs.  The Company has recorded an expense of $62 representing the estimated cost plus interest to obtain such closing agreement.  The Company estimates the range of loss that is reasonably possible is from $62 if it obtains the closing agreement to approximately $155,000 if it does not obtain the closing agreement.

(17)  Litigation

The Company previously disclosed in its Form 10-K, as amended, for the fiscal years ended December 31, 2009, 2008 and 2007, the lawsuit filed against the Company and nineteen other defendants by City of St. Clair Shores General

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

Employees Retirement System and Madison Investment Trust in the United States District Court for the Northern District of Illinois (the “Court”).  In the lawsuit, plaintiffs alleged that all the defendants violated the federal securities laws, and certain defendants breached fiduciary duties owed to the Company and its shareholders, in connection with the Company’s merger with its business manager/advisor and property managers as reflected in its Proxy Statement dated September 12, 2007.

On July 14, 2010, the lawsuit was settled by the Company and the other defendants (the “Settlement”).  On November 8, 2010, the Court granted final approval of the Settlement.  Pursuant to the terms of the Settlement, 9,000 shares of common stock of the Company were transferred back to the Company from shares of common stock issued to the owners (the “Owners”) of certain entities that were acquired by the Company in its internalization transaction.  This share transfer was recorded as a capital transaction in the fourth quarter of 2010.  Pursuant to the Settlement, the Company paid the fees and expenses of counsel for class plaintiffs in the amount of $10,000, as awarded by the Court on November 8, 2010.  The Company was reimbursed $1,994 by its insurance carrier for a portion of such fees and expenses.  The Owners (who include Daniel L. Goodwin, who beneficially owned more than 5% of the stock of the Company as of December 31, 2010, and certain directors and executive officers of the Company) also agreed to provide a limited indemnification to certain defendants who are directors and an officer of the Company if any class members opted out of the Settlement and brought claims against them.  Seven class members have opted out of the Settlement; to the Company’s knowledge, none of these seven class members have filed claims against the Company or its directors and officers.

(18)  Subsequent Events

During the period from January 1, 2011 through February 23, 2011 (the date on which the Company filed its Annual Report on Form 10-K), the Company:

•

amended and restated its existing credit agreement increasing the aggregate amount to $585,000, consisting of a $435,000 senior secured revolving line of credit and a $150,000 secured term loan with a number of financial institutions;

•

filed a registration statement on Form S-11 with the Securities and Exchange Commission regarding a proposed public offering of the Company’s common stock, and

•

filed a request for a closing agreement from the IRS, whereby the IRS would agree that the Company’s dividends paid deduction for the taxable years 2004 through 2006, the years for which it had positive taxable income, was sufficient for the Company to qualify for taxation as a REIT.  The IRS is currently reviewing the Company’s request continues to move it through its review process (see Note 13).

On February 16, 2011, Borders Group, Inc. (Borders), a national retailer, filed for bankruptcy under Chapter 11. As of December 31, 2010, Borders leased approximately 220,000 square feet of space from the Company at 10 locations, which leases represented approximately $2,600 of ABR. In addition, Borders leased approximately 28,000 square feet of space at one of the Company’s unconsolidated joint venture properties, which represented $344 of ABR.  Borders has informed the Company that it intends to close stores at five locations where it leased space from the Company, representing approximately 115,000 square feet of GLA and $1,119 of ABR as of December 31, 2010. The Company evaluated its exposure to Borders as of December 31, 2010 and recorded a write-off of any straight-line rents, deferred lease costs, tenant improvements, tenant inducements and intangible assets and liabilities at those five locations.  The amount of the write offs totaled $2,777.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Notes to Consolidated Financial Statements

(19)

Quarterly Financial Information (unaudited)

	2010
	Dec 31	Sep 30	Jun 30	Mar 31
Total revenue as previously reported	$155,277	164,597	162,014	165,610
Reclassified to discontinued operations (a)	(419)	(422)	(429)	(856)
Adjusted total revenues	$154,858	164,175	161,585	164,754
Net income (loss) attributable to Company shareholders	$(3,411)	(25,527)	(38,349)	(28,556)
Net earnings (loss) per common share-basic and diluted	$(0.01)	(0.05)	(0.08)	(0.06)
Weighted average number of common shares outstanding-basic and diluted	484,113	484,865	483,590	482,402

	2009
	Dec 31	Sep 30	Jun 30	Mar 31
Total revenue as previously reported	$160,989	164,446	170,118	169,025
Reclassified to discontinued operations (a)	1,882	(359)	(1,395)	(1,814)
Adjusted total revenues	$162,871	164,087	168,723	167,211
Net (loss) income attributable to Company shareholders	$(44,849)	12,585	(33,391)	(46,680)
Net (loss) earnings per common share-basic and diluted	$(0.09)	0.03	(0.07)	(0.10)
Weighted average number of common shares outstanding-basic and diluted	481,675	481,049	479,853	478,662

 (a)

Represents revenue that has been reclassified to discontinued operations since previously reported amounts in Form 10-Q or 10-K.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule II

Valuation and Qualifying Accounts

For the Years Ended December 31, 2010, 2009 and 2008

(in thousands)

	Balance at beginning of year		Charged to costs and expenses		Write-offs		Balance at end of year
Year ended December 31, 2010
Allowance for doubtful accounts	$31,019	(a)	3,103		(24,984)	(b)	$9,138

Year ended December 31, 2009
Allowance for doubtful accounts	$15,510	(c)	26,944	(d)	(11,440)		$31,014	(d)

Year ended December 31, 2008
Allowance for doubtful accounts	$8,143	(e)	22,667		(15,769)		$15,041

(a)	Beginning balance includes $5 for allowance for doubtful accounts related to an investment property held for sale in 2009.
(b)	Includes $16,909 related to a note receivable that was fully written off in 2010.
(c)

Beginning balance excludes $10 of allowance for doubtful accounts related to an investment property held for sale in 2009 and includes $479 for allowance for doubtful accounts related to an investment property held for sale in 2008.

(d)	Includes $16,909 related to a note receivable that was fully reserved in 2009.
(e)	Beginning balance excludes $73 of allowance for doubtful accounts related to an investment property held for sale in 2008.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

23rd Street Plaza	3,192	1,300	5,319	65	1,300	5,384	6,684	1,185	2003	12/04
Panama City, FL
Academy Sports	3,275	1,230	3,752	-	1,230	3,752	4,982	882	2004	07/04
Houma, LA
Academy Sports	2,680	1,340	2,943	3	1,340	2,946	4,286	666	2004	07/04
Midland, TX
Academy Sports	3,255	1,050	3,954	6	1,050	3,960	5,010	895	2004	07/04
Port Arthur, TX
Academy Sports	4,267	3,215	3,963	-	3,215	3,963	7,178	859	2004	07/04
San Antonio, TX
Alison's Corner	2,660	1,045	5,700	78	1,045	5,778	6,823	1,411	2003	04/04
San Antonio, TX
American Express	10,884	1,400	15,370	9	1,400	15,379	16,779	3,229	2000	12/04
DePere, WI
American Express	-	2,900	10,170	8	2,900	10,178	13,078	2,137	1983	12/04
Phoenix, AZ
Arvada Connection and Arvada Marketplace	22,000	8,125	39,366	458	8,125	39,824	47,949	9,904	1987-1990	04/04
Arvada, CO
Ashland & Roosevelt	9,905	-	21,052	274	-	21,326	21,326	4,369	2002	05/05
Chicago, IL
Azalea Square I	12,490	6,375	21,304	1,592	6,375	22,896	29,271	4,962	2004	10/04
Summerville, SC
Azalea Square III	8,703	3,280	10,348	63	3,280	10,411	13,691	1,240	2007	10/07
Summerville, SC
Bangor Parkade	17,250	11,600	13,539	3,940	11,600	17,479	29,079	2,960	2005	03/06
Bangor, ME
Battle Ridge Pavilion	10,347	4,350	11,366	(135)	4,350	11,231	15,581	1,936	1999	05/06
Marietta, GA
Beachway Plaza	6,025	5,460	10,397	210	5,460	10,607	16,067	2,176	1984 / 2004	06/05
Bradenton, FL
Bed Bath & Beyond Plaza	9,417	-	18,367	(115)	-	18,252	18,252	4,182	2004	10/04
Miami, FL
Bed Bath & Beyond Plaza	10,550	4,530	11,901	-	4,530	11,901	16,431	2,361	2000-2002	07/05
Westbury, NY
Best on the Boulevard	18,140	7,460	25,583	286	7,460	25,869	33,329	6,459	1996-1999	04/04
Las Vegas, NV
Bison Hollow	7,787	5,550	12,324	(18)	5,550	12,306	17,856	2,558	2004	04/05
Traverse City, MI
Blockbuster at Five Forks (a)	-	440	1,018	-	440	1,018	1,458	215	2004-2005	03/05
Simpsonville, SC
Bluebonnet Parc	9,135	4,450	16,407	(61)	4,450	16,346	20,796	4,143	2002	04/04
Baton Rouge, LA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Boston Commons	9,012	3,750	9,690	68	3,750	9,758	13,508	2,038	1993	05/05
Springfield, MA
Boulevard at The Capital Ctr	70,100	-	114,703	(31,003)	-	83,700	83,700	5,590	2004	09/04
Largo, MD
Boulevard Plaza	2,478	4,170	12,038	2,465	4,170	14,503	18,673	2,820	1994	04/05
Pawtucket, RI
The Brickyard	44,000	45,300	26,657	3,884	45,300	30,541	75,841	6,387	1977 / 2004	04/05
Chicago, IL
Broadway Shopping Center	10,482	5,500	14,002	1,537	5,500	15,539	21,039	2,934	1960 /1999 -	09/05
Bangor, ME									2000
Brown's Lane	5,155	2,600	12,005	518	2,600	12,523	15,123	2,606	1985	04/05
Middletown, RI
Burlington Coat Factory	5,500	2,858	5,084	1,247	2,858	6,331	9,189	1,017	1993	09/05
Elk Grove, CA
Burlington Coat Factory	5,100	3,860	4,008	1,917	3,860	5,925	9,785	853	1988	09/05
Moreno Valley, CA
Burlington Coat Factory	5,000	3,388	4,339	867	3,388	5,206	8,594	849	1981	09/05
Redlands, CA
Burlington Coat Factory	5,200	3,324	4,624	(3,487)	1,494	2,967	4,461	142	1992	09/05
Vacaville, CA
Carmax	-	6,210	7,731	-	6,210	7,731	13,941	1,653	1998	03/05
San Antonio, TX
Carrier Towne Crossing	10,992	2,750	13,662	834	2,750	14,496	17,246	2,718	1998	12/05
Grand Prairie, TX
Central Texas Marketplace	45,386	13,000	47,559	3,738	13,000	51,297	64,297	7,433	2004	12/06
Waco, TX
Centre at Laurel	27,200	19,000	8,406	16,589	19,000	24,995	43,995	4,155	2005	02/06
Laurel, MD
Century III Plaza	26,200	7,100	33,212	465	7,100	33,677	40,777	6,573	1996	06/05
West Mifflin, PA
Chantilly Crossing	16,880	8,500	16,060	1,953	8,500	18,013	26,513	3,558	2004	05/05
Chantilly, VA
Cinemark Seven Bridges	5,155	3,450	11,728	-	3,450	11,728	15,178	2,360	2000	03/05
Woodridge, IL
Citizen's Property Insurance	5,997	2,150	7,601	6	2,150	7,607	9,757	1,420	2005	08/05
Jacksonville, FL
Clearlake Shores	6,252	1,775	7,026	1,182	1,775	8,208	9,983	1,664	2003-2004	04/05
Clear Lake, TX
Colony Square	25,488	16,700	22,775	(746)	16,700	22,029	38,729	3,697	1997	05/06
Sugar Land, TX
The Columns	12,886	5,830	19,439	62	5,830	19,501	25,331	4,511	2004	8/04 & 10/04
Jackson, TN

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

The Commons at Temecula	29,623	12,000	35,887	(1,912)	12,000	33,975	45,975	7,079	1999	04/05
Temecula, CA
Coram Plaza	14,671	10,200	26,178	2,041	10,200	28,219	38,419	6,063	2004	12/04
Coram, NY
Cornerstone Plaza	4,962	2,920	10,359	(166)	2,920	10,193	13,113	2,093	2004-2005	05/05
Cocoa Beach, FL
Corwest Plaza	15,244	6,900	23,851	15	6,900	23,866	30,766	6,197	1999-2003	01/04
New Britian, CT
Cost Plus Distribution Warehouse (b)	16,300	10,075	21,483	29,493	7,104	53,947	61,051	7,641	2003	04/06
Stockton, CA
Cottage Plaza	11,201	3,000	19,158	(77)	3,000	19,081	22,081	4,138	2004-2005	02/05
Pawtucket, RI
Cranberry Square	11,499	3,000	18,736	492	3,000	19,228	22,228	4,552	1996-1997	07/04
Cranberry Township, PA
Crockett Square	5,812	4,140	7,534	53	4,140	7,587	11,727	1,365	2005	02/06
Morristown, TN
Crossroads Plaza CVS	4,563	1,040	3,780	49	1,040	3,829	4,869	781	1987	05/05
North Attelboro, MA
Crown Theater (a)	-	7,318	954	-	7,318	954	8,272	347	2000	07/05
Hartford, CT
Cuyahoga Falls Market Center	3,816	3,350	11,083	(278)	3,350	10,805	14,155	2,277	1998	04/05
Cuyahoga Falls, OH
CVS Pharmacy	1,738	910	2,891	-	910	2,891	3,801	583	1999	06/05
Burleson, TX
CVS Pharmacy	3,668	2,096	3,863	8	2,096	3,871	5,967	689	2005	12/05
Cave Creek, AZ
CVS Pharmacy (Eckerd)	2,329	975	2,400	2	975	2,402	3,377	623	2003	12/03
Edmond, OK
CVS Pharmacy	3,475	1,460	4,455	2	1,460	4,457	5,917	953	2004	03/05
Jacksonville, FL
CVS Pharmacy	1,222	750	1,958	-	750	1,958	2,708	401	1999	05/05
Lawton, OK
CVS Pharmacy	1,867	250	2,777	-	250	2,777	3,027	585	2001	03/05
Montevallo, AL
CVS Pharmacy	2,016	600	2,659	-	600	2,659	3,259	552	2004	05/05
Moore, OK
CVS Pharmacy (Eckerd)	3,668	932	4,370	-	932	4,370	5,302	1,143	2003	12/03
Norman, OK
CVS Pharmacy	1,947	620	3,583	-	620	3,583	4,203	722	1999	06/05
Oklahoma City, OK
CVS Pharmacy	2,761	1,100	3,254	-	1,100	3,254	4,354	686	2004	03/05
Saginaw, TX

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

CVS Pharmacy	1,866	600	2,469	3	600	2,472	3,072	559	2004	10/04
Sylacauga, AL
Darien Towne Center	18,572	7,000	22,468	(503)	7,000	21,965	28,965	5,780	1994	12/03
Darien, IL
Davis Towne Crossing	3,441	1,850	5,681	1,096	1,850	6,777	8,627	1,559	2003-2004	06/04
North Richland Hills, TX
Denton Crossing	28,449	6,000	43,434	11,145	6,000	54,579	60,579	11,780	2003-2004	10/04
Denton, TX
Diebold Warehouse	7,240	-	11,190	2	-	11,192	11,192	2,257	2005	07/05
Green, OH
Dorman Center I & II	21,568	17,025	29,478	361	17,025	29,839	46,864	7,457	2003-2004	3/04 & 7/04
Spartanburg, SC
Duck Creek	12,567	4,440	12,076	5,198	4,440	17,274	21,714	2,991	2005	11/05
Bettendorf, IA
East Stone Commons	22,550	2,900	28,714	(1,486)	2,826	27,302	30,128	4,501	2005	06/06
Kingsport, TN
Eastwood Towne Center	23,324	12,000	65,067	(412)	12,000	64,655	76,655	15,831	2002	05/04
Lansing, MI
Edgemont Town Center	6,790	3,500	10,956	(193)	3,500	10,763	14,263	2,459	2003	11/04
Homewood, AL
Edwards Multiplex	9,913	-	35,421	-	-	35,421	35,421	7,359	1988	05/05
Fresno, CA
Edwards Multiplex	14,324	11,800	33,098	-	11,800	33,098	44,898	6,876	1997	05/05
Ontario, CA
Evans Towne Centre	4,461	1,700	6,425	23	1,700	6,448	8,148	1,423	1995	12/04
Evans, GA
Fairgrounds Plaza	14,455	4,800	13,490	4,354	5,431	17,213	22,644	3,540	2002-2004	01/05
Middletown, NY
Fisher Scientific (a)	-	510	12,768	-	510	12,768	13,278	2,458	2005	06/05
Kalamazoo, MI
Five Forks (a)	-	2,100	5,374	23	2,100	5,397	7,497	1,204	1999	12/04
Simpsonville, SC
Forks Town Center	8,825	2,430	14,836	697	2,430	15,533	17,963	3,637	2002	07/04
Easton, PA
Four Peaks Plaza	10,160	5,000	20,098	4,400	5,000	24,498	29,498	4,835	2004	03/05
Fountain Hills, AZ
Fox Creek Village	9,417	3,755	15,563	(1,081)	3,755	14,482	18,237	3,372	2003-2004	11/04
Longmont, CO
Fullerton Metrocenter	29,242	-	47,403	1,168	-	48,571	48,571	11,398	1988	06/04
Fullerton, CA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Galvez Shopping Center	4,292	1,250	4,947	339	1,250	5,286	6,536	1,064	2004	06/05
Galveston, TX
The Gateway	100,559	28,664	110,945	21,917	28,664	132,862	161,526	25,703	2001-2003	05/05
Salt Lake City, UT
Gateway Pavilions	25,277	9,880	55,195	(1,517)	9,880	53,678	63,558	11,981	2003-2004	12/04
Avondale, AZ
Gateway Plaza	19,318	-	26,371	2,588	-	28,959	28,959	6,576	2000	07/04
Southlake, TX
Gateway Station	3,101	1,050	3,911	1,022	1,050	4,933	5,983	1,074	2003-2004	12/04
College Station, TX
Gateway Station II	6,268	1,530	8,146	(511)	1,530	7,635	9,165	972	2006-2007	05/07
College Station, TX
Gateway Village	25,803	8,550	39,298	3,777	8,550	43,075	51,625	10,036	1996	07/04
Annapolis, MD
Gerry Centennial Plaza (a)	-	5,370	12,968	8,315	5,370	21,283	26,653	2,469	2006	06/07
Oswego, IL
Giant Eagle	12,154	3,425	16,868	10	3,425	16,878	20,303	3,145	2000	11/05
Columbus, OH
Gloucester Town Center	9,254	3,900	17,878	280	3,900	18,158	22,058	3,682	2003	05/05
Gloucester, NJ
GMAC Insurance Buildings	28,788	8,250	50,287	12	8,250	50,299	58,549	11,526	1980/1990	09/04
Winston-Salem, NC
Golfsmith	-	1,250	2,974	2	1,250	2,976	4,226	538	1992/2004	11/05
Altamonte Springs, FL
Governor's Marketplace	13,792	-	30,377	1,899	-	32,276	32,276	7,406	2001	08/04
Tallahassee, FL
Grapevine Crossing	12,415	4,100	16,938	156	4,100	17,094	21,194	3,533	2001	04/05
Grapevine, TX
Green's Corner	5,551	3,200	8,663	(39)	3,200	8,624	11,824	1,898	1997	12/04
Cumming, GA
Greensburg Commons	10,153	2,700	19,116	(257)	2,700	18,859	21,559	4,010	1999	04/05
Greensburg, IN
Greenwich Center (a)	-	3,700	15,949	(9,466)	2,051	8,132	10,183	687	2002	02/06
Phillipsburg, NJ
Gurnee Town Center	15,761	7,000	35,147	86	7,000	35,233	42,233	7,969	2000	10/04
Gurnee, IL
Hartford Insurance Building	9,614	1,700	13,709	6	1,700	13,715	15,415	2,682	2005	08/05
Maple Grove, MN
Harvest Towne Center	4,163	3,155	5,085	49	3,155	5,134	8,289	1,193	1996-1999	09/04
Knoxville, TN
Henry Town Center	32,537	10,650	46,814	323	10,650	47,137	57,787	10,370	2002	12/04
McDonough, GA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Heritage Towne Crossing	7,236	3,065	10,729	1,119	3,065	11,848	14,913	2,928	2002	03/04
Euless, TX
Hewitt Associates Campus	125,261	28,500	178,524	(3)	28,497	178,524	207,021	36,543	1974/1986	05/05
Lincolnshire, IL
Hickory Ridge	20,123	6,860	30,517	(41)	6,860	30,476	37,336	7,390	1999	01/04
Hickory, NC
High Ridge Crossing	5,155	3,075	9,148	(323)	3,075	8,825	11,900	1,903	2004	03/05
High Ridge, MO
Hobby Lobby (a)	-	1,728	3,791	-	1,728	3,791	5,519	834	2004	01/05
Concord, NC
Holliday Towne Center	8,128	2,200	11,609	(367)	2,200	11,242	13,442	2,491	2003	02/05
Duncansville, PA
Home Depot Center	11,200	-	16,758	-	-	16,758	16,758	3,379	1996	06/05
Pittsburgh, PA
Home Depot Plaza	13,530	9,700	17,137	439	9,700	17,576	27,276	3,517	1992	06/05
Orange, CT
HQ Building	9,500	5,200	10,010	4,083	5,200	14,093	19,293	2,042	Redev: 04	12/05
San Antonio, TX
Humblewood Shopping Center	6,739	2,200	12,823	(51)	2,200	12,772	14,972	2,345	Renov: 05	11/05
Humble, TX
Irmo Station	5,254	2,600	9,247	75	2,600	9,322	11,922	2,045	1980 & 1985	12/04
Irmo, SC
Jefferson Commons	53,998	23,097	52,762	(32)	23,097	52,730	75,827	5,651	2005	02/08
Newport News, VA
King Philip's Crossing	10,800	3,710	19,144	268	3,710	19,412	23,122	3,543	2005	11/05
Seekonk, PA
Kohl's	6,085	1,600	8,275	5	1,600	8,280	9,880	1,497	2005	10/05
Georgetown, KY
Kohl's	4,700	2,701	5,304	(4,537)	1,289	2,179	3,468	139	1993	09/05
Hanford, CA
Kohl's	4,400	2,723	4,210	1	2,723	4,211	6,934	817	1979	09/05
Lodi, CA
Kohl's	4,800	3,864	3,533	1	3,864	3,534	7,398	686	1973	09/05
Sacramento, CA
Kohl's	6,000	5,211	3,546	1	5,211	3,547	8,758	688	1980	09/05
Sun Valley, CA
La Plaza Del Norte	17,125	16,005	37,744	850	16,005	38,594	54,599	9,507	1996/1999	01/04
San Antonio, TX
Lake Forest Crossing	4,520	2,200	5,110	116	2,200	5,226	7,426	1,073	2004	03/05
McKinney, TX
Lake Mary Pointe	1,725	2,075	4,009	99	2,075	4,108	6,183	928	1999	10/04
Lake Mary, FL

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Lake Worth Towne Crossing	26,491	6,200	30,910	4,279	6,200	35,189	41,389	5,647	2005	06/06
Lake Worth, TX
Lakepointe Towne Center	21,715	4,750	23,904	875	4,750	24,779	29,529	5,005	2004	05/05
Lewisville, TX
Lakewood Towne Center	42,040	11,200	70,796	(3,382)	11,200	67,414	78,614	16,172	1988/2002-	06/04
Lakewood, WA									2003
Lincoln Plaza	41,348	13,000	46,482	21,424	13,165	67,741	80,906	11,936	2001-2004	09/05
Worchester, MA
Low Country Village I & II	10,817	2,910	16,614	(97)	2,910	16,517	19,427	3,576	2004 & 2005	06/04 & 09/05
Bluffton, SC
Lowe's/Bed, Bath & Beyond	13,783	7,423	799	(8)	7,415	799	8,214	284	2005	08/05
Butler, NJ
MacArthur Crossing	7,342	4,710	16,265	630	4,710	16,895	21,605	4,287	1995-1996	02/04
Los Colinas, TX
Magnolia Square	6,641	2,635	15,040	(1,121)	2,635	13,919	16,554	3,106	2004	02/05
Houma, LA
Manchester Meadows (a)	-	14,700	39,738	(239)	14,700	39,499	54,199	9,286	1994-1995	08/04
Town and Country, MO
Mansfield Towne Crossing	8,892	3,300	12,195	3,340	3,300	15,535	18,835	3,431	2003-2004	11/04
Mansfield, TX
Maple Tree Place	63,400	28,000	67,361	2,363	28,000	69,724	97,724	14,323	2004-2005	05/05
Williston, VT
The Market at Clifty Crossing	13,977	1,900	16,668	659	1,847	17,380	19,227	3,065	1986/2004	11/05
Columbus, IN
The Market at Polaris	36,196	11,750	40,197	6,193	11,750	46,390	58,140	8,434	2005	11/05
Columbus, OH
Massillon Commons	7,286	4,090	12,521	280	4,090	12,801	16,891	2,657	1986/2000	04/05
Massillion, OH
Maytag Distribution Center	-	1,700	20,681	-	1,700	20,681	22,381	4,343	2004	01/05
North Liberty, IA
McAllen Shopping Center	1,623	850	2,958	(112)	850	2,846	3,696	628	2004	12/04
McAllen, TX
McDermott Towne Crossing	5,617	1,850	6,923	75	1,850	6,998	8,848	1,343	1999	09/05
Allen, TX
Mervyns	5,000	1,964	5,682	(4,088)	1,006	2,552	3,558	211	1988	09/05
Bakersfield, CA
Mervyns	5,200	2,357	5,702	1	2,357	5,703	8,060	1,107	1992	09/05
Fontana, CA
Mervyns	5,100	2,455	5,438	152	2,455	5,590	8,045	1,056	1993	09/05
Fresno, CA
Mervyns	5,300	2,308	5,870	(3,311)	1,506	3,361	4,867	278	1994	09/05
Highland, CA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Mervyns	5,700	2,799	6,194	1	2,799	6,195	8,994	1,203	1992	09/05
Manteca, CA
Mervyns	5,100	4,027	3,931	2	4,027	3,933	7,960	763	1992	09/05
McAllen, TX
Mervyns	5,100	4,714	3,153	1	4,714	3,154	7,868	612	1989	09/05
Morgan Hill, CA
Mervyns	6,400	6,305	5,384	1	6,305	5,385	11,690	1,045	1982	09/05
Oceanside, CA
Mervyns	5,000	4,419	3,235	1	4,419	3,236	7,655	628	1990	09/05
Rancho Cucamonga, CA
Mervyns	3,300	1,473	4,556	(3,632)	641	1,756	2,397	162	1990	09/05
Ridgecrest, CA
Mervyns	5,400	4,734	2,997	2	4,734	2,999	7,733	582	1983	09/05
Roseville, CA
Mervyns	5,100	4,704	3,062	1	4,704	3,063	7,767	594	1990	09/05
Temecula, CA
Mervyns	4,000	1,925	4,294	(3,315)	975	1,929	2,904	178	1987	09/05
Turlock, CA
Mervyns	5,000	4,714	2,968	1	4,714	2,969	7,683	576	1982	09/05
Ventura, CA
Mesa Fiesta	-	5,800	28,302	(29,819)	957	3,326	4,283	(4)	2004	12/04
Mesa, AZ
Mid-Hudson Center	23,750	9,900	29,160	1	9,900	29,161	39,061	5,797	2000	07/05
Poughkeepsie, NY
Midtown Center	31,335	13,220	41,657	5,048	13,220	46,705	59,925	9,223	1986-1987	01/05
Milwaukee, WI
Mission Crossing	12,164	4,000	12,616	6,723	4,670	18,669	23,339	3,542	Renov:	07/05
San Antonio, TX									2003-2005
Mitchell Ranch Plaza	20,060	5,550	26,213	270	5,550	26,483	32,033	6,135	2003	08/04
New Port Richey, FL
Montecito Crossing	17,923	9,700	25,414	9,327	11,300	33,141	44,441	6,076	2004-2005	10/05
Las Vegas, NV
Mountain View Plaza I & II	14,373	5,180	18,212	72	5,180	18,284	23,464	3,325	2003 & 2006	10/05 & 11/06
Kalispell, MT
Newburgh Crossing	6,882	4,000	10,246	6	4,000	10,252	14,252	1,973	2005	10/05
Newburgh, NY
Newnan Crossing I & II	25,404	15,100	33,986	3,586	15,100	37,572	52,672	8,737	1999 & 2004	12/03 & 02/04
Newnan, GA
Newton Crossroads	3,915	3,350	6,927	(60)	3,350	6,867	10,217	1,511	1997	12/04
Covington, GA
North Ranch Pavilions (a)	-	9,705	8,296	(4,005)	8,141	5,855	13,996	357	1992	01/04
Thousand Oaks, CA
North Rivers Towne Center	10,507	3,350	15,720	195	3,350	15,915	19,265	3,924	2003-2004	04/04
Charleston, SC

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Northgate North	28,650	7,540	49,078	(16,433)	7,540	32,645	40,185	8,029	1999-2003	06/04
Seattle, WA
Northpointe Plaza	24,286	13,800	37,707	1,266	13,800	38,973	52,773	9,392	1991-1993	05/04
Spokane, WA
Northwood Crossing	10,691	3,770	13,658	347	3,770	14,005	17,775	2,555	1979/2004	01/06
Northport, AL
Northwoods Center	8,921	3,415	9,475	5,896	3,415	15,371	18,786	3,284	2002-2004	12/04
Wesley Chapel, FL
Old Time Pottery	3,250	2,000	3,017	(3,372)	708	937	1,645	39	1987/1999	06/06
Douglasville, GA									& 2005
Orange Plaza (Golfland Plaza)	6,200	4,350	4,834	996	4,350	5,830	10,180	1,093	1995	05/05
Orange, CT
The Orchard	12,229	3,200	17,151	14	3,200	17,165	20,365	3,368	2004-2005	07/05 & 9/05
New Hartford, NY
Pacheco Pass Phase I & II	29,088	13,420	32,785	(1,003)	13,400	31,802	45,202	5,343	2004 & 2006	07/05 & 06/07
Gilroy, CA
Page Field Commons	-	-	43,355	782	-	44,137	44,137	9,153	1999	05/05
Fort Myers, FL
Paradise Valley Marketplace	9,615	6,590	20,425	12	6,590	20,437	27,027	5,020	2002	04/04
Phoenix, AZ
Pavillion at Kings Grant I & II	16,000	10,274	12,392	10,713	10,274	23,105	33,379	3,615	2002-2003	12/03 & 06/06
Concord, NC									& 2005
Peoria Crossings I & II	20,246	6,995	32,816	3,722	8,495	35,038	43,533	8,445	2002-2003	03/04 & 05/05
Peoria, AZ									& 2005
PetSmart Distribution Center	23,731	1,700	38,808	(1,098)	1,700	37,710	39,410	6,759	2004-2005	07/05
Ottawa, IL
Phenix Crossing	4,362	2,600	6,776	105	2,600	6,881	9,481	1,525	2004	12/04
Phenix City, AL
Pine Ridge Plaza	11,384	5,000	19,802	1,672	5,000	21,474	26,474	4,987	1998-2004	06/04
Lawrence, KS
Placentia Town Center	11,598	11,200	11,751	101	11,200	11,852	23,052	2,628	1973/2000	12/04
Placentia, CA
Plaza at Marysville	9,638	6,600	13,728	157	6,600	13,885	20,485	3,236	1995	07/04
Marysville, WA
Plaza at Riverlakes	8,937	5,100	10,824	(31)	5,100	10,793	15,893	2,444	2001	10/04
Bakersfield, CA
Plaza Santa Fe II	15,037	-	28,588	669	-	29,257	29,257	6,865	2000-2002	06/04
Santa Fe, NM
Pleasant Run	14,373	4,200	29,085	2,502	4,200	31,587	35,787	6,817	2004	12/04
Cedar Hill, TX
Powell Center	8,390	5,490	7,448	(43)	5,490	7,405	12,895	1,022	2001	04/07
Lewis Center, OH
Preston Trail Village	13,595	7,139	13,670	793	7,139	14,463	21,602	1,247	1978/2008	09/08
Dallas, TX

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Promenade at Red Cliff	8,426	5,340	12,665	143	5,340	12,808	18,148	3,209	1997	02/04
St. George, UT
Pro-Ranch Market	5,000	3,339	4,348	1	3,339	4,349	7,688	844	1981	9/05
El Paso, TX
Quakertown	8,290	2,400	9,246	1	2,400	9,247	11,647	1,810	2004-2005	09/05
Quakertown, PA
Rasmussen College	3,053	850	4,049	6	850	4,055	4,905	805	2005	08/05
Brooklyn Park, MN
Rave Theater	17,889	3,440	22,111	2,881	3,440	24,992	28,432	4,510	2005	12/05
Houston, TX
Raytheon Facility	11,841	650	18,353	2	650	18,355	19,005	3,645	Rehab: 2001	08/05
State College, PA
Red Bug Village	4,546	1,790	6,178	82	1,790	6,260	8,050	1,195	2004	12/05
Winter Springs, FL
Reisterstown Road Plaza	45,793	15,800	70,372	7,058	15,800	77,430	93,230	17,885	1986/2004	08/04
Baltimore, MD
Ridge Tool Building	4,543	415	6,799	1	415	6,800	7,215	1,249	2005	09/05
Cambridge, OH
Rite Aid Store (Eckerd), Sheridan Dr.	2,903	2,000	2,722	-	2,000	2,722	4,722	516	1999	11/05
Amherst, NY
Rite Aid Store (Eckerd), Transit Road	3,243	2,500	2,764	2	2,500	2,766	5,266	524	2003	11/05
Amherst, NY
Rite Aid Store (Eckerd)	-	900	1,215	-	900	1,215	2,115	249	1999-2000	05/05
Atlanta, GA
Rite Aid Store (Eckerd), East Main St.	2,855	1,860	2,786	-	1,860	2,786	4,646	528	2004	11/05
Batavia, NY
Rite Aid Store (Eckerd), West Main St.	2,547	1,510	2,627	-	1,510	2,627	4,137	497	2001	11/05
Batavia, NY
Rite Aid Store (Eckerd), Ferry St.	2,198	900	2,677	-	900	2,677	3,577	507	2000	11/05
Buffalo, NY
Rite Aid Store (Eckerd) - Main St.	2,174	1,340	2,192	-	1,340	2,192	3,532	415	1998	11/05
Buffalo, NY
Rite Aid Store (Eckerd)	3,091	1,968	2,575	1	1,968	2,576	4,544	488	2004	11/05
Canandaigua, NY
Rite Aid Store (Eckerd)	1,758	750	2,042	-	750	2,042	2,792	412	1999	06/05
Chattanooga, TN
Rite Aid Store (Eckerd)	2,117	2,080	1,393	-	2,080	1,393	3,473	264	1999	11/05
Cheektowaga, NY
Rite Aid Store (Eckerd)	3,222	3,000	3,955	22	3,000	3,977	6,977	816	2005	05/05
Colesville, MD
Rite Aid Store (Eckerd)	1,735	900	2,377	-	900	2,377	3,277	589	2003-2004	06/04
Columbia, SC
Rite Aid Store (Eckerd)	1,388	600	2,033	1	600	2,034	2,634	491	2003-2004	06/04
Crossville, TN

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Rite Aid Store (Eckerd)	1,665	900	2,475	-	900	2,475	3,375	466	1999	11/05
Grand Island, NY
Rite Aid Store (Eckerd)	1,926	470	2,657	-	470	2,657	3,127	503	1998	11/05
Greece, NY
Rite Aid Store (Eckerd)	1,665	1,050	2,047	1	1,050	2,048	3,098	494	2003-2004	06/04
Greer, SC
Rite Aid Store (Eckerd)	3,400	1,550	3,954	6	1,550	3,960	5,510	786	2004	08/05
Hellertown, PA
Rite Aid Store (Eckerd)	2,409	2,060	1,873	-	2,060	1,873	3,933	355	2002	11/05
Hudson, NY
Rite Aid Store (Eckerd)	2,877	1,940	2,736	-	1,940	2,736	4,676	518	2002	11/05
Irondequoit, NY
Rite Aid Store (Eckerd)	1,983	700	2,960	1	700	2,961	3,661	714	2003-2004	06/04
Kill Devil Hills, NC
Rite Aid Store (Eckerd)	1,786	1,710	1,207	-	1,710	1,207	2,917	229	1999	11/05
Lancaster, NY
Rite Aid Store (Eckerd)	3,400	975	4,369	6	975	4,375	5,350	869	2004	08/05
Lebanon, PA
Rite Aid Store (Eckerd)	2,716	1,650	2,788	-	1,650	2,788	4,438	528	2002	11/05
Lockport, NY
Rite Aid Store (Eckerd)	1,682	820	1,935	-	820	1,935	2,755	366	2000	11/05
North Chili, NY
Rite Aid Store (Eckerd)	2,452	1,190	2,809	-	1,190	2,809	3,999	532	1999	11/05
Olean, NY
Rite Aid Store (Eckerd)	3,322	1,000	4,328	5	1,000	4,333	5,333	860	2004	08/05
Punxsutawney, PA
Rite Aid Store (Eckerd), Culver Rd.	2,376	1,590	2,279	-	1,590	2,279	3,869	432	2001	11/05
Rochester, NY
Rite Aid Store (Eckerd), Lake Ave.	3,210	2,220	3,025	2	2,220	3,027	5,247	573	2001	11/05
Rochester, NY
Rite Aid Store (Eckerd)	2,370	800	3,075	-	800	3,075	3,875	582	2000	11/05
Tonawanda, NY
Rite Aid Store (Eckerd), Harlem Road	2,770	2,830	1,683	-	2,830	1,683	4,513	319	2003	11/05
West Seneca, NY
Rite Aid Store (Eckerd), Union Rd.	2,395	1,610	2,300	-	1,610	2,300	3,910	436	2000	11/05
West Seneca, NY
Rite Aid Store (Eckerd)	1,372	810	1,434	-	810	1,434	2,244	271	1997	11/05
Yorkshire, NY
Riverpark Phase IIA	6,435	1,800	8,542	(57)	1,800	8,485	10,285	1,350	2006	09/06
Sugarland, TX
Rivery Town Crossing	8,018	2,900	6,814	296	2,900	7,110	10,010	1,070	2005	10/06
Georgetown, TX
Royal Oaks Village II	8,550	2,200	11,859	(141)	2,200	11,718	13,918	2,225	2004-2005	11/05
Houston, TX

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Saucon Valley Square	8,921	3,200	12,642	(2,030)	3,200	10,612	13,812	2,506	1999	09/04
Bethlehem, PA
Shaws Supermarket (a)	-	2,700	11,532	(298)	2,700	11,234	13,934	2,973	1995	12/03
New Britain, CT
Shoppes at Lake Andrew I & II	15,383	4,000	22,996	199	4,000	23,195	27,195	5,031	2003	12/04
Viera, FL
Shoppes at Park West	5,551	2,240	9,357	(44)	2,240	9,313	11,553	2,121	2004	11/04
Mt. Pleasant, SC
Shoppes at Quarterfield	5,101	2,190	8,840	66	2,190	8,906	11,096	2,253	1999	01/04
Severn, MD
Shoppes at Stroud (a)	-	5,711	27,692	(2,937)	5,111	25,355	30,466	2,124	2007-2008	01/08
Stroudsburg, PA
Shoppes of New Hope	3,819	1,350	11,045	(301)	1,350	10,744	12,094	2,574	2004	07/04
Dallas, GA
Shoppes of Prominence Point I & II	9,784	3,650	12,652	(18)	3,650	12,634	16,284	2,921	2004 & 2005	06/04 & 09/05
Canton, GA
Shoppes of Warner Robins	5,386	1,110	11,258	(42)	1,110	11,216	12,326	2,267	2004	06/05
Warner Robins, GA
Shops at 5	40,179	8,350	59,570	77	8,350	59,647	67,997	12,201	2005	06/05
Plymouth, MA
The Shops at Boardwalk	7,625	5,000	30,540	(1,510)	5,000	29,030	34,030	6,960	2003-2004	07/04
Kansas City, MO
Shops at Forest Commons	4,799	1,050	6,133	(116)	1,050	6,017	7,067	1,344	2002	12/04
Round Rock, TX
The Shops at Legacy	61,100	8,800	108,940	11,046	8,800	119,986	128,786	15,468	2002	06/07
Plano, TX
Shops at Park Place	8,176	9,096	13,175	527	9,096	13,702	22,798	3,756	2001	10/03
Plano, TX
South Towne Crossing	8,818	1,600	9,391	2,050	1,600	11,441	13,041	1,790	2005	06/06
Burleson, TX
Southgate Plaza	4,163	2,200	9,229	38	2,200	9,267	11,467	1,975	1998-2002	03/05
Heath, OH
Southlake Town Square I - VII (b)	149,054	41,490	187,354	17,208	41,490	204,562	246,052	35,788	1998-2004	12/04, 5/07,
Southlake, TX									& 2007	9/08 & 3/09
Southpark Meadows II (a)	-	25,000	57,865	36,500	25,000	94,365	119,365	10,747	2006-2007	03/07
Austin, TX
Southwest Crossing	14,691	4,750	19,679	145	4,750	19,824	24,574	4,051	1999	06/05
Fort Worth, TX
Stanley Works / Mac Tools (a)	-	1,900	7,624	-	1,900	7,624	9,524	1,579	2004	01/05
Westerville, OH
Stateline Station	17,600	6,500	23,780	(14,998)	3,829	11,453	15,282	986	2003-2004	03/05
Kansas City, MO
Stilesboro Oaks	5,313	2,200	9,426	(45)	2,200	9,381	11,581	2,064	1997	12/04
Acworth, GA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

Stonebridge Plaza	4,278	1,000	5,783	60	1,000	5,843	6,843	1,170	1997	08/05
McKinney, TX
Stony Creek I	8,921	6,735	17,564	(212)	6,735	17,352	24,087	4,711	2003	12/03
Noblesville, IN
Stony Creek II	4,279	1,900	5,106	22	1,900	5,128	7,028	968	2005	11/05
Noblesville, IN
Stop & Shop	7,349	2,650	11,491	6	2,650	11,497	14,147	2,173	Renov: 2005	11/05
Beekman, NY
Target South Center	5,690	2,300	8,760	80	2,300	8,840	11,140	1,677	1999	11/05
Austin, TX
Tim Horton Donut Shop	-	212	30	-	212	30	242	10	2004	11/05
Canandaigua, NY
Tollgate Marketplace	43,633	8,700	61,247	312	8,700	61,559	70,259	14,279	1979/1994	07/04
Bel Air, MD
Town Square Plaza	18,715	9,700	18,264	1,469	9,700	19,733	29,433	3,602	2004	12/05
Pottstown, PA
Towson Circle	12,772	9,050	17,840	1,295	9,050	19,135	28,185	4,391	1998	07/04
Towson, MD
Traveler's Office Building	4,865	650	7,001	822	1,079	7,394	8,473	1,285	2005	01/06
Knoxville, TN
Trenton Crossing	16,951	8,180	19,262	3,065	8,180	22,327	30,507	4,598	2003	02/05
McAllen, TX
University Square	29,965	1,770	48,068	(42,255)	986	6,597	7,583	171	2003	05/05
University Heights, OH
University Town Center	4,659	-	9,557	69	-	9,626	9,626	2,146	2002	11/04
Tuscaloosa, AL
Vail Ranch Plaza	11,263	6,200	16,275	(4)	6,200	16,271	22,471	3,384	2004-2005	04/05
Temecula, CA
The Village at Quail Springs	5,452	3,335	7,766	46	3,335	7,812	11,147	1,677	2003-2004	02/05
Oklahoma City, OK
Village Shoppes at Gainesville	25,148	4,450	36,592	727	4,450	37,319	41,769	7,175	2004	09/05
Gainsville, GA
Village Shoppes at Simonton	3,525	2,200	10,874	(222)	2,200	10,652	12,852	2,522	2004	08/04
Lawrenceville, GA
Walgreens	3,129	450	5,074	-	450	5,074	5,524	1,021	2000	04/05
Northwoods, MO
Walgreens	2,294	550	3,580	-	550	3,580	4,130	754	1999	04/05
West Allis, WI
Wal-Mart Supercenter (a)	-	1,756	10,914	-	1,756	10,914	12,670	2,567	1999	07/04
Blytheville, AR
Walter's Crossing	20,626	14,500	16,914	(4)	14,500	16,910	31,410	2,929	2005	07/06
Tampa, FL
Watauga Pavillion	14,500	5,185	27,504	83	5,185	27,587	32,772	6,706	2003-2004	05/04
Watauga, TX

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2010

(in thousands)

		Initial Cost (A)			Gross amount carried at end of period
			Buildings and	Adjustments	Land and	Buildings and	Total	Accumulated	Date	Date
Property Name	Encumbrance	Land	Improvements	to Basis ( C)	Improvements	Improvements (D)	(B, D)	Depreciation (E)	Constructed	Acquired

West Town Market	5,458	1,170	10,488	(35)	1,170	10,453	11,623	2,104	2004	06/05
Fort Mill, SC
Wickes	5,433	3,200	5,530	(5,227)	3,200	303	3,503	28	2005	10/05
Murrieta, CA
Wilton Square	28,560	8,200	35,538	13	8,200	35,551	43,751	7,060	2000	07/05
Saratoga Springs, NY
Winchester Commons	5,948	4,400	7,471	(29)	4,400	7,442	11,842	1,688	1999	11/04
Memphis, TN
Wrangler	11,300	1,219	16,251	3	1,219	16,254	17,473	3,824	1993	07/04
El Paso, TX
Zurich Towers	74,186	7,900	137,096	13	7,900	137,109	145,009	28,442	1986-1990	11/04
Schaumburg, IL
	$3,367,205	1,366,859	5,036,858	129,991	1,348,538	5,185,170	6,533,708	1,029,360

Development Properties
Bellevue Mall	-	3,056	-	-	3,056	-	3,056	-
Nashville, TN
Green Valley	-	-	-	104	-	104	104	2
Henderson, NV
Lake Mead Crossing	-	17,795	49,924	994	17,795	50,918	68,713	2,864
Henderson, NV
Parkway Towne Crossing	-	5,494	19,607	2,838	5,494	22,445	27,939	2,486
Frisco, TX
Wheatland Towne Crossing	-	272	355	-	272	355	627	57
Dallas, TX
Subtotal Development Properties	-	26,617	69,886	3,936	26,617	73,822	100,439	5,409

Development in Progress	86,768	38,804	48,291	-	38,804	48,291	87,095

Total Investment Properties	3,453,973	1,432,280	5,155,035	133,927	1,413,959	5,307,283	6,721,242	1,034,769

(a) This property is secured as collateral under the Company's line of credit agreement.
(b) A portion of this property is secured as collateral under the Company's line of credit agreement.

Notes:

(A)

The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)	The aggregate cost of real estate owned at December 31, 2010 for Federal income tax purposes was approximately $6,791,738 (unaudited).
(C)	Adjustments to basis include payments received under master lease agreements as well as additional tangible costs associated with the investment properties, including any earnout of tenant space.
(D)	Reconciliation of real estate owned:

	2010	2009	2008
Balance at January 1	$6,969,951	$7,365,167	$7,275,107
Purchase of investment property	58	25,195	215,228
Sale of investment property	(255,764)	(313,062)	-
Property held for sale	-	(41,689)	(54,839)
Provision for asset impairment	(32,318)	(101,543)	(98,915)
Payments received under master leases	(789)	(1,231)	(3,067)
Acquired in-place lease intangibles	45,551	40,868	27,507
Acquired above market lease intangibles	3,171	4,689	5,270
Acquired below market lease intangibles	(8,618)	(8,443)	(1,124)
Balance at December 31	$6,721,242	$6,969,951	$7,365,167

(E)	Reconciliation of accumulated depreciation:

	2010	2009	2008
Balance at January 1	$866,169	$733,661	$547,953
Depreciation expense	212,832	218,029	251,665
Sale of investment property	(22,653)	(35,006)	-
Property held for sale	-	(112)	(6,108)
Provision for asset impairment	(8,071)	(38,553)	(16,765)
Write offs due to early lease termination	(11,568)	(11,850)	(43,084)
Other disposals	(1,940)	-	-
Balance at December 31	$1,034,769	$866,169	$733,661